Exhibit 4.1

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN THE NOTES OR IN ANY SECURITY DOCUMENTS, ANY LIENS AND SECURITY INTERESTS SECURING OBLIGATIONS UNDER THIS INDENTURE, THE NOTES AND THE SECURITY DOCUMENTS, AND THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT THERETO, AND CERTAIN OF THE RIGHTS OF THE HOLDERS ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT IN THE FORM ATTACHED HERETO THAT MAY BE ENTERED INTO AFTER ISSUANCE OF THE NOTES. UPON EXECUTION OF THE INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF, ON THE ONE HAND, THE INTERCREDITOR AGREEMENT AND, ON THE OTHER HAND, THIS INDENTURE, THE NOTES OR ANY SECURITY DOCUMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL. EACH HOLDER, BY ITS ACCEPTANCE OF ANY NOTE, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

CENTRUS ENERGY CORP.

as Issuer

8.0% PIK Toggle Notes due 2019/2024

Guaranteed on a limited, secured basis to the extent described herein by

United States Enrichment Corporation,

as the Note Guarantor

INDENTURE

dated as of September 30, 2014

Delaware Trust Company,

as Trustee and Collateral Agent

i

EXHIBITS

EXHIBIT A	FORM OF NOTE
EXHIBIT B	FORM OF NOTATION OF GUARANTEE
EXHIBIT C	FORM OF JUNIOR PAYMENT SUBORDINATION AGREEMENT (ISSUER)
EXHIBIT D	FORM OF JUNIOR LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT (NOTE GUARANTOR)
EXHIBIT E	FORM OF PLEDGE AND SECURITY AGREEMENT
EXHIBIT F	FORM OF MATURITY DATE EXTENSION NOTICE

v

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)	7.06
(c)	7.06
(d)	7.06
314(a)	4.03; 4.04; 13.05
(b)	10.03
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	10.05
(e)	13.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316(a), (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	9.02
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04

Trust Indenture Act Section	Indenture Section
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

INDENTURE, dated as of September 30, 2014, among Centrus Energy Corp., a Delaware corporation (the “Issuer”), United States Enrichment Corporation, a Delaware corporation (the “Note Guarantor”), and Delaware Trust Company, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware, as Trustee and Collateral Agent (each as defined below).

The Issuer, the Note Guarantor and the Trustee (as defined herein) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Issuer’s 8.0% PIK Toggle Notes due 2019/2024.

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“ACP” means American Centrifuge Holdings, LLC, a Delaware limited liability company, and any of its future direct and indirect subsidiaries, and any of its or their successors or assigns.

“ACP Termination” means a decision by the Issuer (as reflected in a public announcement or a decision by its Board of Directors) to abandon or terminate all activities under the American Centrifuge Project or to permanently wind down, demobilize or suspend all such activities.

“Acquired Debt” means Indebtedness of a Person existing at the time such Person is merged with or into the Note Guarantor, other than Indebtedness incurred in connection with, or in contemplation of, such Person merging with or into the Note Guarantor.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of ten percent (10%) or more of the voting securities of such Person.

“Agent” means any Registrar, Paying Agent or co-registrar.

“American Centrifuge Project” means the design, manufacture, construction, development, start-up, completion, operation, financing, maintenance or improvement of U.S. non-gaseous diffusion uranium enrichment technology and related infrastructure, assets and properties.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Bankruptcy Code” means title 11, U.S. Code, as amended from time to time, and any successor statute, or if the context so requires, any similar Federal or state law for the relief of debtors.

“beneficial owner” has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (ii) with respect to a limited liability company, any and all membership interests, and (iii) with respect to any other Person, any and all partnership, joint venture or other Equity Interests of such Person, but, in each case of clauses (i), (ii) and (iii), excluding any debt securities convertible into Capital Stock.

“Change of Control” means

(1) the sale, transfer or other conveyance, whether direct or indirect (other than by way of merger or consolidation), of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person (including any “person” (as such term is used in Section 13(d)(3) of the Exchange Act, whether or not applicable)), in one transaction or a series of related transactions;

(2) the consummation of any transaction (other than by way of merger or consolidation) the result of which is that any Person (including any “person” (as defined above)) is or becomes the “beneficial owner,” directly or indirectly, of more than fifty percent (50%) of the total voting power in the aggregate of the Voting Stock of the Issuer; or

(3) the consummation of any transaction pursuant to which the Issuer consolidates with, or merges with or into, any Person or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Issuer outstanding immediately prior to such transaction constitutes or is converted into or exchanged for, a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction);

provided that, an event that would otherwise be a Change of Control shall not be considered such if it results from (a) any issuance of Equity Interests intended to support the American Centrifuge Project or another next generation enrichment technology or (b) any sale of the Issuer to, or merger or consolidation of the Issuer with, any Person for the purpose of continuing to pursue (1) the American Centrifuge Project for commercial purposes or (2) another next generation enrichment technology.

“Claim” means (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or direct, indirect or evidenced by a guarantee or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

“Collateral” means any assets of the Note Guarantor defined as “Collateral” in any of the Security Documents and assets from time to time on which a Lien exists as security for any of the Secured Obligations hereunder or under the Security Documents.

“Collateral Agent” means Delaware Trust Company, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware, in its capacity as Collateral Agent under the Security Documents, or any successor thereto.

“Commission” means the Securities and Exchange Commission and any successor thereto.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as the Trustee may specify by notice to the Issuer.

“Credit Agreement” means (a) that certain credit facility (which credit facility may consist of multiple sub-facilities), to be entered into on or after the Issue Date, among (i) one or more of the Issuer, the Note Guarantor and certain of their respective subsidiaries that are signatories thereto from time to time, if any, (ii) the lenders that are signatories thereto (which lenders may differ among the sub-facilities thereof) from time to time and (iii) the Credit Facility Agent (including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith), providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of notes and (b) any amendment, restatement, modification, supplement, renewal, refunding, refinancing or replacement thereof in whole or in part from time to time (including any increase in principal amount whether or not with the same lenders, trustee or agents). For the avoidance of doubt, the Exit Facility Note shall not constitute a Credit Agreement.

“Credit Facility Agent” means that certain agent, in its capacity as arranger and administrative agent under the Credit Agreement or any replacement or successor agent under the Credit Agreement.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Code.

“Default” means any event that is, or after notice or the passage of time or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests or Increases/Decreases in the Global Note” attached thereto.

“Depositary” means the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes issuable in global form, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, “Depositary” shall mean or include such successor.

“Designated Senior Claims” means all Obligations of, and all Claims against, the Note Guarantor (i) under the Credit Agreement, (ii) held by or for the benefit of the PBGC pursuant to any settlement of any actual or alleged ERISA Section 4062(e) event occurring (or alleged to have occurred) before or after the Issue Date, (iii) held by any party with respect to any Equity Investment or any commitment to make any such Equity Investment of the Issuer, in each case, made after the Issue Date with respect to the financing of the American Centrifuge Project, (iv) held by or for the benefit of the U.S. Department of Energy, export credit agencies or any other lenders or insurers providing financing or government support of the American Centrifuge Project and (v) held by the United States government.

“Dip Credit Facility” means that certain Debtor-in-Possession Credit Agreement dated as of March 6, 2014 between the Issuer, as borrower, and the Note Guarantor, as lender, as amended, modified or supplemented.

“Discharge” means, except to the extent otherwise provided in Section 3.21 of the Note Subordination Agreement (in the case of Issuer Senior Debt) or in Section 5.8 of the Intercreditor Agreement (in the case of Designated Senior Claims), with respect to any Issuer Senior Debt or any Designated Senior Claim, that each of the following has occurred:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any filing or proceeding under the Bankruptcy Code, whether or not such interest would be allowed in such proceeding) on all Indebtedness outstanding under the applicable documents governing or evidencing such Issuer Senior Debt or Designated Senior Claim;

(b) payment in full in cash of all other obligations under the applicable documents governing or evidencing such Issuer Senior Debt or Designated Senior Claim that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(c) termination or expiration of all commitments, if any, to extend credit that would constitute Issuer Senior Debt or a Designated Senior Claim (as the case may be) and;

(d) termination or cash collateralization (in an amount and manner reasonably satisfactory to the applicable letter of credit issuer, but in no event in an amount greater than 105% of the aggregate undrawn face amount), or the making of other arrangements satisfactory to the applicable letter of credit issuer of all letters of credit issued under the applicable documents governing or evidencing such Issuer Senior Debt or Designated Senior Claim.

The term “Discharged” has a corresponding meaning but neither “Discharge” nor “Discharged” shall apply to any use in the Indenture to the term “discharge” (or any of its corresponding forms) that is not capitalized.

“Disqualified Capital Stock” means any Equity Interest that (i) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to such Maturity Date, or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities.

“DTC” means The Depository Trust Company.

“Equity Interests” means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Investment” in any Person means any capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of any Equity Interests issued by, such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exit Facility Note” means that certain Second Amended and Restated Demand Note dated as of the Issue Date between the Issuer and the Note Guarantor, as the same may be amended, modified or supplemented.

“Extended Maturity Date” means the date that is ten years from the Issue Date.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Issuer (unless otherwise provided in this Indenture).

“Funding Condition” means the initial draw or other initial funding, in each case of a material amount, under binding agreements providing for (i) the funding of the construction of the American Centrifuge Project in an aggregate amount of not less than $1.5 billion supported by the U.S. Department of Energy loan guarantee program or such other government support or government funding or (ii) the implementation and deployment of a National Security Train Program utilizing American Centrifuge technology with an expected total program cost to be funded by the government of not less than $750 million.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the Commission, as in effect on the date of this Indenture.

“Global Note Legend” means the legend set forth in Section 2.01(c) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests or Increases/Decreases in the Global Note” attached thereto, issued in accordance with Sections 2.01, 2.06 and 2.13 hereof.

“Government Securities” means (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that, (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

“Governmental Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

“guaranty” or “guarantee,” used as a noun, means any guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other Obligation; “guarantee,” used as a verb, has a correlative meaning.

“Hedging Obligations” means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency rates or commodity prices.

“Holder” means the Person in whose name a Note is registered in the register of the Notes.

“Indebtedness” of any Person means (without duplication) (i) all liabilities and obligations, contingent or otherwise, of such Person (A) in respect of borrowed money (regardless of whether the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by bonds, debentures, notes or other similar instruments, (C) representing the deferred purchase price of property or services (other than trade payables on customary terms incurred in the ordinary course of business), (D) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (E) representing Capital Lease Obligations, (F) under bankers’ acceptance and letter of credit facilities, (G) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Capital Stock, or (H) net obligations in respect of Hedging Obligations; (ii) all Indebtedness of others that is guaranteed by such Person; and (iii) all Indebtedness of others that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided that, the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (x) the Fair Market Value of such property at the time of determination and (y) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term Indebtedness shall not include obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that, such obligation is extinguished within two (2) Business Days of its incurrence. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness. The term “Indebtedness” shall not include (1) trade payables or other accrued liabilities incurred in the ordinary course of business or pursuant to an operational wind-down of a business of the Note Guarantor and payable in accordance with customary practices, (2) deferred tax obligations, (3) minority interest, (4) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business or pursuant to an operational wind-down of a business of the Note Guarantor and (5) obligations of the Issuer or any Subsidiary pursuant to contracts for, or options, puts or other arrangements relating to, the advance, loan, lease, purchase, sale or transfer of raw materials, inputs, inventory (including depleted, natural and enriched uranium and separative work units) or equipment, entered into in the ordinary course of business or pursuant to an operational wind-down of a business of the Note Guarantor. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness or Disqualified Capital Stock, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of this Indenture.

“Indenture” means this Indenture as amended or supplemented from time to time and, for the avoidance of doubt, shall include the Guarantee set forth in Article 11 of this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Interest Period” means the period commencing on the Issue Date and running to (but not including) March 31, 2015.

“Initial Maturity Date” means the date that is five years from the Issue Date.

“Initial Notes” means the $240,380,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Intercreditor Agreement” means that certain Junior Lien Subordination and Intercreditor Agreement among the Trustee, Collateral Agent and one or more Representatives of holders of Designated Senior Claims and acknowledged and agreed to by the Note Guarantor, substantially in the form attached hereto as Exhibit D, entered into on or after the Issue Date in accordance with Section 7.01(g) hereof, as amended, modified, restated, supplemented from time to time.

“Issue Date” means September 30, 2014.

“Issuer” has the meaning ascribed to it in the introductory paragraph of this Indenture together with all successors thereto.

“Issuer Order” means a written request or order signed in the name of the Issuer by the President, the Chief Executive Officer, the Chief Financial Officer, a Senior Vice President or the Treasurer of the Issuer.

“Issuer Senior Debt” means:

(1) all Indebtedness of the Issuer outstanding under the Credit Agreement and all Obligations of the Issuer with respect thereto;

(2) all Obligations of, and all Claims against, the Issuer under any Equity Investment, or any commitment to make any such Equity Investment, with respect to the American Centrifuge Project, in each case made after the Issue Date;

(3) all Obligations of, and Claims with respect to, the Issuer under any arrangement with the U.S. Department of Energy, any export credit agencies or other lenders or insurers providing financing or government support of the American Centrifuge Project; and

(4) all Indebtedness of the Issuer to the Note Guarantor issued or incurred on or after the Issue Date and all Obligations with respect thereto, including, but not limited to, any draw under the Exit Facility Note on or after the Issue Date to repay Obligations due and owing under the DIP Credit Facility, but, for the avoidance of doubt, excluding the balance as of March 5, 2014 under any predecessor to the Exit Facility Note.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date in a place of payment is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Maturity Date” means the Initial Maturity Date, or, if a Maturity Date Extension Notice has been delivered to the Trustee, the Extended Maturity Date.

“Maturity Date Extension Notice” means a notice substantially in the form attached hereto as Exhibit F which states that (A) the Funding Condition has been satisfied (describing in reasonable detail the binding agreement that has satisfied such Funding Condition) and (B) as a result of satisfying the Funding Condition, the Maturity Date of the Notes shall be the Extended Maturity Date.

“National Security Train Program” means the design, manufacture, construction, development, start-up, completion, operation, financing, maintenance or improvement of a uranium enrichment facility suitable for producing enriched uranium for United States national security purposes utilizing non-gaseous diffusion uranium enrichment technology and related infrastructure, assets and properties.

“Note Guarantor” has the meaning ascribed to it in the introductory paragraph of this Indenture.

“Note Subordination Agreement” means that certain Junior Payment Subordination Agreement among the Trustee and one or more Representatives of holders of Issuer Senior Debt and acknowledged and agreed to by the Issuer, substantially in the form attached hereto as Exhibit C, entered into on or after the Issue Date in accordance with Section 7.01(g) hereof, as amended, modified, restated and supplemented from time to time.

“Notes” means any Notes authenticated and delivered under this Indenture. The Initial Notes and the PIK Notes (or any increase in the principal amount of a Global Note) shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and the PIK Notes (or any increase in the principal amount of a Global Note). For purposes of this Indenture, all references to “principal amount” of the Notes shall include any PIK Notes issued in respect thereof (and any increase in the principal amount of the Notes) as a result of the payment of PIK Interest.

“Obligation” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalty, fee, indemnification, reimbursement, damage and other obligation and liability payable under the documentation governing any liability.

“Officers” means the President, the Chief Executive Officer, the Chief Operating Officer, Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary, any Assistant Secretary, any Vice President of such Person or any other senior executive officer of such Person designated by the Board of Directors of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer or the Note Guarantor, as applicable, by two Officers of such Person, one of whom must be the President, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, Controller or a Senior Vice President.

“Opinion of Counsel” means an opinion from legal counsel. Such counsel may be an employee of or counsel to the Issuer or any Subsidiary.

“Outstanding Government Claim” means a Claim within the meaning of clause (v) of the definition of Designated Senior Claims that is past due and unpaid.

“Paducah Facility” means the gaseous diffusion enrichment facility operated by the Note Guarantor in Paducah, Kentucky.

“Paducah Transition” means an orderly shutdown of operations at the Paducah Facility or the return of all or a portion of the Paducah Facility to the U.S. Department of Energy (including any steps taken towards implementation of such a shutdown and any steps to transition the Paducah Facility to the U.S. Department of Energy or its contractor) in accordance with the Issuer’s agreements with the DOE and applicable law.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Liens” means:

(1) Liens arising by reason of any judgment, decree or order of any court that does not constitute an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings;

(2) security for (including deposits to secure) the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business (including any financial assurances under any contract entered into in connection therewith or to support purchases by a third party on behalf of the Issuer, the Note Guarantor, ACP or any other Subsidiary of the Issuer), or letters of credit or guarantees issued in respect thereof;

(3) Liens for taxes, assessments or other governmental charges or levies not yet due or that are being contested in good faith and in compliance with Section 4.05 herein;

(4) Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law in the ordinary course of business and Liens on deposits made to obtain the release of such Liens if (a) the underlying obligations are not overdue for a period of more than thirty (30) days or (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Issuer in accordance with GAAP;

(5) Liens arising by virtue of any contractual, statutory, or common law provision relating to bankers’ liens, rights of setoff, or similar rights and remedies regarding deposit accounts or other funds maintained with a creditor depository institution;

(6) easements, rights of way, zoning and similar restrictions, covenants, conditions and restrictions and other encumbrances or title defects now existing or incurred in the ordinary course of business, consistent with industry practices that do not in any case materially detract from the value of the property subject thereto (as such property is used by the Note Guarantor) or interfere with the ordinary conduct of the business of the Note Guarantor; provided that, such Liens do not secure any monetary obligations;

(7) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws or regulations or letters of credit or guarantees issued in respect thereof;

(8) Liens securing Indebtedness incurred to refinance Indebtedness secured by Liens permitted pursuant to clause (15) below, provided, (a) such Liens do not extend to any additional property or asset or, if such Liens do extend to additional property or assets, then under the written agreements pursuant to which the original Lien arose, such additional property or assets could secure the original Indebtedness (plus improvements and accessions to, such property or assets or proceeds or distributions thereof); and (b) if the Liens securing the Indebtedness being refinanced were subordinated to or pari passu with the Liens securing the Notes, such new Liens are subordinated to or pari passu with such Liens to the same extent;

(9) Liens that secure Acquired Debt; provided that, such Liens do not extend to or cover any property or assets other than those of the Person being acquired and were not put in place in anticipation of such acquisition;

(10) defects and irregularities in title to any property, including those matters shown as exceptions to title on the title policies for such property, that do not in any case materially detract from the value of the property (as such property is used by the Note Guarantor) or interfere with the ordinary conduct of the business of the Note Guarantor;

(11) Liens securing the Secured Obligations;

(12) Senior Priority Liens;

(13) leases or subleases granted in the ordinary course of business not materially interfering with the conduct of the business of the Note Guarantor and rights of third parties to property of such parties advanced, leased or loaned, or of consignors to property consigned to the Note Guarantor in the ordinary course of business;

(14) Liens evidenced by precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Note Guarantor in the ordinary course of business;

(15) Liens existing on the Issue Date;

(16) Liens on property existing at the time of acquisition of the property by the Note Guarantor; provided that, such Liens were not incurred in contemplation of such acquisition or such Liens do not extend to or cover any property or assets other than those being acquired or developed;

(17) Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods so long as such Liens attach only to the imported goods and are incurred in the ordinary course of business;

(18) Liens or retention of title in favor of vendors of goods or services securing the payment of all or part of the purchase price or other consideration therefor so long as such Liens attach only to the purchased goods or the goods on which services are performed or resulting from such services, and are incurred in the ordinary course of business;

(19) inchoate liens incident to transportation, construction on or maintenance of property; or liens incident to transportation, construction on or maintenance of property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such liens, no such property is subject to a material impending risk of loss or forfeiture;

(20) rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, permit or use of any property or the performance of any activity;

(21) covenants, conditions, and restrictions affecting the use of property which in the aggregate do not materially impair the fair market value or use of the property for the purposes for which it is or may reasonably be expected to be held;

(22) other non-consensual Liens incurred in the ordinary course of business but not in connection with the incurrence of any Indebtedness, which do not in the aggregate, when taken together with all other liens, materially impair the fair market value or use of the property for the purposes for which it is or may reasonably be expected to be held;

(23) Liens in favor of customers, processors or vendors on advances or deposits (including, but not limited to, of raw materials or inventory) provided by such customers, processors or vendors to or on behalf of the Note Guarantor in the ordinary course of business or pursuant to an operational wind-down of a business of the Note Guarantor, which liens secure the repayment of such advances or deposits;

(24) Liens to secure escrow arrangements incurred in the ordinary course of business; and

(25) Liens not otherwise covered by clauses (1) through (24) above that secure Indebtedness or otherwise in an amount not to exceed $10 million.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“RD&D Program” means (a) the American Centrifuge Cascade Demonstration Test Program (the “Demonstration Test Program”) funded pursuant to that certain Cooperative Agreement among the U.S. Department of Energy, the Issuer and American Centrifuge Demonstration, LLC, dated June 12, 2012, as the same may be amended or supplemented from time to time and (b) any successor program to the Demonstration Test Program however this program may be funded.

“Representative” means the trustee, agent or representative (if any) for any Designated Senior Claims; provided that (i) for purposes of holders of Claims contemplated by clause (v) of the definition of “Designated Senior Claims,” the Note Guarantor shall act as the Representative of such holders; and (ii) in all other cases, if, and for so long as, such Designated Senior Claim lacks such a Representative, then the Representative for such Designated Senior Claim shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Designated Senior Claims or its or their designee.

“Responsible Officer” means when used with respect to the Trustee, any officer or authorized signatory within the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means that certain Pledge and Security Agreement to encumber the Collateral, in favor of the Collateral Agent, for the ratable benefit of the Trustee and the Holders of the Notes, substantially in the form attached hereto as Exhibit D, as the same may be amended in accordance with the terms thereof and this Indenture.

“Security Documents” means, collectively, the Security Agreement and any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the Collateral Agent in the Collateral but excluding the Intercreditor Agreement.

“Senior Priority Liens” means all Liens that secure the Designated Senior Claims.

“Subordinated Liens” means all Liens securing the Secured Obligations.

“subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity (including a limited liability company) of which more than fifty percent (50%) of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (ii) any partnership in which such Person or any of its subsidiaries is a general partner.

“Subsidiary” means any subsidiary of the Issuer.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the Issue Date.

“transfer” means, with respect to any asset, any direct or indirect sale, assignment, transfer, lease, loan, advance, conveyance, or other disposition (including, without limitation, by way of merger or consolidation).

“Trustee” means Delaware Trust Company, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Government Obligations” means direct obligations of the United States of America, or any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged.

“Unconditional Interest Claim” means Obligations representing, without duplication, (i) the due and punctual payment of (A) the principal and premium, if any, of those Notes issued as a result of the payment of PIK Interest either in the form of PIK Notes or as an increase in the principal amount of a Global Note and excluding the Initial Notes, and (B) unpaid interest on the Notes at the applicable interest rate on the Notes of eight percent (8.0%) per annum through, but not including, the Unconditional Interest Termination Date and (ii) notwithstanding anything contained in Section 4.01 hereof to the contrary, the due and punctual payment of unpaid interest on the overdue principal and premium, if any, of and interest on the Notes at the applicable interest rate on the Notes of eight percent (8.0%) per annum through, but not including, the Unconditional Interest Termination Date.

“Unconditional Interest Guarantee” means that portion of the Guarantee representing only the unconditional guarantee to each Holder and the Trustee irrespective of the validity or enforceability of the Indenture, the Notes or the Obligations of the Issuer hereunder or thereunder of any and all Unconditional Interest Claims.

“Unconditional Interest Termination Date” means the date that is the earlier of (i) the occurrence of any event referred to in Section 6.01(h)(1) through (4) or Section 6.01(i) hereof with respect to the Note Guarantor and (ii) the Maturity Date of the Notes.

“Voting Stock” means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the Board of Directors, managers or trustees of such Person (regardless of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

Section 1.02 Other Definitions.

Term	Defined in Section
“Authentication Order”	2.06
“Change of Control Offer”	4.09
“Change of Control Payment”	4.09
“Change of Control Payment Date”	4.09
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Guarantee”	11.01
“Initial PIK Election”	4.01
“Legal Defeasance”	8.02
“Notes Payment Blockage Notice”	2.17
“Payment Blockage Notice”	11.10
“Paying Agent”	2.03
“PIK Interest”	2.01
“PIK Notes”	2.01
“PIK Notice”	4.01
“PIK Payment”	2.01
“Registrar”	2.03
“Secured Obligations”	10.01
“Security Document Order”	10.02
“Tax Issue Price”	10.02
“Tax Reporting Determination”	13.16
“Tax Reporting Determination Notice”	13.16
“Tax Reporting Rules”	13.16
“Termination Event”	10.04

Section 1.03 Incorporation By Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA term used in this Indenture has the following meaning:

“obligor” on the Notes means the Issuer, the Note Guarantor and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) the words “includes” or “including” shall mean “including, but not limited to”;

(7) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision, and the terms “Article,” “Section,” and “Exhibit,” unless otherwise specified or indicated by the context in which used, mean the corresponding article or section of, or the corresponding exhibit to, this Indenture;

(8) references to agreements and other instruments include subsequent amendments, supplements and waivers to such agreements or instruments but only to the extent not prohibited by this Indenture; and

(9) references to “ordinary course of business”, when such term is used in reference to the business of the Note Guarantor, includes, without limitation, any operational wind down of a business of the Note Guarantor.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating; Terms.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes shall mature, and all amounts due and payable hereunder shall be paid, on the Initial Maturity Date, unless the Issuer shall have delivered to the Trustee a Maturity Date Extension Notice pursuant to Section 4.01 below, in which event the Notes shall mature, and all amounts due and payable hereunder shall be paid, on the Extended Maturity Date.

The Notes may have notations, legends or endorsements required by usage or law, stock exchange rule or agreements to which the Issuer is subject. Each Note shall be dated the date of its authentication. Subject to the issuance of additional Definitive Notes (the “PIK Notes”) or the increase in the principal amount of a Global Note in order to evidence payment-in-kind interest (“PIK Interest”) (which PIK Notes or increased principal amount of a Global Note shall be in denominations of $1.00 or any integral multiple of $1.00 in excess thereof), the Notes shall be issued in denominations of $1.00 and integral multiples of $1.00 in excess thereof. On any interest payment date on which the Issuer pays PIK Interest (a “PIK Payment”) with respect to a Global Note, the Trustee, or the Custodian at the written direction of the Trustee, shall increase the principal amount of such Global Note by an amount equal to the PIK Interest payable, rounded down to the nearest whole dollar, for the relevant interest period on the principal amount of such Global Note, to the credit of the Holders on the relevant record date and an adjustment shall be made on the books and records of the Trustee with respect to such Global Note to reflect such increase. With respect to any interest payment date on which the Issuer makes a PIK Payment with respect to a Definitive Note, the Issuer shall deliver to the Trustee to be received no later than five (5) Business Days prior to such interest payment date executed PIK Notes sufficient to make such PIK Payment rounded down to the nearest whole dollar, for the relevant interest period on the principal amount of such Definitive Note together with an Authentication Order. For purposes of this Indenture, all references to “principal amount” of the Notes shall include any increase in the principal amount of the Notes as a result of a PIK Payment or delivery of PIK Notes.

Each Global Note shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon; provided that, the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof or, in the case of an increase resulting from the payment of PIK Interest, in accordance with the provisions hereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Note Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(a) Issuance of Global Notes. The Notes shall be issued in the form of a Global Note (in the form of Exhibit A hereto, (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests or Increases/Decreases in the Global Note” attached thereto), which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of the Depositary or the nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, to the extent such Notes at that time are DTC-eligible securities. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided. The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes.

(b) Global Notes in General. Each Global Note shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect the payment of PIK Interest, exchanges, redemptions and conversions.

(c) Book-Entry Provisions. The Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order and in accordance with this Section 2.01(c) and Section 2.02 hereof, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear the legend substantially to the following effect:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(d) Definitive Notes. Notes not issued as interests in the Global Notes will be issued in definitive form substantially in the form of Exhibit A attached hereto, and in accordance with the applicable requirements of the Global Notes but without the Global Note legend thereon and without the “Schedule of Exchanges of Interests or Increases/Decreases in the Global Note” attached thereto.

Section 2.02 Execution and Authentication.

At least one Officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

A Note signed by the Issuer in accordance with this Section 2.02 shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee’s certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A attached hereto.

The Trustee shall, (a) upon receipt of an Issuer Order, requesting authentication pursuant to Section 2.02 hereof (an “Authentication Order”), authenticate (i) for original issue on the Issue Date Notes in an aggregate principal amount of $240,380,000 and (ii) PIK Notes, that may be validly issued under this Indenture, and (b) upon receipt of an Issuer Order, increase the principal amount of any Global Note as a result of a PIK Payment, which such amount shall be communicated to the Trustee. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Issuer shall be responsible for making all calculations and determinations with respect to accrued interest payable, including with respect to any PIK Notes or the increase of principal amount of any Global Note as a result of a PIK Payment contemplated hereby. The Issuer shall make all such calculations and determinations in good faith and, absent manifest error, the Issuer’s calculations shall be final and binding on Holders. Upon written request, the Issuer shall promptly provide a schedule of its calculations to the Trustee.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authenticating by the Trustee includes authenticating by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

The Issuer, the Trustee and any agent of the Issuer or the Trustee shall treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions of this Indenture and the Notes with respect to record dates) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.03 Registrar, Paying Agent and Depositary.

The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment (“Paying Agent”). The Issuer initially appoints the Trustee as Registrar and Paying Agent for which it is entitled to appropriate compensation. The Registrar shall keep a register of the Notes and of their transfer and exchange.

The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer shall notify the Trustee in writing of the name and address of each such agent or registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as

Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of Article 3 and Article 8 and Section 4.09, neither the Issuer nor any of its Subsidiaries shall act as Paying Agent.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.

The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes. The Trustee shall act as custodian for the Depositary with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes and shall notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Paying Agent shall be required to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Issuer or a Subsidiary acts as Paying Agent (subject to Section 2.03 hereof), it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization related to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of Notes held by each such Holder, and the Issuer shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange of Global Notes.

(a) A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1) the Issuer delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such written notice from the Depositary;

(2) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in clause (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 and Section 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 2.06(b) and (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(a) both:

(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(b) both:

(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in subparagraph (1) above.

(c) Additional Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Original Issue Discount Legend. Each Note will bear a legend in substantially the following form:

“THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE ISSUER AT CENTRUS ENERGY CORP., TWO DEMOCRACY CENTER, 6903 ROCKLEDGE DRIVE, BETHESDA, MARYLAND 20817, ATTENTION: CHIEF FINANCIAL OFFICER, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OR, IF APPLICABLE, THE YIELD TO MATURITY OF THE NOTE.”

(2) General Legend. Each Note will bear a legend in substantially the following form:

“ANYTHING HEREIN OR IN THE INDENTURE TO THE CONTRARY NOTWITHSTANDING, THE LIENS AND SECURITY INTERESTS SECURING THE OBLIGATIONS EVIDENCED BY THIS NOTE, ANY OTHER NOTE, THE INDENTURE OR ANY RELATED SECURITY DOCUMENT, THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT THERETO, AND CERTAIN OF THE RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE INDENTURE). IN THE EVENT OF ANY CONFLICT BETWEEN, ON THE ONE HAND, THE TERMS OF THE INTERCREDITOR AGREEMENT AND, ON THE OTHER HAND, THIS NOTE, THE INDENTURE OR ANY SECURITY DOCUMENT RELATED THERETO, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL. EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.”

(d) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee upon written notice to the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee upon written notice to the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(e) Other. The following provisions shall also apply to transfers and exchanges of the Notes:

(1) To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.05 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Issuer will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business fifteen (15) days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee each receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements for replacements of Notes are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Issuer to protect the Issuer, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer or the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is an obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07 hereof, the replaced Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided, however, Notes held by the Trustee shall not be deemed to be outstanding for purposes of Section 3.07 hereof.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, in its capacity as Paying Agent, on a redemption date or Maturity Date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Affiliate of the Issuer shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be considered as not outstanding.

Section 2.10 Temporary Notes.

Pending the preparation of Definitive Notes, the Issuer (and the Note Guarantor) may execute, and upon receipt of an Authentication Order the Trustee shall, within a reasonable time period, authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer (and the Note Guarantor) shall cause Definitive Notes to be prepared without unreasonable delay. The Definitive Notes shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any principal national securities exchange, if any, on which the Notes are listed, all as determined by the Officers executing such Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Issuer for such purpose pursuant to Section 4.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer (and the Note Guarantor) shall execute, and the Trustee shall authenticate and deliver, within a reasonable time period, in exchange therefor the same aggregate principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.11 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, redemption, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, redemption, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act and the Trustee). Certification of confirmation of the cancellation of all cancelled Notes shall be delivered to the Issuer upon its written request therefor. The Issuer may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in its customary manner.

Section 2.12 Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall fix or cause to be fixed each such special record date and payment date. At least fifteen (15) days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee, in the name of and at the expense of the Issuer) shall mail to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 Deposit of Moneys.

Subject to Section 3.05 hereof, prior to 11:00 a.m. (New York City time) on each date on which the principal of, premium, if any, and interest on the Notes are due, the Issuer shall deposit with the Trustee or Paying Agent in immediately available funds, money sufficient to make cash payments, if any, due on such date in a timely manner that permits the Trustee or the Paying Agent to remit payment to the Holders on such date.

Section 2.14 CUSIP Numbers.

The Issuer may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that, any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.15 Agreement to Subordinate the Notes.

The Issuer agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 2, to the prior payment in full of all Issuer Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of and enforceable by holders of Issuer Senior Debt. The Indebtedness evidenced by the Notes shall in all respects rank pari passu in right of payment with all existing and future unsubordinated Indebtedness of the Issuer (other than Issuer Senior Debt) and will be senior in right of payment to all existing and future subordinated Indebtedness of the Issuer; and only Indebtedness that is Issuer Senior Debt shall rank senior to the Indebtedness evidenced by the Notes in accordance with the provisions set forth herein. All provisions of this Article 2 shall be subject to Section 2.25 hereof.

Section 2.16 Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution of the assets of the Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership of or similar proceeding relating to the Issuer or its property, in an assignment for the benefit of creditors or in any marshaling of the Issuer’s assets and liabilities:

(1) holders of Issuer Senior Debt shall be entitled to receive payment in full in cash of such Issuer Senior Debt (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Issuer Senior Debt, whether or not a claim for such interest would be allowed) before the Holders of Notes shall be entitled to receive any payment with respect to the Notes; and

(2) until all Obligations with respect to the Issuer Senior Debt (as provided in clause (1) above) are paid in full in cash, any payment or distribution to which Holders of Notes would be entitled but for this Article 2 shall be made to holders of Issuer Senior Debt as their interests may appear.

Section 2.17 Default on Issuer Senior Debt.

(a) The Issuer may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property until all principal and other Obligations with respect to the Issuer Senior Debt have been paid in full if:

(1) a payment default on Issuer Senior Debt occurs and is continuing; or

(2) any other default occurs and is continuing on any Issuer Senior Debt that permits the holders of such Issuer Senior Debt to accelerate its maturity, or otherwise demand its payment, and the Trustee receives a notice of such default (a “Notes Payment Blockage Notice”) from the Issuer or the holders of such Issuer Senior Debt.

(b) The Issuer may and will resume payments or any distributions in respect of the Notes and may acquire them upon the earlier of:

(1) in the case of a payment default with respect to any Issuer Senior Debt, the date upon which such default is cured or waived, and

(2) in the case of a nonpayment default with respect to any Issuer Senior Debt, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Notes Payment Blockage Notice is received, unless in the case of this clause (2), the maturity of any Issuer Senior Debt has been accelerated or demand for payment of such Issuer Senior Debt made, and such acceleration or demand for payment has not been waived or cancelled, if this Article 2 otherwise permits such payment, distribution or acquisition at the time of such payment, distribution or acquisition.

Section 2.18 Demand for Payment.

If payment of the Notes is accelerated because of an Event of Default, the Issuer or the Trustee will promptly notify holders of the Issuer Senior Debt, of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article 2. If any Issuer Senior Debt is outstanding, the Issuer may not make a payment of the Notes until ten (10) Business Days after holders of such Issuer Senior Debt receive notice of such acceleration and, thereafter, may make a payment of any Obligations with respect to the Notes only if this Indenture and Federal law otherwise permits payment at that time.

Section 2.19 When Distribution Must Be Paid Over.

In the event that the Trustee or any Holder of the Notes receives any payment of, or any distributions with respect to, any Obligations with respect to the Notes at a time when the payment is prohibited by Section 2.17 hereof and the Trustee or the Holder, as applicable, has actual knowledge that the payment is prohibited by Section 2.17 hereof, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered upon written request to, holders of Issuer Senior Debt as their interests may appear under the agreement, indenture or other document (if any) pursuant to which any Issuer Senior Debt may have been issued or incurred, for application to the payment of all Obligations with respect to Issuer Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Issuer Senior Debt.

Section 2.20 Subrogation.

After all Issuer Senior Debt has been Discharged and until the Notes are paid in full, Holders of Notes will be subrogated to the rights of the holders of Issuer Senior Debt to receive distributions applicable to such Issuer Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of such Issuer Senior Debt. A distribution made under this Article 2 to the holders of Issuer Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Issuer and Holders, a payment by the Issuer on the Notes.

Section 2.21 Relative Rights.

This Article 2 defines the relative rights of Holders of Notes and holders of Issuer Senior Debt. Nothing in this Indenture will:

(1) impair, as between the Issuer and Holders of Notes, the obligation of the Issuer, which is absolute and unconditional, to pay principal of, premium on, if any, and interest, if any, on, the Notes in accordance with their terms;

(2) affect the relative rights of Holders of Notes and creditors of the Issuer other than their rights in relation to holders of Issuer Senior Debt; or

(3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Issuer Senior Debt to receive distributions and payments otherwise payable to Holders of Notes and such other rights of holders of Issuer Senior Debt as set forth herein.

Section 2.22 Subordination May Not Be Impaired by the Issuer.

No right of the holders of Issuer Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Issuer or any Holder or by the failure of the Issuer or any Holder to comply with this Indenture.

Section 2.23 Rights of Trustee and Paying Agent.

(a) Notwithstanding the provisions of this Article 2 or any other provision of this Indenture, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee has received at its Corporate Trust Office at least three (3) Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 2. Only the Issuer or holders of Issuer Senior Debt may give the notice. Nothing in this Article 2 will impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

(b) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes.

All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.24 Article 2 Not to Prevent Events of Default or Limit Right to Demand Payment.

The failure of the Issuer to make a payment on the Notes by reason of any provision in this Article 2 shall not be construed as preventing the occurrence of a Default by the Issuer. Nothing in this Article 2 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on the Notes pursuant to this Article 2.

Section 2.25 Trust Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to Article 8 or Article 12 hereof shall not be subordinated to the prior payment of any Issuer Senior Debt or subject to the restrictions set forth in this Article 2, and none of the Holders shall be obligated to pay over any such amount to the Issuer or holders of Issuer Senior Debt or any other creditor of the Issuer, provided that, the subordination provisions of this Article 2 were not violated at the time the applicable amounts were deposited in trust pursuant to Article 8 or Article 12 hereof, as the case may be.

Section 2.26 Trustee Entitled to Rely.

Upon any payment or distribution of assets of the Issuer referred to in this Article 2, the Trustee and the Holders of Notes will be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 2.26 hereof are pending or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Issuer Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 2. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of the holders of Issuer Senior Debt to participate in any payment or distribution pursuant to this Article 2, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Issuer Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 2 and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section 7.01 and Section 7.02 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 2.

Section 2.27 Trustee to Effectuate Subordination.

Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and expressly directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 2, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes.

Section 2.28 Trustee Not Fiduciary for Holders of Issuer Senior Debt.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Issuer Senior Debt and shall not be liable to any such holder if it shall mistakenly pay over or distribute to or on behalf of Holders or any other Person, money or assets to which holders of Issuer Senior Debt shall be entitled by virtue of this Article 2 or otherwise, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 2.29 Reliance by Holders of Senior Debt on Subordinated Provisions.

Each Holder, by accepting a Note, acknowledges and agrees that the provisions of Section 2.15 through Section 2.30 hereof are, and are intended to be, an inducement and a consideration to holders of Issuer Senior Debt, whether such Issuer Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Issuer Senior Debt and holders of such Issuer Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Issuer Senior Debt. If requested by a holder of Issuer Senior Debt, or a representative of such a holder, the Trustee shall execute the Note Subordination Agreement.

Without in any way limiting the generality of the foregoing paragraph, holders of Issuer Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring liability to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 2 or the obligations hereunder of the Holders to holders of Issuer Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, any Issuer Senior Debt, or otherwise amend or supplement in any manner any Issuer Senior Debt, or any instrument evidencing the same or any agreement under which any Issuer Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing any Issuer Senior Debt; (iii) release any Person liable in any manner for the payment or collection of any Issuer Senior Debt; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

Section 2.30 Amendments.

The provisions of Section 2.15 through Section 2.30 hereof may not be amended or modified without the written consent of holders of Issuer Senior Debt.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07 hereof, the Issuer shall furnish to the Trustee, at least thirty (30) days but not more than sixty (60) days before a redemption date, an Officers’ Certificate setting forth (i) that the redemption shall occur pursuant to Section 3.07 hereof, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) that the redemption price shall equal one hundred percent (100%) of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest, if any, up to, but not including, the redemption date.

Section 3.02 Selection of Notes to be Redeemed.

If less than all of the Notes are to be redeemed pursuant to Section 3.07 hereof, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (and such listing is known to the Trustee), or, if the Notes are not so listed, on a pro rata basis or by such other method that most nearly approximates a pro rata selection to the extent practicable, in each case with respect to any Global Notes, the procedures of the Depositary.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in denominations of $1.00 and integral multiples of $1.00 in excess thereof (or if a PIK Payment has been made, in denominations of $1.00 and any integral multiple of $1.00 in excess thereof with respect to a PIK Note or the portion of a Global Note constituting PIK Interest). Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption.

At least thirty (30) days but not more than sixty (60) days before a redemption date, the Issuer shall mail a notice of redemption by first class mail (and, to the extent permitted by applicable procedures or regulations, electronically) to the Trustee and each Holder whose Notes are to be redeemed at such Holder’s registered address.

The notice shall identify the Notes to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon cancellation of the original Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment, interest on Notes or portions of Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or the section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s written request, the Trustee shall give the notice of redemption in the name of the Issuer and at the Issuer’s expense; provided that the Issuer shall deliver to the Trustee, at least fifteen (15) days (unless a shorter period is acceptable to the Trustee) prior to the date such notice is to be given, an Officers’ Certificate requesting that the Trustee give such notice and a copy of the notice to be provided to the Holders. The notice mailed or distributed electronically in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such notice. In any case, failure to give such notice by mail or electronic distribution or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

Notwithstanding the foregoing, notice of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Article 8 hereof or a satisfaction and discharge of this Indenture pursuant to Article 12 hereof.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption has been mailed or distributed electronically to the Holders in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price. At any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.03 hereof, the Issuer may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes as contemplated by such notice of redemption.

Section 3.05 Deposit of Redemption Price.

At or before 11:00 a.m. (New York City time) on the redemption date, the Issuer shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

Interest on the Notes to be redeemed shall cease to accrue on the applicable redemption date, whether or not such Notes are presented for payment, if the Issuer makes or deposits the redemption payment in accordance with this Section 3.05. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest should be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall issue, and the Trustee, upon receipt of an Authentication Order, shall authenticate for the Holder at the expense of the Issuer, a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided that, each new Note will be in a principal amount of $1.00 or an integral multiple of $1.00 in excess thereof (or if a PIK Payment has been made, in denominations of $1.00 and any integral multiple of $1.00 in excess thereof with respect to a PIK Note or the portion of a Global Note constituting PIK Interest).

Section 3.07 Optional Redemption.

The Notes shall be subject to redemption at the option of the Issuer, in whole or in part, at any time, at a price equal to one hundred percent (100%) of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest, if any, up to, but not including, the redemption date (subject to the rights of Holders of Notes on the relevant interest record date to receive interest on the relevant interest payment date).

Section 3.08 No Mandatory Redemption.

The Issuer shall not be required to make mandatory redemption payments with respect to the Notes. The Notes shall not have the benefit of any sinking fund.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuer shall pay the principal and premium, if any, of, and interest on, the Notes on the dates and in the manner provided in the Notes. With respect to the Initial Interest Period, the Issuer has, pursuant hereto, elected to pay 3.0% per annum of interest due for such period in the form of a PIK Payment (the “Initial PIK Election”). After the Initial Interest Period, in the event that the Issuer shall determine to pay any interest in the form of a PIK Payment, the Issuer shall deliver to the Trustee and the Paying Agent (if other than the Trustee), with respect to each interest period subsequent to the Initial Interest Period, no later than one (1) Business Day prior to the beginning of the relevant interest period, a written notice (the “PIK Notice”) setting forth whether the Issuer has elected to pay any portion of the interest payment for such period in the form of a PIK Payment and, if so, the percentage of interest to be paid in the form of a PIK Payment. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of an election for any interest payment date, interest on the Notes shall be payable according to the method of payment set forth in the PIK Notice for the previous interest payment date, or, if no prior PIK Notice was delivered to the Trustee for the previous interest payment date, the Issuer shall be deemed to have elected to pay interest due on such interest payment date in the form of a PIK Payment at the maximum percentage permitted hereunder and under the Notes.

Principal, premium, if any, and interest shall be considered paid on the date due:

(a) if the Paying Agent, other than the Issuer or a Subsidiary, holds as of 11:00 a.m. Eastern Time on such date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due; or

(b) only to the extent the Issuer has elected to pay any part of the interest then due in the form of a PIK Payment or PIK Notes, if on such date the Trustee has received (i) an Issuer Order, pursuant to Section 2.02 hereof, to increase the balance of any Global Note to reflect such PIK Payment or (ii) PIK Notes duly executed by the Issuer together with an Authentication Order.

Such Paying Agent shall return to the Issuer, no later than three (3) Business Days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest then due and payable on the Notes.

To the extent lawful, the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal in cash at the rate equal to two percent (2%) per annum in excess of the then applicable interest rate on the Notes; the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful and in the same method of payment as the previous interest period.

In order for the Maturity Date to be the Extended Maturity Date, the Issuer shall deliver to the Trustee a Maturity Date Extension Notice no later than the earlier of (x) ten (10) Business Days prior to the Initial Maturity Date and (y) five (5) Business Days after the Funding Condition has been satisfied. Upon receiving such Maturity Date Extension Notice, the Trustee shall promptly deliver a corresponding notice to Holders. If the Maturity Date Extension Notice is not delivered within the time periods specified in the preceding sentence (whether or not the Funding Condition has been satisfied), the Maturity Date shall be the Initial Maturity Date.

Section 4.02 Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency, or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that, no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof (and not as an agent or office for the service of legal process).

Section 4.03 Reports.

(a) Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Issuer shall file with the Commission (and provide the Trustee and holders with copies thereof, without cost to each holder, and to the Trustee, within fifteen (15) days after it files them with the Commission),

(1) within the time period specified in the Commission’s rules and regulations, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(2) within the time period specified in the SEC’s rules and regulations, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(3) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

(4) any other information, documents and other reports which the Issuer would be required to file with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Issuer shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Issuer will make available such information to each prospective purchaser, market maker or securities analyst that provides its email address to the Issuer and certifies that it is a prospective purchaser, market maker (or intends to be a market maker) or securities analyst, as the case may be, of the Notes in addition to providing such information in writing to the Trustee and the Holders, in each case within fifteen (15) days after the time the Issuer would be required to file such information with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act.

(b) In addition, the Issuer will make such information available to prospective investors, market makers and securities analysts that request such information by providing their email address to the Issuer and certifying that they are a prospective purchaser, market maker (or intend to be a market maker) or securities analyst, as the case may be. In addition, the Issuer has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the Commission with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, market makers and securities analysts upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act.

Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the Holders if the Issuer has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available. In addition, the requirements of this Section 4.03 shall be deemed satisfied by the posting of reports that would be required to be provided to the Trustee and the Holders on the Issuer’s public website.

(c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04 Compliance Certificate.

(a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate (provided that, one of the signatories to such Officers’ Certificate shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuer) stating that, as to each such Officer signing such certificate, to the best of his or her knowledge, the Issuer and the Note Guarantor are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer or the Note Guarantor, as applicable, is taking or proposes to take with respect thereto).

(b) So long as any of the Notes are outstanding, the Issuer shall deliver to the Trustee forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any mortgage, indenture or instrument referred to in Section 6.01(e) hereof, an Officers’ Certificate specifying such Default, Event of Default or other event of default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Issuer shall, and shall cause its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges or levies and (2) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge, levy or claim (a) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP or (b) where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

The Issuer (and the Note Guarantor) covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, usury or other law, wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and the Note Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Existence.

Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its company existence, and the corporate, limited liability company, partnership or other existence of the Note Guarantor, in accordance with their respective organizational documents (as the same may be amended from time to time), and (ii) its (and the Note Guarantor’s) rights (charter and statutory), licenses and franchises; provided that the Issuer shall not be required to preserve any such right, license or franchise, (A) if the Board of Directors of the Issuer on behalf of the Issuer shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Note Guarantor taken as a whole and that the loss thereof is not adverse in any material respect to the Holders and (B) in connection with or related to the Paducah Transition or any ACP Termination.

Section 4.08 Limitation on Liens.

The Note Guarantor shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset (including, without limitation, all real, tangible or intangible property) of the Note Guarantor, whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.09 Repurchase Upon Change of Control.

Upon the occurrence of a Change of Control, the Issuer shall offer to repurchase all of the Notes then outstanding (the “Change of Control Offer”) at a purchase price equal to one hundred one percent (101%) of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”), provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to repurchase any Notes pursuant to this Section 4.09 in the event that the Issuer has previously or concurrently exercised its right to redeem such Notes in accordance with Section 3.07 of this Indenture.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue thereof.

Within thirty (30) days following any Change of Control, the Issuer shall commence the Change of Control Offer by mailing by first class, postage prepaid, with return receipt or electronically to the Trustee and each Holder a notice, which shall govern the terms of the Change of Control Offer, and shall state that:

(a) the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes tendered will be accepted for payment,

(b) the purchase price and the purchase date, which shall be a Business Day no earlier than thirty (30) days nor later than (forty-five) 45 days from the date such notice is mailed (the “Change of Control Payment Date”),

(c) that any Note not tendered for payment pursuant to the Change of Control Offer shall continue to accrue interest,

(d) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date,

(e) that any Holder electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date,

(f) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased,

(g) that a Holder whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1.00 and any integral multiple of $1.00 in excess thereof,

(h) the instructions that Holders must follow in order to tender their Notes, and

(i) the circumstances and relevant facts regarding such Change of Control.

On the Change of Control Payment Date, the Issuer shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers’ Certificate stating that the Notes or portions thereof tendered to the Issuer are accepted for payment. The Paying Agent shall promptly deliver to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall authenticate upon receipt of an Authentication Order and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that, each such new Note will be in the principal amount of $1.00 and any integral multiple of $1.00 in excess thereof.

The Issuer shall announce to the Holders the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For the purposes of this Section 4.09, the Trustee shall act as the Paying Agent.

The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 4.10 Limitation on Transfers of Collateral.

(a) The Note Guarantor shall not, and the Issuer shall not cause the Note Guarantor to, transfer any Collateral, unless the Liens on such transferred Collateral securing the Secured Obligations shall remain valid and perfected Liens securing such Secured Obligations, subject only to Permitted Liens, and junior in priority only to any Senior Priority Liens.

(b) The limitations in Section 4.10(a) hereof shall not apply to:

(1) the transfer of inventory and other assets in the ordinary course of business of the Note Guarantor;

(2) the transfer of damaged, worn out, scrap, surplus or other obsolete property in the ordinary course of business, in each case so long as such property is no longer necessary for the proper conduct of the business of the Note Guarantor;

(3) sales or grants of non-exclusive licenses to use the patents, trade secrets, know-how and other intellectual property (to the extent such items constitute Collateral) of the Note Guarantor to the extent that such licenses are granted in the ordinary course of business, do not prohibit the Note Guarantor from using the intellectual property licensed and do not require the Note Guarantor to pay any fees for any such use;

(4) a transfer pursuant to any foreclosure of assets or other remedy provided by contract or applicable law by a creditor of the Note Guarantor with a Senior Priority Lien on such assets;

(5) the lease or sublease of any real or personal property (i) in support of the operations or development of the American Centrifuge Project or development of another next generation enrichment technology or (ii) in the ordinary course of business of the Note Guarantor;

(6) any transfer constituting a taking, condemnation or other eminent domain proceeding;

(7) the granting of Liens not prohibited by the provisions of Section 4.08 hereof;

(8) the exchange, loan, advance or other transfer of assets with, to or from the U.S. Department of Energy, customers and suppliers in the ordinary course of business of the Note Guarantor or in support of the operations or development of the American Centrifuge Project;

(9) (A) the transfer of cash by the Note Guarantor to the Issuer or to its Subsidiaries (i) for general corporate purposes of the Issuer, (ii) to make any payments with respect to the Notes or any Obligations under this Indenture, (iii) in support of the operations or development of the American Centrifuge Project or development of another next generation enrichment technology and (iv) pursuant to and in accordance with the Exit Facility Note and (B) the making of cash payments in the ordinary course of business (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Collateral that are not otherwise prohibited by the Indenture and the Security Documents; and

(10) the transfer of non-cash assets by the Note Guarantor to the Issuer or to its Subsidiaries that is determined by the Issuer in good faith to be beneficial to the continued operations or development of the American Centrifuge Project or development of another next generation enrichment technology.

Section 4.11 Maintenance of Properties.

The Issuer shall, and shall cause each of its Subsidiaries to, maintain their properties and assets in normal working order and condition as on the date of this Indenture (reasonable wear and tear excepted) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of the Issuer and the Subsidiaries taken as a whole; provided that nothing herein shall prevent the Issuer or any of the Subsidiaries from discontinuing any maintenance of any such properties or assets if (i) the Issuer determines that such discontinuance is desirable in the conduct of the business of the Issuer and the Subsidiaries taken as a whole or (ii) in connection with or related to the Paducah Transition or any ACP Termination.

Section 4.12 Maintenance of Insurance.

The Issuer shall, and shall cause each of its Subsidiaries to, maintain liability, casualty and other insurance (including self-insurance consistent with prior practice) with responsible insurance companies in such amounts and against such risks as is in accordance with customary industry practice in the general areas in which the Issuer and the Subsidiaries operate.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Substantially All Assets.

(a) The Issuer shall not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Issuer and its Subsidiaries taken as a whole) in one or more related transactions to, any other Person, unless:

(1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the Obligations of the Issuer, pursuant to a supplemental indenture, under the Notes, this Indenture and the Security Documents; and

(3) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default exists.

(b) The Note Guarantor may not consolidate with or merge with or into (whether or not the Note Guarantor is the surviving Person) another Person, whether or not affiliated with the Note Guarantor, unless:

(1) either:

(a) the Note Guarantor will be the surviving or continuing Person; or

(b) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in standard form and substance, all of the obligations of the Note Guarantor under the Guarantee, this Indenture and the Security Documents; and

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

The Issuer shall deliver to the Trustee prior to the consummation of any proposed transaction an Officers’ Certificate to the foregoing effect, an Opinion of Counsel, stating that all conditions precedent to the proposed transaction provided for in this Indenture have been complied with.

For purposes of this Section 5.01, the transfer of all or substantially all of the properties and assets of one or more Subsidiaries in one or more related transaction to any other Person, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer to such Person. This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Subsidiaries.

Section 5.02 Successor Substituted.

In the event of any transaction (other than a lease or a transfer of less than all of the Issuer’s or the Note Guarantor’s assets, as applicable) contemplated by Section 5.01 hereof in which the Issuer or the Note Guarantor, as applicable, is not the surviving Person, the successor formed by such consolidation or into or with which the applicable Issuer or Note Guarantor is merged or to which such transfer is made, or formed by such reorganization, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Note Guarantor, as applicable, and the Issuer and the Note Guarantor, as applicable, shall be discharged from its Obligations under this Indenture, the Security Documents and the Notes with the same effect as if such successor Person had been named as the Issuer or Note Guarantor, as applicable, herein or therein. The Trustee shall have the right to require any such Person to ensure, by executing and delivering appropriate instruments and Opinions of Counsel, that the Trustee continues to hold a Lien on all Collateral for the benefit of the Trustee and the Holders.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(a) The Issuer defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of thirty (30) days;

(b) The Issuer defaults in the payment of principal (or premium, if any) on any Note when the same becomes due and payable at the Maturity Date, upon redemption, by acceleration or otherwise;

(c) the Issuer defaults in the performance of or breaches the provisions of Article 5;

(d) either of the Issuer or the Note Guarantor fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for sixty (60) days after written notice thereof has been given to the Issuer and Note Guarantor by the Trustee or to the Issuer and the Trustee by the Holders of at least twenty-five percent (25%) in aggregate principal amount of the then outstanding Notes, such notice to state that it is a “Notice of Default” (other than a default referred to in clauses (a), (b) or (c) of this Section 6.01);

(e) default under (after giving effect to any applicable grace periods or any extension of any maturity date) any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Issuer or any Subsidiary (or the payment of which is guaranteed by the Issuer or any Subsidiary), whether such Indebtedness or guaranty now exists or is created after the Issue Date, if (A) either (1) such default results from the failure to pay principal of or interest on such Indebtedness or (2) as a result of such default the maturity of such Indebtedness has been accelerated, and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment default (after the expiration of any applicable grace period or any extension of the Maturity Date) has occurred, or the maturity of which has been so accelerated, exceeds $10,000,000 in the aggregate;

(f) a final nonappealable judgment or judgments for the payment of money (other than judgments as to which a reputable insurance company has accepted full liability) is or are entered by a court or courts of competent jurisdiction against the Issuer or any Subsidiary and such judgment or judgments remain undischarged, unbonded or unstayed for a period of sixty (60) days after entry, provided that, the aggregate of all such judgments exceeds $5,000,000;

(g) any failure by the Note Guarantor to comply with (after giving effect to any applicable grace periods) any material agreement or covenant in, or material provision of, any Security Document or the Intercreditor Agreement;

(h) the Issuer or the Note Guarantor:

(1) commences a voluntary case pursuant to or within the meaning of any Bankruptcy Code,

(2) consents to the entry of an order for relief against it in an involuntary case pursuant to or within the meaning of any Bankruptcy Code,

(3) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(4) makes a general assignment for the benefit of its creditors, or

(5) generally is not paying its debts as the same become due;

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Code:

(1) for relief against the Issuer or the Note Guarantor in an involuntary case,

(2) appointing a Custodian of the Issuer or the Note Guarantor or for all or substantially all of their property, or

(3) ordering the liquidation of the Issuer or the Note Guarantor, and such order or decree remains unstayed and in effect for (sixty) 60 days; and

(j) the Note Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee and such Default continues for ten (10) days.

The Issuer shall, upon becoming aware of any Default or Event of Default, deliver to the Trustee a written notice specifying such Default or Event of Default and what action the Issuer is taking or propose to take with respect thereto.

Section 6.02 Acceleration.

Subject to the terms of the Intercreditor Agreement, if an Event of Default (other than an Event of Default specified in Section 6.01(h) or (i) hereof) occurs and is continuing, the Trustee by written notice to the Issuer, or the Holders of at least twenty-five percent (25%) in principal amount of the then outstanding Notes by written notice to the Issuer and the Trustee, may declare the unpaid principal of, and any accrued and unpaid interest on, all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(h) or (i) hereof occurs with respect to the Issuer or the Note Guarantor, all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, subject to the terms of the Intercreditor Agreement, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of a majority of the aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive, rescind or cancel any declaration of an existing or past Default or Event of Default and its consequences under this Indenture if such waiver, rescission or cancellation would not conflict with any judgment or decree except a continuing Default or Event of Default in the payment of interest on, or the principal of, any Note or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

In the event of an Event of Default arising from Section 6.01(e) hereof, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if prior to twenty (20) days after such Event of Default arose, the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness that is the basis of such Event of Default has been discharged or (y) the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis of such Event of Default has been cured.

Section 6.05 Control by Majority.

Subject to the Intercreditor Agreement and the Security Documents, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, the Intercreditor Agreement or the Security Documents that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

Subject to the Intercreditor Agreement and the Security Documents, a Holder may pursue a remedy with respect to this Indenture, the Notes or the Security Documents only if all of the following conditions are met:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least twenty-five percent (25%) in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of security or indemnity; and

(e) during such sixty (60)-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture or the Security Documents upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer or the Note Guarantor for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal (and premium, if any) and, to the extent lawful, interest on overdue interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee may File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor under the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

Subject to the terms of the Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively;

Third: without duplication, to Holders for any other Obligations owing to the Holders under the Notes or this Indenture; and

Fourth: to the Issuer or to such party as a court of competent jurisdiction shall direct. The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent (10%) in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) The duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Security Documents and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Security Documents. However, in the case of certificates specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Security Documents (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to (i) perform any duty, (ii) exercise any right or power or (iii) take any action requested at the direction of Holders, unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee is hereby authorized and directed to enter into each of the Note Subordination Agreement and the Intercreditor Agreement in the manner contemplated in this Indenture upon execution thereof by the other parties thereto.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both, provided that no Officers’ Certificate shall be required in connection with instructions to act or refrain from acting provided by the Holders pursuant to Article 6. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of, or for the supervision of, any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture or, subject to Section 10.09, in its role hereunder, including, without limitation as Collareral Agent.

(e) Unless otherwise specifically provided in this Indenture or the Security Documents, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer, on behalf of the Issuer.

(f) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuer’s covenants in Article 4. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a), (b) and 4.01 hereof, or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification from the Issuer or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the then outstanding Notes.

The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless an Officer of the Collateral Agent shall have received written notice of the same referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee. After the occurrence of an Event of Default, the Trustee, acting in accordance with the terms of this Indenture, may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreement.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer, and shall not incur liability or additional liability of any kind by reason of such inquiry or investigation.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Collateral Agent), and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any individual authorized to sign an Officers’ Certificate, including any individual specified as so authorized in any such certificate previously delivered and not superseded.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive, exemplary or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes, makes loans to, accept deposits from and perform services for the Issuer or its Affiliates and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within (ninety) 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights. The Trustee is also subject to Section 7.10 and Section 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security Documents, the Notes or as to the adequacy of the security for the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee makes no representation as to the validity, value or condition of any property covered or intended to be covered by the Subordinated Lien of the Security Documents or any part thereof or as to title of the Issuer thereto or as to the security afforded by the Security Documents or hereby. The Trustee shall be under no obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Guarantees, the Notes, the Security Documents or the Intercreditor Agreement or to inspect the properties, books, or records of the Issuer or any of its affiliates. For the avoidance of doubt, this Section 7.04 also applies to the Collateral Agent.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if the Trustee has knowledge thereof (within the meaning of Section 7.02(f) hereof), the Trustee shall mail to the Holders a notice of the Default or Event of Default within ninety (90) days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders.

Within sixty (60) days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve (12) months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Issuer shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07 Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder and under the Security Documents as the Issuer and the Trustee may from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the compensation, disbursements and expenses of the Trustee’s agents and counsel, except such disbursements, advances and expenses as shall be determined to have been caused by its own negligence or willful misconduct.

Except as set forth below, the Issuer and the Note Guarantor jointly and severally shall indemnify the Trustee and its officers, directors and employees against any and all losses, liabilities, claims, damages or expenses incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Security Documents, including the costs and expenses of enforcing this Indenture or the Security Documents against the Issuer and defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuer and the Note Guarantor promptly of any claim of which it has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Issuer and the Note Guarantor shall not relieve the Issuer or the Note Guarantor of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. In the event that, in the reasonable opinion of the Trustee, a conflict of interest or conflicting defenses would arise in connection with the representation of the Issuer and the Trustee by the same counsel, the Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. Neither the Issuer nor the Note Guarantor shall be obligated to pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer and the Note Guarantor under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

To secure the Issuer’s and the Note Guarantor’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that money or property held in trust to pay principal of (and premium, if any) and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Code.

The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08, provided that costs have been paid to the Trustee prior to effectiveness of such removal or resignation.

The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuer in writing. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Code;

(c) a Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one (1) year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least ten percent (10%) in principal amount of the then outstanding Notes may petition, at the Issuer’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee after written request by any Holder who has been a Holder for at least six (6) months fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. Upon payment of its charges hereunder, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee, and the Issuer shall pay to any such replaced or removed Trustee all amounts owed under Section 7.07 hereof upon such replacement or removal.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that shall (a) be a corporation organized and doing business under the laws of the United States of America or of any state thereof or of the District of Columbia authorized under such laws to exercise corporate trustee power, (b) be subject to supervision or examination by Federal or state or the District of Columbia authority, and (c) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to TIA Section 310(b); provided that, there shall be excluded from the operations of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11 Preferential Collection of Claims Against Issuer.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Issuer, as obligor on the Notes.

Section 7.12 Electronic Communication.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, pdf or facsimile transmission. If the Issuer elects to provide the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon, and compliance with, such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may elect at any time to have Section 8.02 or Section 8.03 hereof, at the Issuer’s option, applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, except as set forth below, the Issuer and the Note Guarantor shall be deemed to have been discharged from their respective Obligations with respect to all outstanding Notes and the Guarantee on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). Following such Legal Defeasance, (a) the Issuer shall be deemed to have paid and discharged the entire indebtedness outstanding hereunder, and this Indenture shall cease to be of further effect as to all outstanding Notes and Guarantee, (b) the Issuer and the Note Guarantor shall be deemed to have satisfied all other of their respective obligations under the Notes, the Guarantee, this Indenture and the Security Documents (and the Trustee or Collateral Agent, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust described in Section 8.05 hereof;

(2) the Issuer’s obligations under Sections 2.04, 2.06, 2.07, 2.10, 4.02, 8.05, 8.06 and 8.07 hereof; and

(3) the rights, powers, trusts, duties and immunities of the Trustee or Collateral Agent hereunder and the Issuer’s and the Note Guarantor’s obligations in connection therewith.

Subject to compliance with the provisions of this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Note Guarantor shall be released from their respective obligations under the covenants contained in Sections 4.03, 4.04, and 4.08 through 4.12 hereof, and Article 5 on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. Following such Covenant Defeasance, (a) neither the Issuer nor the Note Guarantor need comply with, and none of them shall have any liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture, the Notes and the Guarantee shall be unaffected thereby, and (b) Sections 6.01(c) through (g) and (j) hereof shall not constitute Events of Default with respect to the Notes.

Section 8.04 Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or Section 8.03 hereof to the outstanding Notes:

(a) the Issuer shall irrevocably have deposited or caused to be deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Maturity Date or on the applicable redemption date, as the case may be, and the Issuer shall specify whether the Notes are being defeased to the Maturity Date or to a particular redemption date;

(b) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of the Subsidiaries is a party or by which the Issuer or any of the Subsidiaries is bound;

(f) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(g) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating, subject to certain factual assumptions and bankruptcy and insolvency exceptions, that all conditions precedent provided for in this Indenture relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

Section 8.06 Repayment to the Issuer.

(a) The Trustee or the Paying Agent shall deliver or pay to the Issuer from time to time upon the request of the Issuer any cash or U.S. Government Obligations held by it as provided in Section 8.04 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(g) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

(b) Subject to any applicable unclaimed property laws, any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two (2) years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that, the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, or if any event occurs at any time in the period ending on the ninety-first (91st) day after the date of deposit pursuant to Section 8.02 or Section 8.03 hereof which event would constitute an Event of Default under Section 6.01(h) or (i) hereof had Legal Defeasance or Covenant Defeasance, as the case may be, not occurred, then the Issuer’s and the Note Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS

Section 9.01 Without Consent of Holders.

The Issuer, the Note Guarantor, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes, the Security Documents and the Intercreditor Agreement, without the consent of any Holder:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c) to comply with Article 5;

(d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any Holder under this Indenture or under the Notes;

(e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(f) to conform and evidence the release, termination or discharge of the Guarantee as permitted by this Indenture;

(g) in the event that PIK Notes are issued in certificated form, to make appropriate amendments to this Indenture to reflect an appropriate minimum denomination of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes;

(h) to allow the Note Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes in accordance with the terms of this Indenture;

(i) to add security to or for the benefit of the Notes and, in the case of the Security Documents, to or for the benefit of the other secured parties named therein or to conform and evidence the release, termination or discharge of the Lien securing the Secured Obligations when such release, termination or discharge is permitted by this Indenture and the Security Documents or as required by the Intercreditor Agreement;

(j) to modify the Security Documents and/or the Intercreditor Agreement to secure additional extensions of credit and add additional secured creditors not prohibited by the provisions of this Indenture;

(k) to comply with the requirements of the Trustee and the Depositary (including its nominees) with respect to transfers of beneficial interests in the Notes.

No amendment of, or supplement or waiver to, this Indenture, the Notes or the Security Documents shall be permitted to be effected which is in violation of or inconsistent with the terms of the Intercreditor Agreement. No amendment of, or supplement to, the Intercreditor Agreement shall be permitted to be effected without the consent of the Collateral Agent and of any Representative for any Designated Senior Claims as may be required thereunder.

Upon the request of the Issuer, accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.06 hereof required or requested by the Trustee, the Trustee shall join with the Issuer in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders.

(a) Except as provided below in this Section 9.02, the Issuer, the Note Guarantor (to the extent any amendment or supplement relates to the Guarantee) and the Trustee may amend or supplement this Indenture (including the Guarantee), the Notes, the Security Documents or the Intercreditor Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Section 6.04 and Section 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture (including the Guarantee), the Notes, the Security Documents or the Intercreditor Agreement may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

(b) Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as contemplated in this Section 9.02 and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer and the Note Guarantor in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

(c) It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

(e) Notwithstanding any other provision hereof, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of, or the premium (including, without limitation, redemption premium) on, or change the fixed maturity of any Note or alter the provisions with respect to the payment on redemption of the Notes; or alter the price at which repurchases of the Notes may be made pursuant to Section 4.09 after a Change of Control has occurred;

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in Section 6.04 or Section 6.07 hereof or in this Section 9.02;

(7) waive a redemption payment with respect to any Note in a redemption made pursuant to Article 3; or

(8) except as is expressly provided in the Intercreditor Agreement, adversely affect the contractual ranking of the Notes or Guarantee or make any change to any subordination provisions of this Indenture that adversely affects the rights of any Holder of Notes.

(f) Unless otherwise provided in this Indenture, without the consent of the Holders of not less than 66 2⁄3% in aggregate principal amount of the Notes at the time outstanding, the Issuer, the Note Guarantor and the Trustee may not amend or supplement the Security Documents to release Collateral from the Liens created by the Security Documents if the Fair Market Value of such Collateral exceeds $5,000,000.

Section 9.03 Compliance with Trust Indenture Act.

If, at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. A supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of thirty (30) days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof, or (ii) such other date as the Issuer shall designate.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon, the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized and permitted by this Indenture. Neither the Issuer nor the Note Guarantor may sign an amendment or supplemental indenture until the Board of Directors of the Issuer (in the case of an amendment or supplemental indenture being signed by the Issuer) or of the Note Guarantor (in the case of an amendment or supplemental indenture being signed by the Note Guarantor) approves it.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01 Security Documents.

The due and punctual payment of the principal and premium, if any, of, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at the Maturity Date, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, by the Note Guarantor pursuant to its Guarantee, and the payment and performance of all other Obligations of the Note Guarantor under this Indenture and the Security Documents (the “Secured Obligations”), shall be secured as provided in the Security Documents, which the Note Guarantor has entered into simultaneously with the execution of this Indenture and will be secured as provided in the Security Documents hereafter determined as required or permitted by this Indenture.

Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Security Document (including, without limitation, the provisions providing for foreclosure, the provisions providing for release of collateral and the provisions providing for the automatic amendment or waiver of the Security Documents, in each case, pursuant to the terms of the Intercreditor Agreement), as the same may be in effect or may be amended from time to time in accordance with its respective terms, and authorizes and directs the Collateral Agent and the Trustee to enter into this Indenture, the Intercreditor Agreement and, to the extent applicable, the Security Documents to which it is a party and to perform its obligations and exercise its rights thereunder in accordance therewith. The Collateral Agent hereunder shall have only such duties and responsibilities as are explicitly set forth herein, in the Intercreditor Agreement and in the respective Security Documents and no others; provided that the Collateral Agent hereunder shall only take action with respect to or under the Security Documents in accordance with the written instructions of the Trustee acting on behalf of the Holders, and shall apply any proceeds from the enforcement of any security as set forth therein subject in all cases to the Intercreditor Agreement. The provisions of Article 7 hereof relating to the Trustee acting in such capacity shall apply to the Collateral Agent hereunder to the extent applicable. In addition, the Issuer and the Note Guarantor, jointly and severally, hereby agree to indemnify the Collateral Agent hereunder on the same basis as their indemnity to the Trustee in Article 7 hereof with respect to actions taken or not taken by it in accordance with this Indenture and the Security Documents.

The Note Guarantor shall do or cause to be done, and the Issuer shall cause the Note Guarantor to do or cause to be done, all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents or the Intercreditor Agreement, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby and by the Security Documents, as from time to time constituted, so as to render the same available for the security and benefit of the Secured Obligations secured hereby, according to the intent and purposes herein and therein expressed. The Note Guarantor shall, and the Issuer shall cause the Note Guarantor to, take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Secured Obligations, valid and enforceable, perfected (except as expressly provided herein or in the Security Documents) Liens in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens, other than Permitted Liens as provided herein and therein; provided that, the Collateral Agent’s Lien securing the Secured Obligations shall be subordinated to the extent and pursuant to the terms of this Indenture and, if applicable, the Intercreditor Agreement.

Section 10.02 Collateral Agent.

Subject to Section 10.09, the Collateral Agent shall have no obligation whatsoever to ensure that the Collateral exists or is owned by the Issuer or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority. Upon the receipt by the Collateral Agent of a written request of the Issuer signed by two Officers (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Any such execution of a Security Document shall be at the direction and expense of the Issuer, upon delivery to the Collateral Agent of an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Security Agent to execute such Security Documents.

Section 10.03 Opinions.

The Issuer shall furnish or cause to be furnished to the Trustee within three (3) months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Security Documents and reciting the details of such action, subject to customary assumptions and exclusions or (ii) in the opinion of such Counsel, no such action is necessary to maintain such Liens, which Opinion of Counsel also shall state what actions it then believes are necessary to maintain the effectiveness of such liens during the next year, subject to customary assumptions and exclusions.

Section 10.04 Release of Collateral.

(a) Subject to compliance with Section 10.05 hereof, Collateral shall be released from the Liens created by the Security Documents and the rights of the Holders of such Secured Obligations to the benefits and proceeds of the Liens on the Collateral, and the obligations of the Note Guarantor under the Security Documents (or, in the case of clauses (2) through (4) below, such obligations with respect to such released Collateral), will automatically terminate and be discharged:

(1) upon payment in full of the Notes and all other Obligations under this Indenture, the Notes and the Security Documents then due and owing,

(2) upon the sale, transfer, exchange or other disposition of such Collateral made in accordance with Section 4.10,

(3) pursuant to an amendment or waiver in accordance with Article 9 hereof,

(4) as permitted or required pursuant to the terms of the Security Documents or the Intercreditor Agreement,

(5) upon satisfaction and discharge of the Notes pursuant to Article 12 hereof or upon a Legal Defeasance or Covenant Defeasance; or

(6) other than with respect to the Unconditional Interest Claim, upon (A) the involuntary termination by the PBGC of any of the qualified pension plans of the Issuer or the Note Guarantor, (B) the cessation of funding prior to completion of the RD&D Program or (C) both an ACP Termination and either (1) the efforts by the Issuer to commercialize another next generation enrichment technology funded at least in part by new capital provided or to be provided by the Note Guarantor have been terminated or are no longer being pursued or (2) the attainment of capital necessary to commercialize another next generation enrichment technology with respect to which the Issuer is involved which does not include new capital provided or to be provided by the Note Guarantor (each of clauses (A), (B) and (C), a “Termination Event”;

Upon release of the Collateral, or any portion thereof, from the Subordinated Liens, in each case in accordance with Section 10.04(a)(2) or 10.04(a)(4), all rights, title and interest of the Collateral Agent therein shall thereupon cease and, at the written request of the Note Guarantor and at the cost and expense the Note Guarantor, the Collateral Agent (i) shall execute such instruments as the Note Guarantor may reasonably request to evidence such release of record and (ii) if the Collateral so released is in possession of the Collateral Agent, the Collateral Agent shall deliver such Collateral to the Note Guarantor as directed in such written request. Upon release of the Collateral, or any portion thereof, from the Subordinated Liens in accordance with this Section 10.04 (other than Section 10.04(a)(2) or 10.04(a)(4)), the Trustee shall not direct the Collateral Agent to release any Subordinated Lien on any Collateral unless and until the Trustee shall have received an Officers’ Certificate certifying that all conditions precedent hereunder have been met and such other documents required by Section 10.05 hereof. Upon compliance with the above provisions, the Trustee shall direct the Collateral Agent to, at the request and expense of the Issuer, execute and deliver the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

(b) The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Security Documents if and to the extent the Collateral is released pursuant to the terms of this Indenture and the Security Documents.

Section 10.05 Certificates of the Issuer.

The Issuer shall furnish to the Trustee, prior to each proposed release of Collateral, all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Section 7.01 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Issuer, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA Section 314(d). Notwithstanding anything to the contrary in this Section 10.05, the Issuer will not be required to comply with all or any portion of TIA Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of the TIA Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA Section 314(d) is inapplicable to one or a series of released Collateral, including in connection with the sale, transfer, exchange or other disposition of inventory by, or of damaged, worn out, scrap or other obsolete property of, the Note Guarantor in the ordinary course of business.

Section 10.06 Certificates to the Trustee.

In the event that the Note Guarantor wishes to release Collateral in accordance with the Security Documents, the Issuer or the Note Guarantor shall deliver to Trustee the certificates required by Section 10.04 and Section 10.05 hereof, together with an Opinion of Counsel stating that such documents satisfy the documentary requirements of TIA Section 314(d), in connection with such release and, based on such determination, will deliver a certificate to the Collateral Agent setting forth such determination.

Section 10.07 Authorization of Actions to be Taken by Trustee Under Security Documents.

Subject to the terms of the Intercreditor Agreement, the Trustee may, without the consent of the Holders, on behalf of the Holders, take or direct the Collateral Agent to take all actions the Trustee deems necessary or appropriate in order to (a) enforce any of the terms of the Security

Documents and (b) collect and receive any and all amounts payable in respect of the Secured Obligations of the Note Guarantor. Subject to the terms of the Intercreditor Agreement, the Trustee shall have the power to institute and to maintain such suits and proceedings to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee). Subject to Section 10.09, neither the Trustee nor the Collateral Agent shall have any duty as to any Collateral in its possession or control of a bailee or any income derived therefrom or as to the preservation of parties or rights.

Section 10.08 Authorization of Receipt of Funds by Trustee Under Security Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and, subject to the Intercreditor Agreement, to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

Section 10.09 Collateral Agent.

(a) The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate.

(b) Subject to Section 7.01 hereof, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents or Intercreditor Agreement, or liability in connection with enforcing the provisions of these documents, for the creation, perfection, priority, sufficiency or protection of any Subordinated Lien, or for any defect or deficiency as to any such matters or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Subordinated Liens or Security Documents or any delay in doing so. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords to its own property, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agent or other agent or bailee selected by the Collateral Agent in good faith.

(c) The Collateral Agent (subject to the terms of the Intercreditor Agreement) will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture).

(d) The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Subordinated Liens or Security Documents.

(e) In acting as Collateral Agent, the Collateral Agent may rely upon and enforce and shall have each and all of the rights, privileges, protections, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof.

(f) The Holders of Notes agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Collateral Agent by the Security Documents

Section 10.10 Relative Rights; Intercreditor Agreement.

The Issuer and the Note Guarantor each agree, and each Holder by accepting a Note agrees, that notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Secured Obligations or any Secured Priority Liens securing the Designated Senior Claims, and notwithstanding any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, any such Liens, the security interest in the Collateral securing the Secured Obligations shall be junior in priority to all Liens securing any Designated Senior Claims. The foregoing lien subordination is for the benefit of and enforceable by holders of Designated Senior Claims. If requested by the holder of any Designated Senior Claim or a representative of such a holder, the Trustee and the Collateral Agent each shall execute the Intercreditor Agreement. The Intercreditor Agreement defines the relative rights of holders of the Subordinated Liens and the holders of the Senior Priority Liens that will exist upon execution of the Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, in the Notes or in any Security Documents, upon execution of the Intercreditor Agreement, any Subordinated Liens securing the Secured Obligations, and the exercise of any right or remedy with respect thereto, will be subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of, on the one hand, the Intercreditor Agreement and, on the other hand, any Note, this Indenture or any Security Document, upon execution of the Intercreditor Agreement the terms of the Intercreditor Agreement shall govern and control. Each Holder, by its acceptance of any Note, irrevocably agrees to be bound by the provisions of the Intercreditor Agreement and each Holder by its acceptance of any Note hereby directs, and the Trustee and Collateral Agent shall and are hereby authorized, to enter into the Intercreditor Agreement. Each Holder by its acceptance of the Notes agrees that it will be bound by, and will take no action contrary to, the provisions of the Intercreditor Agreement. The foregoing provisions are intended as an inducement to the present and future holders of the Designated Senior Claims and such holders are intended third party beneficiaries of the Intercreditor Agreement. Each Note and each Security Document shall bear a conspicuous legend that the Liens securing the Secured Obligations under this Indenture, and rights and remedies related thereto, are subordinated pursuant to the terms of the Intercreditor Agreement, in each case in the manner set forth therein.

ARTICLE 11

GUARANTEES

Section 11.01 Guarantee.

Subject to this Article 11, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Note Guarantor, hereby unconditionally guarantees (such guarantee, the “Guarantee”) to each Holder and the Trustee irrespective of the validity or enforceability of this Indenture, the Notes, the Security Documents or the Obligations of the Issuer hereunder or thereunder: (i) the due and punctual payment of the principal and premium, if any, of, and interest on, the Notes, whether at the Maturity Date or on an interest payment date, by acceleration, call for redemption or otherwise; (ii) the due and punctual payment of interest on the overdue principal and premium, if any, of, and interest on, the Notes, if lawful; (iii) the due and punctual payment and performance of all other Obligations of the Issuer under the Notes, this Indenture and the Security Documents, all in accordance with the terms set forth herein and in the Notes and the Security Documents; and (iv) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations hereunder or under the Notes or the Security Documents, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration or otherwise.

The Note Guarantor hereby agrees that, subject to this Article 11, (i) its obligations hereunder shall be unconditional irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the Security Documents or the Obligations of the Issuer hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any releases of Collateral, any amendment of this Indenture, the Notes or the Security Documents, any delays in obtaining or realizing upon or failures to obtain or realize upon Collateral, the recovery of any judgment against the Issuer or any of the Subsidiaries, any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of the Note Guarantor and (ii) the Guarantee will not be discharged except by complete payment and performance of the Obligations of the Issuer under the Notes, this Indenture and the Security Documents or as otherwise provided in Section 11.07 hereof.

The Note Guarantor hereby agrees that it shall not be entitled to and irrevocably waives (to the extent lawful) (i) diligence, presentment, demand of payment, filing of claim with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and (ii) any claim or other rights that it may now or hereafter acquire against the Issuer that arise from the existence or performance of its Obligations under its Guarantee, including, without limitation, any right to participate in any claim or remedy of a Holder against the Issuer or any Collateral that a Holder now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, and including, without limitation, the right to take or receive from the Issuer or any of the Subsidiaries, directly or indirectly, in cash or other property, by setoff or in any other manner, payment or security on account of such claim or other rights.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or the Note Guarantor, trustee, liquidator, or other similar official acting in relation to either the Issuer or the Note Guarantor, any amount paid by the Issuer or the Note Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect; provided that, following the occurrence of a Termination Event, the Guarantee shall only be reinstated to the extent of the Unconditional Interest Guarantee.

The Note Guarantor agrees that, as between the Note Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuer of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those Obligations as provided in Section 6.02 hereof, those Obligations (whether or not due and payable) will forthwith become due and payable by the Note Guarantor for the purpose of the Guarantee.

The obligations of the Note Guarantor under its Guarantee, this Indenture and the Security Documents are not obligations of, or guaranteed as to principal or interest by, the United States of America.

Section 11.02 Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 11.01 hereof, the Note Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit B hereto will be endorsed by an Officer of the Note Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of the Guarantor by one of its Officers. The Note Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on the Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Note Guarantor. Neither the Issuer nor the Note Guarantor shall be required to make a notation on the Notes to reflect the Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of the Guarantee.

Section 11.03 Limitation on Note Guarantor’s Liability.

The Note Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by the Note Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Trustee, the Holders and the Note Guarantor hereby irrevocably agree that the Obligations of the Note Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Note Guarantor, result in the Obligations of the Note Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law or render the Note Guarantor insolvent.

Section 11.04 Rights Under the Guarantee.

(a) No payment by the Note Guarantor pursuant to the provisions hereof shall entitle the Note Guarantor to any payment out of any Collateral or give rise to any claim of the Note Guarantor against the Trustee or any Holder.

(b) The Note Guarantor waives notice of the issuance, sale and purchase of the Notes and notice from the Trustee or the Holders from time to time of any of the Notes of their acceptance and reliance on the Guarantee.

(c) No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Note Guarantor of its obligations hereunder and other than (except with respect to the Unconditional Interest Claim) the occurrence of a Termination Event) that the Note Guarantor may have or assert against the Trustee or any Holder shall be available hereunder to the Note Guarantor.

(d) The Note Guarantor shall pay all reasonable costs and expenses (including all reasonable attorneys’ fees), that may be incurred by the Trustee in enforcing or attempting to enforce the Guarantee.

Section 11.05 Guaranty of Payment Not Collection.

The Obligations of the Note Guarantor hereunder shall constitute a guaranty of payment when due and not a guaranty of collection. The Note Guarantor agrees that its Obligations hereunder are independent of the Obligations of the Issuer, and that a separate action may be brought against it, whether such action is brought against the Issuer or whether the Issuer is joined in such action. The Note Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee or the Holders of whatever remedies they may have against the Issuer, or the enforcement of any lien or realization upon any security the Collateral Agent or the Trustee may at any time possess. The Note Guarantor agrees that any release that may be given by the Collateral Agent, Trustee or the Holders to the Issuer shall not release the Note Guarantor.

Section 11.06 No Subrogation.

Notwithstanding any payment or payments made by the Note Guarantor hereunder, the Note Guarantor shall not be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Note Guarantor’s Obligations under its Guarantee, nor shall the Note Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer in respect of payments made by the Note Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer under the Notes and the Issuer’s Obligations thereunder and hereunder are paid in full. If any amount shall be paid to the Note Guarantor on account of such subrogation rights at any time when the Notes and the Issuer’s Obligations thereunder and hereunder shall not have been paid in full, such amount shall be held by the Note Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Note Guarantor, and shall, forthwith upon receipt by the Note Guarantor, be turned over to the Trustee in the exact form received by the Note Guarantor (duly indorsed by the Note Guarantor to the Trustee, if required), to be applied against the Note Guarantor’s Obligations under its Guarantee.

Section 11.07 Release of the Note Guarantor

The Note Guarantor will be automatically and unconditionally released and discharged from all of its Obligations under its Guarantee of the Notes and this Indenture (i) in connection with a Legal Defeasance or Covenant Defeasance of this Indenture in accordance with Article 8 hereof or upon satisfaction and discharge of this Indenture in accordance with Article 12 hereof or (ii) other than with respect to the Unconditional Interest Guarantee, upon the occurrence of a Termination Event.

Section 11.08 Agreement to Subordinate the Guarantee.

The Note Guarantor agrees, and each Holder by accepting a Note agrees, that the obligations of the Note Guarantor under its Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full of all Designated Senior Claims (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and that the subordination is for the benefit of and enforceable by the holders of such Designated Senior Claims. The Note Guarantor’s obligations under its Guarantee shall in all respects rank pari passu in right of payment with all existing and future unsubordinated Indebtedness (other than Designated Senior Claims) of the Note Guarantor, and will be senior in right of payment to all existing and future subordinated Indebtedness of the Note Guarantor; and only Indebtedness of the Note Guarantor that is Designated Senior Claims shall rank senior to the obligations of the Note Guarantor under its Guarantee in accordance with the provisions set forth herein. All provisions of this Article 11 shall be subject to Section 11.19 hereof.

Section 11.09 Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution of the assets of the Note Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the Note Guarantor or in a bankruptcy, reorganization, insolvency, receivership of or similar proceeding relating to the Note Guarantor or its property in an assignment for the benefit of creditors or in any marshaling of the Note Guarantor’s assets and liabilities:

(a) the holders of Designated Senior Claims of the Note Guarantor shall be entitled to receive payment in full in cash of such Designated Senior Claims (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Designated Senior Claims, whether or not a claim for such interest would be allowed) before Holders of the Notes shall be entitled to receive any payment with respect to the Note Guarantor’s Guarantee; and

(b) until all Obligations with respect to the Designated Senior Claims of the Note Guarantor (as provided in clause (a) above) are paid in full in cash, any payment or distribution to which Holders of the Notes would be entitled but for this Article 11 shall be made to holders of such Designated Senior Claims as their interests may appear.

Section 11.10 Default on Designated Senior Claims of the Note Guarantor.

(a) The Note Guarantor may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Note Guarantor’s Guarantee and may not acquire from the Trustee or any Holder any Notes for cash or property until all principal and other Obligations with respect to the Designated Senior Claims have been paid in full if (1) a payment default on Designated Senior Claims occurs and is continuing; or (2) any other default occurs and is continuing on any Designated Senior Claims that permits holders of such Designated Senior Claims to accelerate its maturity, or otherwise demand its payment, and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Issuer or the Note Guarantor or the Representative of any Designated Senior Claims. For purposes of this Article 11 of this Indenture, the existence of an Outstanding Government Claim shall constitute a payment default with respect to any Claims within the meaning of clause (v) of the definition of Designated Senior Claims.

(b) The Note Guarantor may and will resume payments on any distributions in respect of such Note Guarantor’s Guarantee and may acquire Notes upon the earlier of:

(1) in the case of a payment default with respect to the Designated Senior Claims, upon the date upon which such default is cured or waived, and

(2) in the case of a nonpayment default with respect to the Designated Senior Claims, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless, in the case of this clause (2), the maturity of any Designated Senior Claim has been accelerated or demand for payment of such Designated Senior Claim made, and such acceleration or demand for payment has not been waived or cancelled;

if this Article 11 otherwise permits such payment, distribution or acquisition at the time of such payment, distribution or acquisition.

Section 11.11 Demand for Payment.

If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on the Note Guarantor pursuant to this Article 11, the Issuer, the Trustee or the Note Guarantor shall promptly notify the holders of the Designated Senior Claims or the Representative of such Designated Senior Claims of such demand; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article 11. If any Designated Senior Claim is outstanding, the Note Guarantor may not pay its Guarantee until ten (10) Business Days after the Representatives of all the issuers of such Designated Senior Claim receive notice of such acceleration and, thereafter, may pay its Guarantee only if this Indenture and Federal law otherwise permits payment at that time.

Section 11.12 When Distribution Must Be Paid Over.

In the event that the Trustee or any Holder of the Notes receives any payment of, or any distributions with respect to, any Obligations with respect to the Note Guarantor’s Guarantee at a time when the payment is prohibited by Section 11.10 hereof and the Trustee or the Holder, as applicable, has actual knowledge that the payment is prohibited by Section 11.10 hereof, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to, the holders of Designated Senior Claims as their interests may appear or their Representative under the agreement, indenture or other document (if any) pursuant to which Designated Senior Claims may have been issued or incurred, as the case may be, as their respective interests may appear, for application to the payment of all Obligations with respect to Designated Senior Claims remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Designated Senior Claims.

Section 11.13 Subrogation.

After all Designated Senior Claims have been Discharged and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Designated Senior Claims to receive distributions applicable to such Designated Senior Claims to the extent that distributions otherwise payable to Holders of Notes under the Note Guarantor’s Guarantee have been applied to the payment of Designated Senior Claims. A distribution made under this Article 11 to holders of such Designated Senior Claims which otherwise would have been made to Holders is not, as between the Note Guarantor and Holders, a payment by the Note Guarantor on the Guarantee.

Section 11.14 Relative Rights.

This Article 11 defines the relative rights of Holders and holders of Designated Senior Claims of the Note Guarantor. Subject to the Intercreditor Agreement, nothing in this Indenture shall:

(a) impair, as between the Note Guarantor and Holders, the obligation of the Note Guarantor, which is absolute and unconditional, to make payments under its Guarantee in accordance with its terms;

(b) prevent the Trustee or any Holder from exercising its available remedies upon a default by the Note Guarantor under its obligations with respect to its Guarantee, subject to the rights of holders of Designated Senior Claims of the Note Guarantor to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Designated Senior Claims as set forth herein; or

(c) affect the relative rights of Holders and creditors of the Note Guarantor other than their rights in relation to holders of Designated Senior Claims.

Section 11.15 Subordination May Not Be Impaired by the Note Guarantor.

No right of any holder of Designated Senior Claims of the Note Guarantor to enforce the subordination of the obligations of the Note Guarantor under its Guarantee shall be impaired by any act or failure to act by the Note Guarantor or by its failure to comply with this Indenture.

Section 11.16 Rights of Trustee and Paying Agent.

Notwithstanding Section 11.10 hereof, the Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless, not less than three (3) Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives notice that payments may not be made under this Article 11. Only the Issuer, the Note Guarantor or a Representative or a holder of Designated Senior Claims shall be entitled to give the notice; provided, however, that, if any Designated Senior Claim has a Representative, only the Representative shall be entitled to give the notice.

Section 11.17 Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of any Designated Senior Claim of the Note Guarantor, the distribution may be made and the notice given to their Representative, if any.

Section 11.18 Article 11 Not to Prevent Events of Default or Limit Right to Demand Payment.

The failure of the Note Guarantor to make a payment pursuant its Guarantee by reason of any provision in this Article 11 shall not be construed as preventing the occurrence of a default by the Note Guarantor under its Guarantee. Nothing in this Article 11 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on the Note Guarantor pursuant to this Article 11.

Section 11.19 Trust Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to Article 8 or Article 12 hereof shall not be subordinated to the prior payment of any Designated Senior Claim of the Note Guarantor or subject to the restrictions set forth in this Article 11, and none of the Holders shall be obligated to pay over any such amount to the Note Guarantor or any holder of any Designated Senior Claim of the Note Guarantor or any other creditor of the Note Guarantor, provided that, the subordination provisions of this Article 11 were not violated at the time the applicable amounts were deposited in trust pursuant to Article 8 or Article 12 hereof, as the case may be.

Section 11.20 Trustee Entitled to Rely.

Upon any payment or distribution pursuant to this Article 11, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.09 hereof are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives of Designated Senior Claims of the Note Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Designated Senior Claims of the Note Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Designated Senior Claims of the Note Guarantor to participate in any payment or distribution pursuant to this Article 11, the Trustee shall be entitled to request such Person to furnish evidence as to the amount of such Designated Senior Claim held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 11, and, if any such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section 7.01 and Section 7.02 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 11.

Section 11.21 Trustee to Effectuate Subordination.

A Holder, by its acceptance of a Note, agrees to be bound by this Article 11 and authorizes and expressly directs the Trustee in writing, on such Holder’s behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Designated Senior Claims of the Note Guarantor as provided in this Article 11 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 11.22 Trustee Not Fiduciary for Holders of Designated Senior Claims of the Note Guarantor.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of any Designated Senior Claims of the Note Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to or on behalf of Holders or the Note Guarantor or any other Person, money or assets to which any holders of any Designated Senior Claims of the Note Guarantor shall be entitled by virtue of this Article 11 or otherwise, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 11.23 Reliance by Holders of Designated Senior Claims of the Note Guarantor on Subordinated Provisions.

Each Holder, by accepting a Note, acknowledges and agrees that the provisions of Section 11.08 through Section 11.24 hereof are, and are intended to be, an inducement and a consideration to each holder of any Designated Senior Claim of the Note Guarantor, whether such Designated Senior Claim was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Designated Senior Claim and such holder of such Designated Senior Claim shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Designated Senior Claim.

Without in any way limiting the generality of the foregoing paragraph, the holders of Designated Senior Claims of the Note Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring liability to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders to the holders of the Designated Senior Claims of the Note Guarantor, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, any Designated Senior Claim of the Note Guarantor, or otherwise amend or supplement in any manner any Designated Senior Claim of the Note Guarantor, or any instrument evidencing the same or any agreement under which any Designated Senior Claim of the Note Guarantor is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing any Designated Senior Claim of the Note Guarantor; (iii) release any Person liable in any manner for the payment or collection of any Designated Senior Claim of the Note Guarantor; and (iv) exercise or refrain from exercising any rights against the Note Guarantor and any other Person.

Section 11.24 Amendments.

The provisions of Section 11.08 through Section 11.24 hereof may not be amended or modified without the written consent of holders of all Designated Senior Claims.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, except that the Issuer’s and the Note Guarantor’s obligations under Section 7.07 hereof and the Trustee’s and the Paying Agent’s obligations under Section 8.06 and Section 8.07 hereof shall survive, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one (1) year and the Issuer or the Note Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and interest, if any, to the Maturity Date or redemption date;

(2) in respect of subclause (b) of clause (1) of this Section 12.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or the Note Guarantor is a party or by which the Issuer or the Note Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3) the Issuer or the Note Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at the Maturity Date or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 8.06, 8.07 and 12.02 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Note Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuer has made any payment of principal of, premium on, if any, or interest, if any, on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 13.02 Notices.

Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ addresses:

If to the Issuer or the Note Guarantor:

c/o Centrus Energy Corp.

Two Democracy Center

6903 Rockledge Drive

Bethesda, Maryland 20817

Attention: General Counsel

Facsimile No.: (301) 564-3206

If to the Trustee:

Delaware Trust Company

2711 Centerville Road, Suite 220

Wilmington, Delaware 19808

Attention: Corporate Trust Administration

Facsimile No.: 302-636-8666

Email: csctrust@cscinfo.com

With a copy to counsel:

Mark R. Somerstein, Esq

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Email: mark.somerstein@ropesgray.com

The Issuer or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; upon receipt, if deposited in the mail, postage prepaid; when receipt acknowledged, if sent via facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices and communications to the Trustee shall be deemed to have been duly given only if actually received by the Trustee.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary

Section 13.03 Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a) an Officers’ Certificate in customary form and substance (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in customary form and substance (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with, provided that, with respect to matters of fact, an Opinion of Counsel may rely upon an Officers’ Certificate or a certificate of a public official.

Section 13.06 Force Majeure.

The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbances, sabotage, epidemics, riots, loss or malfunctions of utilities, computer (hardware or software) or communications service disruptions, labor disputes, acts of civil or military authority, or governmental, judicial or regulatory actions, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

Section 13.07 Legal Holidays.

If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 13.08 No Recourse Against Others.

No director, member, manager, officer, employee, incorporator, stockholder or controlling person of the Issuer or the Note Guarantor, as such, shall have any liability for any obligations of the Issuer or the Note Guarantor under the Notes, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes and the Guarantee.

Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws. Further, notwithstanding the foregoing, nothing in this provision shall, or shall be construed in any way to, modify the rights or obligations of the Issuer or the Note Guarantor as the Issuer or Note Guarantor, respectively.

Section 13.09 Governing Law.

THIS AGREEMENT, THE NOTES AND THE GUARANTEE SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b). THE ISSUER, THE NOTE GUARANTOR, THE TRUSTEE, THE PAYING AGENT, THE REGISTRAR AND THE COLLATERAL AGENT EACH HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE GENERAL JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT

SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE GUARANTEE AND IRREVOCABLY ACCEPTS FOR ITSELF AND (IN THE CASE OF THE ISSUER AND THE NOTE GUARANTOR) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUER, THE NOTE GUARANTOR, THE TRUSTEE, THE PAYING AGENT, THE REGISTRAR AND THE COLLATERAL AGENT EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE ISSUER AND THE NOTE GUARANTOR EACH IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUER AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER IN ANY OTHER JURISDICTION.

Section 13.10 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of the Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11 Successors.

All agreements of the Issuer and the Note Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.12 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.14 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15 Trustee Authorization.

The Trustee and the Collateral Agent are authorized and directed to enter into the Intercreditor Agreement and the Security Documents, as applicable.

Section 13.16 Tax Reporting.

(a) The Issuer shall determine whether the Notes are “traded on an established market” for purposes of Treasury Regulation Section 1.1273-2(f)(9), the “issue price” of the Notes for Federal income tax purposes (the “Tax Issue Price”) and whether Treasury Regulation Sections 1.1272-1(c) or (d) or 1.1275-4(b) (the “Tax Reporting Rules”) apply to the Notes (the “Tax Reporting Determination”).

(b) No more than seventy-five (75) days after the Issue Date, the Issuer shall provide notice to the Trustee and the Holders of the Tax Reporting Determination (the “Tax Reporting Determination Notice”). The Tax Reporting Determination Notice shall include the following information: (i) whether the Notes are “traded on an established market” for purposes of Treasury Regulation Section 1.1273-2(f)(9), (ii) the Tax Issue Price, and (iii) the Tax Reporting Rules that the Issuer has determined to apply to the Notes, including, if applicable, the “comparable yield” and “projected payment schedule” or the applicable payment schedule.

(c) The Tax Reporting Determination Notice shall be sufficiently delivered if in writing and mailed, first class postage prepaid (and, to the extent permitted by applicable procedures or regulations, electronically) to the Trustee and to each Holder at such Holder’s registered address. At the Issuer’s request, the Trustee shall give the Tax Reporting Determination Notice to each Holder in the name of the Issuer and at the Issuer’s expense within ten (10) days of the Trustee’s receipt of such Tax Reporting Determination Notice; provided that the Issuer shall deliver to the Trustee at least ten (10) days (unless a shorter period is acceptable to the Trustee) prior to the date such Tax Reporting Determination Notice must be given by the Trustee, an Officer’s Certificate requesting that the Trustee give such Tax Reporting Determination Notice and a copy of the Tax Reporting Determination Notice to be provided to the Holders. For purposes of this Section 13.16, the Tax Reporting Determination Notice mailed or distributed electronically in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such Tax Reporting Determination Notice. In any case, failure to give the Tax Reporting Determination Notice to a Holder of any Note shall not affect the validity of the Tax Reporting Determination Notice with respect to any other Holder. Any Holder may waive in writing the right to receive the Tax Reporting Determination Notice either before or after the event, and such waiver shall be the equivalent of delivery to such Holder of such Tax Reporting Determination Notice. Such waivers shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(d) Each Holder, by its acceptance of the Notes, agrees to use the Tax Issue Price and to apply the Tax Reporting Rules that the Issuer has determined to apply to the Notes, including, if applicable, the “comparable yield” and “projected payment schedule” or the applicable payment schedule, for its own tax reporting and return filing.

[Remainder of page intentionally left blank]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.

THE ISSUER:

CENTRUS ENERGY CORP.

By:	/s/ John C. Barpoulis
Name: John C. Barpoulis
Title: Senior Vice President and Chief Financial Officer

THE NOTE GUARANTOR:

UNITED STATES ENRICHMENT CORPORATION

By:	/s/ Stephen S. Greene
Name: Stephen S. Greene
Title: Vice President, Finance and Treasurer

THE TRUSTEE:

Delaware Trust Company, as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

THE COLLATERAL AGENT:

Delaware Trust Company, as Collateral Agent

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

EXHIBIT A

(Face of Note)

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE ISSUER AT CENTRUS ENERGY CORP., TWO DEMOCRACY CENTER, 6903 ROCKLEDGE DRIVE, BETHESDA, MARYLAND 20817, ATTENTION: CHIEF FINANCIAL OFFICER, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OR, IF APPLICABLE, THE YIELD TO MATURITY OF THE NOTE.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.1

[1]	The second and third paragraphs should be included only if the Note is issued in global form.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN THE INDENTURE OR IN ANY SECURITY DOCUMENTS, ANY LIENS AND SECURITY INTERESTS SECURING OBLIGATIONS UNDER THE INDENTURE, THE NOTES AND THE SECURITY DOCUMENTS AND THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT THERETO, AND CERTAIN OF THE RIGHTS OF THE HOLDERS ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT IN THE FORM ATTACHED TO THE INDENTURE THAT MAY BE ENTERED INTO AFTER ISSUANCE OF THE NOTES. UPON EXECUTION OF THE INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF, ON THE ONE HAND, THE INTERCREDITOR AGREEMENT AND, ON THE OTHER HAND, THIS NOTE, THE INDENTURE OR ANY SECURITY DOCUMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL. EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

[Face of Note]

CUSIP

8.0% PIK TOGGLE NOTE DUE 2019/2024

No.	$240,380,000

CENTRUS ENERGY CORP.

CENTRUS ENERGY CORP., a Delaware corporation (the “Issuer”), as obligor, for value received promise to pay to                      or registered assigns, the principal sum of TWO HUNDRED FORTY MILLION THREE HUNDRED EIGHTY THOUSAND Dollars on             , 2019 (the “Initial Maturity Date”) or             , 2024 (the “Extended Maturity Date”) if extended under the terms of Section 2.01 of the Indenture.

Interest Payment Dates: March 31 and September 30.

Record Dates: March 15 and September 15 (whether or not a Business Day).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

THE ISSUER:

CENTRUS ENERGY CORP.

By:
Name:
Title:

Trustee’s Certificate of Authentication:

Dated:

This is one of the Notes referred to in the within-mentioned Indenture:

Delaware Trust Company, as Trustee

By:
Authorized Signatory

(Back of Note)

[PIK Note]2

8.0% PIK TOGGLE NOTE DUE 2019/2024

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Centrus Energy Corp., a Delaware corporation (the “Issuer”), as obligor, promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.

The Issuer shall pay, in cash, interest on the principal amount of this Note, at the rate of 8.0% per annum; provided that (a) for any Interest Payment Date between October 1, 2014 and September 30, 2015, the Issuer may elect to pay up to 3% per annum of interest then due in PIK Notes or PIK Interest and (b) for any Interest Payment Date from October 1, 2015 through the Initial Maturity Date or the Extended Maturity Date, as the case may be, the Issuer may elect to pay up to 5.5% per annum of interest then due in PIK Notes or PIK Interest. The Issuer shall pay interest semi-annually on March 31 and September 30 of each year, commencing on March 31, 2015, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).

Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. To the extent lawful, the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal in cash at the rate of 2% per annum in excess of the then applicable interest rate on the Notes; the Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful and in the same method of payment as the previous interest period.

2. Method of Payment. With respect to the Initial Interest Period, the Issuer has made the Initial PIK Election. After the Initial Interest Period, in the event that the Issuer shall determine to pay any interest in the form of a PIK Payment, the Issuer shall deliver to the Trustee and the Paying Agent (if other than the Trustee), with respect to each interest period subsequent to the Initial Interest Period, no later than one (1) Business Day prior to the beginning of the relevant interest period a PIK Notice setting forth whether the Issuer has elected to pay any portion of the interest payment for such period in the form of a PIK Payment and, if so, the percentage of interest to be paid in the form of a PIK Payment. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of an election for an interest payment date, interest on the Notes shall be payable according to the method of payment set forth in the PIK Notice (excluding for the purpose, the Initial PIK Election) for the previous interest payment date, or if no prior PIK Notice was delivered to the Trustee for the previous

[2]	Only for PIK Notes.

interest payment date, notwithstanding the Initial PIK Election, the Issuer shall be deemed to have elected to pay interest due on such interest payment date in the form of a PIK Payment at the maximum percentage permitted under the Indenture and the Notes.

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Issuer may pay principal and interest by check to a Holder’s registered address.

At all times, PIK Interest on the Notes will be payable (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar) as provided in an Issuer Order from the Issuer to the Trustee and (y) with respect to Notes represented by Definitive Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar), and the Trustee will, upon receipt of an Authentication Order, authenticate and deliver such PIK Notes for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Note will bear interest on such increased principal amount from and after the Interest Payment Date related to the PIK Payment. Any PIK Notes issued certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All Notes issued pursuant to a PIK Payment will mature on September 30, 2019 (or on September 30, 2024 if the Maturity Date of the Notes has been extended under the terms of Section 2.01 of the Indenture) and will be governed by, and subject to, the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date.

3. Paying Agent and Registrar. Initially, the Trustee shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-registrar without notice to any Holder. Subject to certain exceptions, any Subsidiary may act in any such capacity.

4. Indenture. The Issuer issued the Notes under an Indenture dated as of September 30, 2014 (the “Indenture”) among the Issuer, the Note Guarantor named therein, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”) (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is so qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. Terms not otherwise defined herein shall have the meanings assigned in the Indenture.

5. Optional Redemption. The Notes shall be subject to redemption at the option of the Issuer, in whole or in part, at any time, at a price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest, up to the redemption date.

6. Mandatory Redemption. There shall be no mandatory redemption of the Notes.

7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00, except that PIK Notes or increased principal amount of a Global Note shall be in denominations of $1.00 or any integral multiple of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee shall require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar and the Issuer need not exchange or register the transfer (i) of any Note or portion of a Note selected for redemption or (ii) of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

8. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes, subject to the provisions of the Indenture with respect to the record dates for the payment of interest.

9. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing Default or Event of Default (except certain payment defaults) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holders, the Indenture, the Notes, the Security Documents and the Intercreditor Agreement, may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for assumption of the Issuer’s obligations to the Holders in the case of a merger or consolidation, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes, or that does not adversely affect the legal rights hereunder or under the Indenture or the Security Documents of any Holder, to release the Guarantee of the Notes permitted to be released under the terms of the Indenture, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, or to comply with the requirements of the Trustee and the Depositary (including its nominees) with respect to transfers of beneficial interests in the Notes. Notwithstanding the foregoing, without the consent of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Issuer, the Note Guarantor and the Collateral Agent may not amend or supplement the Security Documents or waive or modify the rights of the Holders thereunder or the provisions of the Indenture relating thereto, in either case, in a manner adverse to the Holders. In addition, unless otherwise provided in this Indenture, without the consent of the Holders of not less than 66 2⁄3% in aggregate principal amount of the Notes at the time outstanding, the Issuer, the Note Guarantor and the Trustee may not amend or supplement the Security Documents to release Collateral from the Liens created by the Security Documents if the Fair Market Value of such Collateral exceeds $5,000,000.

10. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare by written notice to the Issuer and the Trustee all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require security and indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of 66 2⁄3% in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Issuer must furnish an annual compliance certificate to the Trustee.

11. Subordination of the Notes. Payment of principal of, premium on, if any, and interest, if any, on, the Notes is subordinated to the prior payment of Issuer Senior Debt on the terms provided in the Indenture.

12. Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

13. No Recourse Against Others. No director, member, manager, officer, employee, incorporator, stockholder or controlling person of the Issuer or the Note Guarantor, as such, shall have any liability for any obligations of the Issuer or the Note Guarantor under the Notes, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantee. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17. Governing Law. This Note and the Indenture shall be construed, interpreted and the rights of the parties hereunder and thereunder shall be determined in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Centrus Energy Corp., Two Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817, Attention: General Counsel.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                          to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Your Tax ID Number:

Signature Guarantee*:

*	NOTICE: The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

(1) The Securities Transfer Agent Medallion Program (STAMP);

(2) The New York Stock Exchange Medallion Program (MSP);

(3) The Stock Exchange Medallion Program (SEMP).

SCHEDULE OF EXCHANGES OF INTERESTS OR INCREASES/DECREASES IN THE GLOBAL NOTE3

The initial outstanding principal amount of this Global Note is $240,380,000. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, or increase/decrease in the principal amount of this Global Note as a result of a PIK Payment, have been made:

Date of Exchange or Increase/Decrease	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee

[3]	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF NOTATION OF GUARANTEE

For value received, United States Enrichment Corporation (the “Note Guarantor”) (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of September 30, 2014 (the “Indenture”) among Centrus Energy Corp., (the “Issuer”), the Note Guarantor and Delaware Trust Company, as trustee and collateral agent (the “Trustee”), (i) the due and punctual payment of the principal and premium, if any, of, and interest on, the Notes, whether at the Maturity Date or on an interest payment date, by acceleration, call for redemption or otherwise; (ii) the due and punctual payment of interest on the overdue principal and premium, if any, of, and interest on, the Notes, if lawful; (iii) the due and punctual payment and performance of all other Obligations of the Issuer under the Notes, the Indenture and the Security Documents, all in accordance with the terms set forth in the Indenture and in the Notes and the Security Documents; and (iv) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations under the Indenture or under the Notes or the Security Documents, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration or otherwise. The obligations of the Note Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

The obligations of the Note Guarantor under its Guarantee, the Indenture and the Security Documents are not obligations of, or guaranteed as to principal or interest by, the United States of America.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

UNITED STATES ENRICHMENT CORPORATION

By:
Name:
Title:

B-1

EXHIBIT C

FORM OF JUNIOR PAYMENT SUBORDINATION AND AGREEMENT

C-1

NOTE SUBORDINATION AGREEMENT

THIS NOTE SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of September 30, 2014, by and among United States Enrichment Corporation, a Delaware corporation (the “Company”), as Issuer Senior Debt Representative for the Initial Issuer Senior Debt Claimholders (as defined below) (in such capacity and together with its successors from time to time in such capacity, the “Initial Issuer Senior Debt Representative”), DELAWARE TRUST COMPANY, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware, as Trustee, for the Holders under the Indenture (as defined below) (in such capacity and together with its successors from time to time in such capacity, the “Trustee”), and each additional Issuer Senior Debt Representative that from time to time becomes a party hereto pursuant to Section 3.7 hereof, and acknowledged and agreed to by Centrus Energy Corp. (the “Issuer”). Capitalized terms used in this Agreement have the meaning assigned to them in Section 1 below and capitalized terms used and not otherwise defined herein have the meaning set forth in the Indenture as in effect on September 30, 2014.

RECITALS

The Company and the Issuer have entered into the Exit Facility Note, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Issuer Senior Debt Agreement”);

The Issuer, the Company, the Trustee and Delaware Trust Company as collateral agent have previously entered into the Indenture, dated as of September 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”);

The obligations of the Issuer under the Indenture are subordinated in right of payment to all Issuer Senior Debt on the terms set forth herein;

Certain holders of Issuer Senior Debt (or their agent(s)) are or may become a party hereto as provided herein and any holder of Issuer Senior Debt that does not become a party hereto is intended to be an express third party beneficiary hereof;

The Indenture provides, among other things, that the Trustee will execute and deliver this Agreement at the request of any holder of Issuer Senior Debt or their representative; and

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the Initial Issuer Senior Debt Representative (for itself and on behalf of each other Initial Issuer Senior Debt Claimholder), the Trustee (for itself and on behalf of each Holder) and each additional Issuer Senior Debt Representative (for itself and on behalf of each other Additional Issuer Senior Debt Claimholder represented by it), intending to be legally bound, hereby agrees as follows:

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Definitions. The following terms shall have the following meaning in this Agreement:

“Agreement” has the meaning given to such term in the preamble hereto.

“Additional Issuer Senior Debt Claimholders” means, with respect to each Additional Issuer Senior Debt Representative, all Persons who from time to time hold Issuer Senior Debt with respect to which such Additional Senior Debt Representative is the agent, trustee or other representative. In the event any Additional Issuer Senior Debt Representative is not acting in a representative capacity, then references to the Additional Issuer Senior Debt Claimholders for such Series will refer to such Additional Issuer Senior Debt Representative.

“Additional Issuer Senior Debt Representative” means each Person who becomes a party hereto as an Issuer Senior Debt Representative after the date hereof in accordance with Section 3.6 hereof.

“Claimholder” means the Issuer Senior Debt Claimholders, the Trustee and the Holders.

“Company” has the meaning ascribed to it in the introductory paragraph of this Agreement together with all successors thereto.

“Discharge” means, except to the extent otherwise provided in Section 3.21 hereof, with respect to any Series of Issuer Senior Debt, that each of the following has occurred:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any filing or proceeding under the Bankruptcy Code, whether or not such interest would be allowed in such proceeding) on all Indebtedness outstanding under the applicable documents governing or evidencing such Series of Issuer Senior Debt;

(b) payment in full in cash of all other obligations under the applicable documents governing or evidencing such Series of Issuer Senior Debt that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(c) termination or expiration of all commitments, if any, to extend credit that would constitute Issuer Senior Debt under such Series; and

(d) termination or cash collateralization (in an amount and manner reasonably satisfactory to the applicable letter of credit issuer, but in no event in an amount greater than 105% of the aggregate undrawn face amount), or the making of other arrangements satisfactory to the applicable letter of credit issuer of all letters of credit issued under the applicable documents governing or evidencing such Series of Issuer Senior Debt.

The term “Discharged” has a corresponding meaning.

“Indenture” has the meaning given to such term in the recitals hereto.

2

“Trustee” has the meaning given to such term in the preamble hereto.

“Initial Issuer Senior Debt Agreement” has the meaning given to such term in the recitals hereto.

“Initial Issuer Senior Debt Claimholders” means all Persons who from time to time hold Issuer Senior Debt with respect to which the Initial Senior Debt Representative is the agent, trustee or other representative.

“Initial Issuer Senior Debt Representative” has the meaning given to such term in the preamble hereto.

“Issuer” has the meaning given to such term in the preamble hereto.

“Issuer Senior Debt Claimholders” means the Initial Issuer Senior Debt Claimholders and any Additional Issuer Senior Debt Claimholders.

“Notes Payment Blockage Notice” has the meaning given to such term in Section 2.3(a)(ii).

“Recovery” has the meaning given to such term in Section 3.22.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Issuer Senior Debt in exchange or replacement for, such Issuer Senior Debt in whole or in part and regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than, or less than the principal amount of the Refinanced Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Series” means the Issuer Senior Debt described under any of clauses (1) through (4) of the definition of Issuer Senior Debt in the Indenture with the Issuer Senor Debt described in each such clause constituting a separate Series of Issuer Senior Debt.

2.	Subordination.

2.1 Subordination of Subordinated Debt to Senior Debt. The Issuer agrees, and the Trustee agrees on behalf of each Holder, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 2, to the prior payment in full of all Issuer Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of and enforceable by holders of Issuer Senior Debt. The Indebtedness evidenced by the Notes shall in all respects rank pari passu in right of payment with all existing and future unsubordinated Indebtedness of the Issuer (other than Issuer Senior Debt) and will be senior in right of payment to all existing and future subordinated Indebtedness of the Issuer; and only Indebtedness that is Issuer Senior Debt shall rank senior to the Indebtedness evidenced by the Notes in accordance with the provisions set forth herein. All provisions of this Article 2 shall be subject to Section 2.11 hereof.

3

2.2 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership of or similar proceeding relating to the Issuer or its property, in an assignment for the benefit of creditors or in any marshaling of the Issuer’s assets and liabilities:

(a) holders of Issuer Senior Debt shall be entitled to receive payment in full in cash of such Issuer Senior Debt (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Issuer Senior Debt, whether or not a claim for such interest would be allowed) before the Holders of Notes shall be entitled to receive any payment with respect to the Notes; and

(b) until all Obligations with respect to the Issuer Senior Debt (as provided in clause (a) above) are paid in full in cash, any payment or distribution to which Holders of Notes would be entitled but for this Article 2 shall be made to holders of Issuer Senior Debt as their interests may appear.

2.3 Default on Issuer Senior Debt.

(a) The Issuer may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property until all principal and other Obligations with respect to the Issuer Senior Debt have been paid in full if:

(i) a payment default on Issuer Senior Debt occurs and is continuing; or

(ii) any other default occurs and is continuing on any Issuer Senior Debt that permits the holders of such Issuer Senior Debt to accelerate its maturity, or otherwise demand its payment, and the Trustee receives a notice of such default (a “Notes Payment Blockage Notice”) from the Issuer or the holders of such Issuer Senior Debt.

(b) The Issuer may and will resume payments or any distributions in respect of the Notes and may acquire them upon the earlier of:

(i) in the case of a payment default with respect to any Issuer Senior Debt, the date upon which such default is cured or waived, and

(ii) in the case of a nonpayment default with respect to any Issuer Senior Debt, upon the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the applicable Notes Payment Blockage Notice is received, unless in the case of this clause (ii), the maturity of any Issuer Senior Debt has been accelerated or demand for payment of such Issuer Senior Debt made, and such acceleration or demand for payment has not been waived or cancelled, if this Article 2 otherwise permits such payment, distribution or acquisition at the time of such payment, distribution or acquisition.

2.4 Demand for Payment. If payment of the Notes is accelerated because of an Event of Default, the Issuer or the Trustee will promptly notify holders of the Issuer Senior Debt,

4

of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article 2. If any Issuer Senior Debt is outstanding, the Issuer may not make a payment of the Notes until ten (10) Business Days after holders of such Issuer Senior Debt receive notice of such acceleration and, thereafter, may make a payment of any Obligations with respect to the Notes only if this Agreement, the Indenture and federal law otherwise permits payment at that time.

2.5 When Distribution Must be Paid Over. In the event that the Trustee or any Holder of the Notes receives any payment of, or any distributions with respect to, any Obligations with respect to the Notes at a time when the payment is prohibited by Section 2.3 hereof and the Trustee or the Holder, as applicable, has actual knowledge that the payment is prohibited by Section 2.3 hereof, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered upon written request to, holders of Issuer Senior Debt as their interests may appear under the agreement, indenture or other document (if any) pursuant to which any Issuer Senior Debt may have been issued or incurred, for application to the payment of all Obligations with respect to Issuer Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Issuer Senior Debt.

2.6 Subrogation. After all Issuer Senior Debt is Discharged and until the Notes are paid in full, Holders of Notes will be subrogated to the rights of the holders of Issuer Senior Debt to receive distributions applicable to such Issuer Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of such Issuer Senior Debt. A distribution made under this Article 2 to the holders of Issuer Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Issuer and Holders, a payment by the Issuer on the Notes.

2.7 Relative Rights. This Article 2 defines the relative rights of Holders of Notes and holders of Issuer Senior Debt. Nothing in this Agreement will:

(a) impair, as between the Issuer and Holders of Notes, the obligation of the Issuer, which is absolute and unconditional, to pay principal of, premium on, if any, and interest, if any, on, the Notes in accordance with their terms;

(b) affect the relative rights of Holders of Notes and creditors of the Issuer other than their rights in relation to holders of Issuer Senior Debt; or

(c) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Issuer Senior Debt to receive distributions and payments otherwise payable to Holders of Notes and such other rights of holders of Issuer Senior Debt as set forth herein.

2.8 Subordination May Not Be Impaired by the Issuer. No right of the holders of Issuer Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Issuer or any Holder or by the failure of the Issuer or any Holder to comply with the Indenture or this Agreement.

2.9 Rights of Trustee and Paying Agent.

(a) Notwithstanding the provisions of this Article 2 or any provision of the Indenture, the Trustee will not be charged with knowledge of the existence of any facts

5

that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee has received at its Corporate Trust Office at least three (3) Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 2. Only the Issuer or holders of Issuer Senior Debt may give the notice. Nothing in this Article 2 will impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Indenture.

(b) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes.

All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.10 Article 2 Not to Prevent Events of Default or Limit Right to Demand Payment. The failure of the Issuer to make a payment on the Notes by reason of any provision in this Article 2 shall not be construed as preventing the occurrence of a Default by the Issuer. Nothing in this Article 2 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on the Notes pursuant to Article 2 of the Indenture.

2.11 Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to Article 8 or Article 12 of the Indenture shall not be subordinated to the prior payment of any Issuer Senior Debt or subject to the restrictions set forth in this Article 2, and none of the Holders shall be obligated to pay over any such amount to the Issuer or holders of Issuer Senior Debt or any other creditor of the Issuer, provided that, the subordination provisions of this Article 2 were not violated at the time the applicable amounts were deposited in trust pursuant to Article 8 or Article 12 of the Indenture, as the case may be.

6

2.12 Trustee Entitled to Rely. Upon any payment or distribution of assets of the Issuer referred to in this Article 2, the Trustee and the Holders of Notes will be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 2.12 hereof are pending or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Issuer Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 2. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of the holders of Issuer Senior Debt to participate in any payment or distribution pursuant to this Article 2, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Issuer Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 2 and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section 7.01 and Section 7.02 of the Indenture shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 2.

2.13 Trustee to Effectuate Subordination. This Agreement is intended to effectuate the subordination provided in Article 2 of the Indenture as contemplated by Section 2.27 of the Indenture.

2.14 Trustee Not Fiduciary for Holders of Issuer Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Issuer Senior Debt and shall not be liable to any such holder if it shall mistakenly pay over or distribute to or on behalf of Holders or any other Person, money or assets to which holders of Issuer Senior Debt shall be entitled by virtue of this Article 2 or otherwise, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

2.15 Reliance by Holders of Senior Debt on Subordinated Provisions. Each Holder pursuant to the Indenture and by accepting a Note, has acknowledged and agreed that provisions comparable to those in this Article 2 hereof are, and are intended to be, an inducement and a consideration to holders of Issuer Senior Debt, whether such Issuer Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Issuer Senior Debt and holders of such Issuer Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Issuer Senior Debt.

Without in any way limiting the generality of the foregoing paragraph, holders of Issuer Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring liability to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 2 or the obligations hereunder of the Holders to holders of Issuer Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, any Issuer Senior Debt, or otherwise amend or supplement in any manner any Issuer Senior Debt, or any instrument evidencing the same or any agreement under which any Issuer Senior Debt is

7

outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing any Issuer Senior Debt; (iii) release any Person liable in any manner for the payment or collection of any Issuer Senior Debt; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

3.	Miscellaneous

3.1 Integration/Conflicts. This Agreement and the Indenture represent the entire agreement with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the Trustee or the Holders relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the Indenture, the provisions of this Agreement shall govern and control.

3.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of payment subordination and the Issuer Senior Debt Claimholders may continue, at any time and without notice to the Trustee or any Holder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Issuer constituting Issuer Senior Debt in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any filing or proceeding under the Bankruptcy Code. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to the Issuer shall include the Issuer as debtor and debtor-in-possession and any receiver, trustee or similar person acting for the Issuer (as the case may be) in any proceeding under the Bankruptcy Code. This Agreement shall terminate and be of no further force and effect:

(a) with respect to any Issuer Senior Debt Representative and the Issuer Senior Debt Claimholders represented by it and their Issuer Senior Debt Obligations, on the date on which the Issuer Senior Debt Obligations of such Issuer Senior Debt Claimholders are Discharged subject to the rights of such Issuer Senior Debt Claimholders under Section 3.20 and Section 3.21; and

(b) with respect to the Trustee and the Holders on the date that all Issuer Senior Debt has been Discharged subject to the rights of such Issuer Senior Debt Claimholders under Section 3.20 and Section 3.21;

provided, however, that in each case, such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.

3.3 Amendments; Waivers

(a) No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a

8

waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Issuer shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly and adversely affected.

(b) Notwithstanding the foregoing, without the consent of the Issuer or any party hereto any Person holding Issuer Senior Debt or their agent, trustee or representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 3.7 of this Agreement and upon such execution and delivery, such Additional Issuer Senior Representative and the Additional Issuer Senior Debt Claimholders represented thereby shall be subject to the terms hereof.

3.4 Information Concerning Financial Condition of the Issuer and its Subsidiaries. The Issuer Senior Debt Representatives and the Issuer Senior Debt Claimholders, on the one hand, and the Holders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Issuer, its Subsidiaries and any endorsers and guarantors of the Issuer Senior Debt Obligations or the Notes and (b) all other circumstances bearing upon the risk of nonpayment of the Issuer Senior Debt Obligations or the Notes. The Issuer Senior Debt Representatives and the other Issuer Senior Debt Claimholders, on the one hand, and the Holders, on the other hand, shall have no duty to advise of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any Claimholder, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other Claimholder, it shall be under no obligation:

(a) to make, and such Claimholder shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

3.5 Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Trustee or the Holders pays over to any of the Issuer Senior Debt Representatives or the other Issuer Senior Debt Claimholders under the terms of this Agreement, the Trustee or such Holders shall be subrogated to the rights of such Issuer Senior Debt Representatives or the other Issuer Senior Debt Claimholders; provided that the Trustee, on behalf of itself and each Holder, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of all Issuer Senior Debt has occurred. The Company acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Trustee or any Holder that are paid over to any Issuer Senior Debt Representatives or the other Issuer Senior Debt Claimholders pursuant to this Agreement shall not reduce any of the obligations under the Indenture.

9

3.6 Application of Payments. All payments received by any Issuer Senior Debt Representative or other Issuer Senior Debt Claimholder may be applied, reversed and reapplied, in whole or in part, to such part of the Issuer Senior Debt Obligations provided for in the applicable Issuer Senior Debt or the documents evidencing or governing such Issuer Senior Debt (subject to any agreement among the Issuer Senior Debt Representatives). The Trustee, on behalf of itself and each Holder, agrees to any extension or postponement of the time of payment of the Issuer Senior Debt Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any payment which may at any time secure any part of the Issuer Senior Debt Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

3.7 Additional Issuer Senior Debt Claims. Any Person holding Issuer Senior Debt or their agent, trustee or representative may, but is not obligated to, become a party hereto by execution and delivery of a joinder agreement in substantially the form of Exhibit A hereto.

3.8 Agency Capacities. The Company is acting in the capacity of Initial Issuer Senior Debt Representative solely for the Initial Issuer Senior Debt Claimholders. Each other Issuer Senior Debt Representative is acting in the capacity of Issuer Senior Debt Representative solely for the Issuer Senior Debt Claimholders for which it has been appointed agent, trustee or other representative. The Trustee is acting as Trustee solely for the Holders.

3.9 Submission to Jurisdiction; Certain Waivers. Each of the Issuer and each Issuer Senior Debt Representative and the Trustee, on behalf of itself and each other applicable Claimholder represented by it, hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b) agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;

(c) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement shall affect any right that any Claimholder may otherwise have to bring any action or proceeding relating to this Agreement against the Issuer or any of its assets in the courts of any jurisdiction;

(d) waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section 3.9 (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

10

(e) consents to service of process in any such proceeding in any such court by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 3.11 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);

(f) agrees that service as provided in clause (e) above is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(g) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

3.10 WAIVER OF JURY TRIAL.

EACH PARTY HERETO AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO AND THE COMPANY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO AND THE ISSUER FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

3.11 Notices. All notices to the Holders and the Issuer Senior Debt Claimholders permitted or required under this Agreement shall also be sent to the Trustee and the applicable Issuer Senior Debt Representative, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or in the Joinder Agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

3.12 Further Assurances. Each Issuer Senior Debt Representative, on behalf of itself and each other Issuer Senior Debt Claimholder represented by it, the Trustee, on behalf of itself and each Holder, and the Issuer agrees that it shall take such further action and shall execute and

11

deliver such additional documents and instruments (in recordable form) as is required for any Issuer Senior Debt Representative to effectuate the terms of and the payment priorities contemplated by this Agreement.

3.13 APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

3.14 Binding on Successors and Assigns. This Agreement shall be binding upon the Issuer Senior Debt Representatives, the other Issuer Senior Debt Claimholders, the Trustee, the Holders, the Issuer and its successors and assigns from time to time. If any of the Issuer Senior Debt Representatives or the Trustee resigns or is replaced pursuant to the applicable documents evidencing or governing the applicable Issuer Senior Debt or the Indenture, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of the Issuer.

3.15 Section Headings. The section headings and table of contents used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose, be given any substantive effect, affect the construction hereof or be taken into consideration in the interpretation hereof.

3.16 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. a document in “pdf” or “tif ” format sent by electronic mail) shall be effective as delivery of a manually executed counterpart hereof.

3.17 Authorization. By its signature, each Person executing this Agreement, on behalf of such Person but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

3.18 Third Party Beneficiaries/ Provisions Solely to Define Relative Rights. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the Issuer Senior Debt Claimholders and the Holders and their respective successors and assigns from time to time. Each holder of any Issuer Senior Debt that is not (either directly or through an agent) a party hereto shall be an express third party beneficiary hereof. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Issuer Senior Debt Representatives and the other Issuer Senior Debt Claimholders on the one hand and the Trustee and the Holders on the other hand. Other than as set forth in Section 3.3 and in Section 3.6, none of the Issuer or any other creditor thereof shall have any rights hereunder and the Issuer may not rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Issuer, which are absolute and unconditional, to pay the obligations under Issuer Senior Debt and the Notes, the Indenture and the Security Documents as and when the same shall become due and payable in accordance with their terms.

12

3.19 No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended by the party to have substantially the same effects as the prohibited action.

3.20 When Discharge of Obligations Deemed to Not Have Occurred. If contemporaneously with the Discharge of Issuer Senior Debt, the Company enters into any Refinancing of such Issuer Senior Debt, then such Discharge of Issuer Senior Debt shall automatically be deemed not to have occurred for all purposes of this Agreement and the obligations under such Refinancing of the applicable Issuer Senior Debt shall automatically be treated as Issuer Senior Debt for all purposes of this Agreement.

3.21 Avoidance Issues. If any Issuer Senior Debt Claimholder is required as a result of any filing or proceeding under the Bankruptcy Code or otherwise to turn over or otherwise pay to the estate of the Issuer any amount paid in respect of Issuer Senior Debt Obligations (a “Recovery”), then such Issuer Senior Debt Claimholder shall be entitled to a reinstatement of its Issuer Senior Debt Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of Issuer Senior Debt Obligations shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. This Section 3.21 shall survive termination of this Agreement.

[Remainder of this page intentionally left blank]

13

IN WITNESS WHEREOF, the parties hereto have executed this Note Subordination Agreement as of the date first written above.

UNITED STATES ENRICHMENT CORPORATION

as Initial Issuer Senior Debt Representative

By:
Name:
Title:

United States Enrichment Corporation
Two Democracy Center
6903 Rockledge Drive
Bethesda, Maryland 20817
Attention: General Counsel
Facsimile No.: (301) 564-3206

DELAWARE TRUST COMPANY, as Trustee

By:
Name:
Title:

Delaware Trust Company
2711 Centerville Road, Suite 220
Wilmington, Delaware 19808
Attention: Corporate Trust Administration
Facsimile No.: 302-636-8666
Email: csctrust@cscinfo.com

With a copy to counsel:

Mark R. Somerstein, Esq
Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036-8704
Email: mark.somerstein@ropesgray.com

[Signature Page to Note Subordination Agreement]

Acknowledged and Agreed to by:

Centrus Energy Corp.

By:
Name:
Title:

Centrus Energy Corp.
Two Democracy Center
6903 Rockledge Drive
Bethesda, Maryland 20817
Attention: General Counsel
Facsimile No.: (301) 564-3206

[Signature Page to Note Subordination Agreement]

[FORM OF] JOINDER AGREEMENT NO. [    ] dated as of [        ], 20[    ] to the NOTE SUBORDINATION AGREEMENT dated as of September 30, 2014 (the “Note Subordination Agreement”), among UNITED STATES ENRICHMENT CORPORATION, a Delaware Corporation, as Initial Issuer Senior Debt Representative, DELAWARE TRUST COMPANY, as Trustee, and the additional Issuer Senior Debt Representatives from time to time a party thereto, and acknowledged and agreed to by Centrus Energy Corp., a Delaware corporation (the “Issuer”).

Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Note Subordination Agreement.

The undersigned Additional Issuer Senior Debt Representative (the “New Representative”) is executing this Joinder Agreement in accordance with the requirements of the Note Subordination Agreement.

Accordingly, the New Representative agrees to be subject to and bound by, the Note Subordination Agreement with the same force and effect as if the New Representative had originally been named therein as an Issuer Senior Debt Representative and the New Representative, on behalf of itself and each other Additional Issuer Senior Debt Claimholders represented by it, hereby agrees to all the terms and provisions of the Note Subordination Agreement applicable to it as an Issuer Senior Debt Representative. The Note Subordination Agreement is hereby incorporated herein by reference.

The New Representative represents and warrants to the other Representatives, and the other Claimholders that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent][trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Note Subordination Agreement.

This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

Except as expressly supplemented hereby, the Note Subordination Agreement shall remain in full force and effect.

THIS JOINDER AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Note Subordination Agreement, and any such prohibition or unenforceability in any jurisdiction

16

shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.

All communications and notices hereunder shall be in writing and given as provided in Section 3.11 of the Note Subordination Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

[Remainder of this page intentionally left blank]

17

IN WITNESS WHEREOF, the New Representative have duly executed this Joinder Agreement to the Note Subordination Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

18

EXHIBIT D

FORM OF JUNIOR LIEN SUBORDINATION AND INTERCREDITOR AGREEMEENT

D-1

EXHIBIT D TO INDENTURE

FORM OF

JUNIOR LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

Dated as of [                    ]

among

[                    ],

as the Initial Senior Lien Representative and Initial Senior Lien Collateral Agent

for the Initial Senior Lien Claimholders,

Delaware Trust Company as Trustee,

as the Initial Junior Lien Representative,

Delaware Trust Company,

as the Initial Junior Lien Collateral Agent

and

each additional Representative and Collateral Agent from time to time party hereto and acknowledged and agreed to by

United States Enrichment Corporation,

as the Company

i

6.3	Adequate Protection	34
6.4	No Waiver	36
6.5	Avoidance Issues	36
6.6	Reorganization Securities	36
6.7	Post-Petition Interest	36
6.8	Waiver	37
6.9	Separate Grants of Security and Separate Classification	37
6.10	Effectiveness in Insolvency or Liquidation Proceedings	38

SECTION 7.	Reliance; Waivers	38

7.1	Reliance	38
7.2	No Warranties or Liability	38
7.3	No Waiver of Lien Priorities	39
7.4	Obligations Unconditional	41

SECTION 8.	Miscellaneous	42

8.1	Integration/Conflicts	42
8.2	Effectiveness; Continuing Nature of this Agreement; Severability	42
8.3	Amendments; Waivers	43
8.4	Information Concerning Financial Condition of the Company and its Subsidiaries	43
8.5	Subrogation	44
8.6	Application of Payments	44
8.7	Additional Senior Lien Claims and Additional Junior Debt	44
8.8	Agency Capacities	46
8.9	Submission to Jurisdiction; Certain Waivers	46
8.10	Waiver of Jury Trial	47
8.11	Notices	47
8.12	Further Assurances	48
8.13	Applicable Law	48
8.14	Binding on Successors and Assigns	48
8.15	Section Headings	48
8.16	Counterparts	48
8.17	Authorization	49
8.18	Third Party Beneficiaries/ Provisions Solely to Define Relative Rights	49
8.19	No Indirect Actions	49
8.20	Relationship with Senior Lien Intercreditor Agreement; No Duty of Senior Claimholders to Non-Parties	49

EXHIBITS

Exhibit A - Joinder Agreement (Additional Junior Lien Debt)
Exhibit B - Joinder Agreement (Additional Senior Lien Claims)
Exhibit C - Additional Debt Designation

ii

JUNIOR LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

This JUNIOR LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of [DATE], and entered into by and among [SENIOR LIEN REPRESENTATIVE] (“[                    ]”), as Senior Lien Representative for the [Initial Senior Lien Claimholders (as defined below)] (in such capacity and together with its successors from time to time in such capacity, the “Initial Senior Lien Representative”) and [administrative agent][collateral agent] for the Initial Senior Lien Claimholders (in such capacity and together with its successors from time to time in such capacity, the “Initial Senior Lien Collateral Agent”), DELAWARE TRUST COMPANY, as Trustee, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware, as Junior Lien Representative for the Initial Junior Lien Claimholders (in such capacity and together with its successors from time to time in such capacity, the “Initial Junior Lien Representative”), DELAWARE TRUST COMPANY, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware, as collateral agent for the Initial Junior Lien Claimholders (as defined below) (in such capacity and together with its successors from time to time in such capacity, the “Initial Junior Lien Collateral Agent”) and each additional Senior Lien Representative, Senior Lien Collateral Agent, Junior Lien Representative and Junior Lien Collateral Agent that from time to time becomes a party hereto pursuant to Section 8.7, and acknowledged and agreed to by United States Enrichment Corporation, a Delaware corporation (the “Company”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below. Capitalized terms used and not otherwise defined herein have the meaning set forth in the Initial Junior Lien Indenture as in effect on September 30, 2014.

RECITALS

[describe initial first lien agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Senior Lien Agreement”)];

The Company, Centrus, the Initial Junior Lien Representative and the Initial Junior Lien Collateral Agent have previously entered into the Indenture, dated as of September 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Junior Lien Indenture”);

The obligations of the Company under all Senior Lien Obligations will be secured by, among other things, one or more liens on Collateral (as hereinafter defined) which Liens securing the Senior Lien Obligations will be senior in priority to the Liens on the Collateral securing the Initial Junior Lien Indenture and the other Junior Lien Obligations;

Certain holders of Designated Senior Claims (or their agent(s)) are or may become a party hereto as provided herein and any holder of Designated Senior Claims that does not become a party hereto is intended to be an express third party beneficiary hereof;

The Senior Lien Documents and the Junior Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the Initial Senior Lien Representative (for itself and on behalf of each other Initial Senior Lien Claimholder), the Initial Senior Lien Collateral Agent (for itself and on behalf of each other Initial Senior Lien Claimholder), the Initial Junior Lien Representative (for itself and on behalf of each other Initial Junior Lien Claimholder), the Initial Junior Lien Collateral Agent (for itself and on behalf of each other Initial Junior Lien Claimholder), each additional Senior Lien Representative (for itself and on behalf of each other Additional Senior Lien Claimholder represented by it), each additional Senior Lien Collateral Agent (for itself and on behalf of each other Additional Senior Lien Claimholder represented by it), each additional Junior Lien Representative (for itself and on behalf of each other Additional Junior Lien Claimholder represented by it) and each additional Junior Lien Collateral Agent (for itself and on behalf of each other Additional Junior Lien Claimholder represented by it), intending to be legally bound, hereby agrees as follows:

SECTION 1.	Definitions.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meaning:

“Additional Collateral Agent” means any one or more Additional Senior Lien Collateral Agent and Additional Junior Lien Collateral Agent, as the context may require.

“Additional Junior Lien Claimholders” means, with respect to any Series of Additional Junior Lien Debt, the holders of such Indebtedness, the Junior Lien Representative with respect thereto, the Junior Lien Collateral Agent with respect thereto, any trustee or agent therefor under any related Additional Junior Lien Documents and the beneficiaries of each indemnification obligation undertaken by the Company under any related Additional Junior Lien Documents and the holders of any other Additional Junior Lien Obligations secured by the Junior Lien Collateral Documents for such Series of Additional Junior Lien Debt.

“Additional Junior Lien Collateral Agent” has the meaning set forth in the definition of “Junior Lien Collateral Agent”.

“Additional Junior Lien Debt” means any Indebtedness and guarantees thereof that is incurred, issued or guaranteed by the Company (other than the Initial Junior Lien Debt) which Refinances the Initial Junior Lien Debt in full and which Indebtedness and guarantees are secured by the Junior Lien Collateral (or a portion thereof) on a basis junior to the Senior Lien Obligations; provided, however, that with respect to any such Indebtedness incurred after the date hereof (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Lien Documents and Junior Lien Documents, (ii) unless already a party with respect to that Series of Additional Junior Lien Debt, each of the Junior Lien Representative and the Junior Lien Collateral Agent for the holders of such Indebtedness shall have become

2

party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.7 hereof; and (iii) each of the other requirements of Section 8.7 shall have been complied with. The requirements of clause (i) shall be tested only as of (x) the date of execution of such Joinder Agreement by the applicable Additional Junior Lien Collateral Agent and Additional Junior Lien Representative if pursuant to a commitment entered into at the time of such Joinder Agreement, and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment or amendment.

“Additional Junior Lien Documents” means, with respect to any Series of Additional Junior Lien Debt, the loan agreements, promissory notes, indentures and other operative agreements evidencing or governing such Indebtedness, any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Additional Junior Lien Documents and the Junior Lien Collateral Documents securing such Series of Additional Junior Lien Debt.

“Additional Junior Lien Obligations” means, with respect to any Series of Additional Junior Lien Debt, (a) principal, interest (including without limitation any Post-Petition Interest), premium (if any), penalties, fees, expenses (including, without limitation, fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursements, damages, statutory claims and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, payable with respect to such Additional Junior Lien Debt, (b) all other amounts payable to the related Additional Junior Lien Claimholders under the related Additional Junior Lien Documents (other than in respect of any Indebtedness not constituting Additional Junior Lien Debt) and (c) any renewals or extensions of the foregoing.

“Additional Junior Lien Representative” has the meaning set forth in the definition of “Junior Lien Representative”.

“Additional Obligations” means the Additional Senior Lien Obligations and the Additional Junior Lien Obligations.

“Additional Representative” means any one or more Additional Senior Lien Representative and Additional Junior Lien Representative, as the context may require.

“Additional Senior Lien Claims” means any Designated Senior Claims incurred, issued or guaranteed by the Company (other than the Initial Senior Lien Obligations) which Designated Senior Claims are secured by the Senior Lien Collateral (or a portion thereof) on a basis senior to the Junior Lien Obligations. The Senior Lien Representative and Senior Lien Collateral Agent for any Series of Senior Lien Claims may, but is not obligated to, become a party hereto pursuant to Section 8.7 hereof.

“Additional Senior Lien Claimholders” means, with respect to any Series of Additional Senior Lien Claims, the holders of such Indebtedness, the Senior Lien Representative with respect thereto, the Senior Lien Collateral Agent with respect thereto, any trustee or agent therefor under any related Additional Senior Lien Documents and the beneficiaries of each indemnification obligation undertaken by the Company under any related Additional Senior Lien Documents and the holders of any other Additional Senior Lien Obligations secured by the Senior Lien Collateral Documents for such Series of Additional Senior Lien Claims.

3

“Additional Senior Lien Collateral Agent” has the meaning set forth in the definition of “Senior Lien Collateral Agent”.

“Additional Senior Lien Documents” means, with respect to any Series of Additional Senior Lien Claims, the loan agreements, promissory notes, indentures and other operative agreements evidencing or governing such Additional Senior Lien Claims, any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Additional Senior Lien Documents and the Senior Lien Collateral Documents securing such Series of Additional Senior Lien Claims.

“Additional Senior Lien Obligations” means, with respect to any Series of Additional Senior Lien Claims, (a) all principal, interest (including any Post-Petition Interest), premium (if any), penalties, fees, expenses (including fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursements, damages, statutory claims and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, payable with respect to such Additional Senior Lien Claims, (b) all other amounts payable to the related Additional Senior Lien Claimholders under the related Additional Senior Lien Documents (other than in respect of any Indebtedness not constituting Additional Senior Lien Claims), (c) subject to Section 5.8 hereof, any Hedging Obligations and Bank Product Obligations secured under the Senior Lien Collateral Documents securing such Series of Additional Senior Lien Claims and (d) any renewals or extensions of the foregoing.

“Additional Senior Lien Representative” has the meaning set forth in the definition of “Senior Lien Representative”.

“Affiliate” means, with respect to a specified Person, (a) any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with the Person specified or is a director or executive officer of the Person specified or (b) any other Person that directly or indirectly owns 10% or more of any class of equity interests of the Person specified.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of the Company, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, overdrafts and interstate depository network services, cash management or automated clearing house transfers of funds services, credit cards for commercial customers, stored value cards or any related services, to any Person permitted to be a secured party in respect of such obligations under the applicable Senior Lien Documents.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

4

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Centrus” means Centrus Energy Corp., a Delaware corporation.

“Claimholders” means any one or more of the Senior Lien Claimholders and the Junior Lien Claimholders, as the context may require.

“Collateral” means, at any time, all of the assets and property of the Company, whether real, personal or mixed, in which the holders of Senior Lien Obligations under at least one Series of Senior Lien Obligations and the holders of Junior Lien Obligations under at least one Series of Junior Lien Obligations (or their respective Collateral Agents or Representatives) hold, purport to hold or are required to hold, a security interest at such time (or, in the case of the Senior Lien Obligations, are deemed pursuant to Section 3.3 to hold a security interest), including any property subject to Liens granted pursuant to Section 6 to secure both Senior Lien Obligations and Junior Lien Obligations.

“Collateral Agent” means any Senior Lien Collateral Agent and/or any Junior Lien Collateral Agent, as the context may require.

“Collateral Documents” means the Senior Lien Collateral Documents and the Junior Lien Collateral Documents.

“Collateral Enforcement Action” means any action to:

(a) foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral or Restricted Assets, or otherwise exercise or enforce remedial rights with respect to Collateral or Restricted Assets under the Senior Lien Documents or the Junior Lien Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b) solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral or Restricted Assets, conduct the liquidation or disposition of Collateral or Restricted Assets or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral or Restricted Assets;

(c) receive a transfer of Collateral or Restricted Assets in satisfaction of Indebtedness or any other Obligation secured thereby;

5

(d) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the Senior Lien Documents or Junior Lien Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral or Restricted Assets); or

(e) the Disposition of Collateral or Restricted Assets by the Company after the occurrence and during the continuation of an event of default under any of the Senior Lien Documents or the Junior Lien Documents with the consent of the applicable Senior Lien Collateral Agent (or Senior Lien Claimholders) or Junior Lien Collateral Agent (or Junior Lien Claimholders).

“Company” has the meaning set forth in the Preamble to this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Designated Senior Claims” has the meaning set forth in the Initial Junior Lien Indenture as of the date of execution thereof but shall also include any Refinancing thereof.

“Designated Senior Lien Collateral Agent” means (i) if at any time there is only one Series of Senior Lien Obligations with respect to which the Discharge of Senior Lien Obligations has not occurred, the Senior Lien Collateral Agent for the Senior Lien Claimholders in such Series and (ii) at any time when clause (i) does not apply, the “Applicable Collateral Agent” (as defined in the Senior Lien Intercreditor Agreement) at such time or, in the case of this clause (ii) if there is no Senior Lien Intercreditor Agreement in effect, the representative or, if none, the holder of the largest amount of Designated Senior Claims shall be the Designated Senior Lien Collateral Agent hereunder.

“Designated Senior Lien Representative” means (i) if at any time there is only one Series of Senior Lien Obligations with respect to which the Discharge of Senior Lien Obligations has not occurred, the Senior Lien Representative for the Senior Lien Claimholders in such Series and (ii) at any time when clause (i) does not apply, the “Applicable Representative” (as defined in the Senior Lien Intercreditor Agreement) at such time or, in the case of this clause (ii) if there is no Senior Lien Intercreditor Agreement in effect, the representative or, if none, the holder of the largest amount of Designated Senior Claims shall be the Designated Senior Lien Representative hereunder.

“Designation” means a designation of Additional Senior Lien Claims or Additional Junior Lien Debt in substantially the form of Exhibit C attached hereto.

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge” means, except to the extent otherwise provided in Section 5.8, with respect to any Series of Senior Lien Obligations or Series of Junior Lien Obligations, that such Series of

6

Senior Lien Obligations or Series of Junior Lien Obligations, as the case may be, are no longer secured by, and no longer required to be secured by, the Collateral pursuant to the terms of the applicable Senior Lien Documents or Junior Lien Documents. The term “Discharged” shall have a corresponding meaning.

“Discharge of Initial Senior Lien Obligations” means, except to the extent otherwise provided in Section 5.8, the Discharge of all Initial Senior Lien Obligations has occurred.

“Discharge of Junior Lien Obligations” means, except to the extent otherwise provided in Section 5.8, the Discharge of each Series of Junior Lien Obligations has occurred.

“Discharge of Senior Lien Obligations” means, except to the extent otherwise provided in Section 5.8, the Discharge of Initial Senior Lien Obligations and the Discharge of each additional Series of Senior Lien Obligations has occurred.

“Disposition” has the meaning set forth in Section 5.3(b).

“Distribution” means, with respect to any Indebtedness, obligation, or security, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such Indebtedness, obligation, or security, (b) any redemption, purchase or other acquisition of such Indebtedness, obligation, or security by any Person, or (c) the granting of any lien or security interest to or for the benefit of the holders of such Indebtedness, obligation, or security in or upon any property of any Person.

“Enforcement Action” means:

(a) to take from or for the account of the Company, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company or any such other guarantor with respect to the Junior Lien Obligations in violation of the payment block provisions of Section 2.2 hereof;

(b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding including, but not limited to, any Insolvency or Liquidation Proceeding, against the Company to (i) enforce payment of or to collect the whole or any part of the Junior Lien Obligations or (ii) commence judicial enforcement of any of the rights and remedies under the Junior Lien Documents or applicable law with respect to the Junior Lien Obligations;

(c) to accelerate the Junior Lien Obligations; or

(d) to exercise any put option or to cause the Company to honor any redemption or mandatory prepayment obligation under any Junior Lien Document.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

7

“Hedge Agreement” means a Swap Contract entered into by the Company with a counterparty as permitted under the Senior Lien Documents or the Junior Lien Documents, as the case may be.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Hedge Agreement.

“Indebtedness” means and includes all indebtedness for borrowed money; for the avoidance of doubt, “Indebtedness” shall not include reimbursement or other obligations in respect of letters of credit, Hedging Obligations or Bank Product Obligations.

“Initial Junior Lien Claimholders” means the holders of any Initial Junior Lien Obligations, the Initial Junior Lien Collateral Agent and the Initial Junior Lien Representative.

“Initial Junior Lien Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Initial Junior Lien Debt” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the Initial Junior Lien Documents.

“Initial Junior Lien Documents” means that certain Initial Junior Lien Indenture, the “Notes” (as defined in the Initial Junior Lien Indenture), the Initial Junior Lien Security Agreement, any other Initial Junior Lien Security Documents and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Initial Junior Lien Obligations.

“Initial Junior Lien Indenture” has the meaning set forth in the Recitals.

“Initial Junior Lien Obligations” means the “Obligations” and “Secured Obligations” (as defined in the Initial Junior Lien Documents) under the Initial Junior Lien Documents.

“Initial Junior Lien Security Agreement” means the Pledge and Security Agreement, by and among the Initial Junior Lien Collateral Agent and the Company, dated as of September 30, 2014.

“Initial Junior Lien Security Documents” means the Initial Junior Lien Indenture, the Initial Junior Lien Security Agreement and the other “Security Documents” as defined in the Initial Junior Lien Indenture and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Initial Junior Lien Obligations.

“Initial Junior Lien Representative” has the meaning set forth in the Preamble to this Agreement.

“Initial Senior Lien Agreement” has the meaning set forth in the Recitals.

“Initial Senior Lien Claimholders” means the “Secured Parties” as defined in the Initial Senior Lien Agreement.

8

“Initial Senior Lien Claims” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the Initial Senior Lien Documents.

“Initial Senior Lien Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Initial Senior Lien Documents” means the Initial Senior Lien Agreement and the other “Loan Documents” as defined in the Initial Senior Lien Agreement and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Initial Senior Lien Obligations.

“Initial Senior Lien Obligations” means the “Secured Obligations” as defined in the Initial Senior Lien Agreement.

“Initial Senior Lien Representative” has the meaning set forth in the Preamble to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Company;

(b) any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or with respect to a material portion of its assets;

(c) any liquidation, dissolution, reorganization or winding up of the Company whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company.

“Joinder Agreement” means a supplement to this Agreement in the form of Exhibit A or Exhibit B hereto, as applicable, required to be delivered by a Representative and a Collateral Agent to each other then-existing Representative and Collateral Agent pursuant to Section 8.7 hereof in order to include Additional Senior Lien Claims or Additional Junior Lien Debt hereunder and to become the Representative or Collateral Agent, as the case may be, hereunder in respect thereof for the applicable Additional Senior Lien Claimholders or applicable Additional Junior Lien Claimholders, as the case may be, under such Additional Senior Lien Claims or Additional Junior Lien Debt.

“Junior Lien Adequate Protection Payments” has the meaning set forth in Section 6.3(b).

“Junior Lien Claimholders” means the Initial Junior Lien Claimholders and any Additional Junior Lien Claimholders.

9

“Junior Lien Collateral” means any “Collateral” as defined in any Junior Lien Documents or any other assets of the Company with respect to which a Lien is granted, purported to be granted or required to be granted pursuant to any Junior Lien Document as security for any Junior Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Junior Lien Claimholder.

“Junior Lien Collateral Agent” means (i) in the case of any Initial Junior Lien Obligations or the Initial Junior Lien Claimholders, the Initial Junior Lien Collateral Agent and (ii) in the case of any Additional Junior Lien Obligations and the Additional Junior Lien Claimholders in respect thereof, the Person serving as collateral agent (or the equivalent) for such Additional Junior Lien Obligations and that is named as the Junior Lien Collateral Agent in respect of such Additional Junior Lien Obligations in the applicable Joinder Agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Junior Lien Collateral Agent”).

“Junior Lien Collateral Documents” means the “Security Documents” or “Collateral Documents” (as defined in the applicable Junior Lien Documents) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Junior Lien Obligations or pursuant to which any such Lien is perfected.

“Junior Lien Debt” means the Initial Junior Lien Debt and any Additional Junior Lien Debt.

“Junior Lien Declined Lien” has the meaning set forth in Section 3.3.

“Junior Lien Documents” means the Initial Junior Lien Documents and any Additional Junior Lien Documents.

“Junior Lien Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by the Company is granted to secure any Junior Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Junior Lien Obligations” means the Initial Junior Lien Obligations and any Additional Junior Lien Obligations.

“Junior Lien Representative” means (i) in the case of the Initial Junior Lien Obligations or the Initial Junior Lien Claimholders, the Initial Junior Lien Representative and (ii) in the case of any Additional Junior Lien Obligations and the Additional Junior Lien Claimholders in respect thereof, each trustee, administrative agent, collateral agent, security agent and similar agent that is named as the Junior Lien Representative in respect of such Additional Junior Lien Obligations in the applicable Joinder Agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Junior Lien Representative”).

“Lien” means any lien (including, judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind, (any conditional sale or other title retention agreement, and any lease in the nature thereof) and, in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and any right of set-off or recoupment.

10

“Master Agreement” has the meaning set forth in the definition of “Swap Contract”.

“Note Subordination Agreement” means that certain Note Subordination Agreement executed pursuant to Section 2.27 of the Initial Junior Lien Indenture.

“Payment Blockage Notice” has the meaning set forth in Section 2.2(a).

“Obligations” means all obligations of every nature of the Company from time to time owed to any agent or trustee, the Senior Lien Claimholders, the Junior Lien Claimholders or any of them or their respective Affiliates under the Senior Lien Documents, the Junior Lien Documents or Hedge Agreements, whether for principal, interest or payments for early termination of Swap Contracts, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing and including any interest and fees that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Pay-Over Amount” has the meaning set forth in Section 6.3(b).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.7.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Senior Lien Documents or the Junior Lien Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Recovery” has the meaning set forth in Section 6.5.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness in whole or in part and regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than, or less than the principal amount of the Refinanced Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Representative” means any Senior Lien Representative and/or any Junior Lien Representative, as the context may require.

“Responsible Officer” means the chief executive officer, president, chief financial officer or treasurer of the Company.

11

“Restricted Assets” means all licenses, permits, franchises, approvals or other authorizations from any Governmental Authority from time to time granted to or otherwise held by the Company to the extent the same constitute “Excluded Assets” under (and as defined in) the Senior Lien Documents or the Junior Lien Documents or are similarly carved out from the granting clause or the collateral thereunder.

“Sale Proceeds” means (i) the net proceeds from the sale of the Company as a going concern or from the sale of the Restricted Assets as a going concern, or (ii) any other economic value (whether in the form of cash or otherwise) received or distributed that is associated with the Restricted Assets.

“Senior Lien Claimholders” means the Initial Senior Lien Claimholders and any Additional Senior Lien Claimholders.

“Senior Lien Claims” means the Initial Senior Lien Claims and any Additional Senior Lien Claims.

“Senior Lien Collateral” means any “Collateral” as defined in any Senior Lien Documents or any other assets of the Company with respect to which a Lien is granted or purported to be granted or required to be granted pursuant to a Senior Lien Documents as security for any Senior Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Senior Lien Claimholder.

“Senior Lien Collateral Agent” means (i) in the case of any Initial Senior Lien Obligations or the Initial Senior Lien Claimholders, the Initial Senior Lien Collateral Agent and (ii) in the case of any Additional Senior Lien Obligations and the Additional Senior Lien Claimholders in respect thereof, the Person serving as collateral agent (or the equivalent) for such Additional Senior Lien Obligations and that is named as the Senior Lien Collateral Agent in respect of such Additional Senior Lien Obligations in the applicable Joinder Agreement if such Person becomes a party to this Agreement or, if not, as named in the applicable Senior Lien Documents (each, in the case of this clause (ii) together with its successors and assigns in such capacity, an “Additional Senior Lien Collateral Agent”). In the case of any Senior Lien Obligations that are not represented by an agent, all references herein to Senior Lien Collateral Agent or Additional Senior Lien Collateral Agent shall refer to the holder of such Senior Lien Obligations.

“Senior Lien Collateral Documents” means the “Security Documents” or “Collateral Documents” (as defined in the applicable Senior Lien Documents) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Senior Lien Obligations or pursuant to which any such Lien is perfected.

“Senior Lien Documents” means the Initial Senior Lien Documents and any Additional Senior Lien Documents.

“Senior Lien Obligations” means the Initial Senior Lien Obligations and any Additional Senior Lien Obligations.

12

“Senior Lien Intercreditor Agreement” means an agreement among each Senior Lien Representative and each Senior Lien Collateral Agent allocating rights among the various Series of Senior Lien Obligations.

“Senior Lien Representative” means (i) in the case of any Initial Senior Lien Obligations or the Initial Senior Lien Claimholders, the Initial Senior Lien Representative and (ii) in the case of any Additional Senior Lien Obligations and the Additional Senior Lien Claimholders in respect thereof, each trustee, administrative agent, collateral agent, security agent and similar agent that is named as the Senior Lien Representative in respect of such Additional Senior Lien Obligations in the applicable Joinder Agreement if such Person becomes a party to this Agreement or, if not, as named in the applicable Senior Lien Documents (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Senior Lien Representative”). In the case of any Senior Lien Obligations that are not represented by an agent, all references herein to Senior Lien Representative or Additional Senior Lien Representative shall refer to the holder of such Senior Lien Obligations.

“Series” means, (x) with respect to Junior Lien Debt or Junior Lien Obligations, all Junior Lien Debt or Junior Lien Obligations, as applicable, represented by the same Representative acting in the same capacity and (y) with respect to Senior Lien Claims or Senior Lien Obligations, each of the following shall constitute a separate Series: all Senior Lien Claims or Senior Lien Obligations against, the Company (i) under the Credit Agreement and the Initial Senior Lien Documents, (ii) held by or for the benefit of the PBGC pursuant to any settlement of any actual or alleged ERISA Section 4062(e) event occurring (or alleged to have occurred) before or after the Issue Date, (iii) held by any party with respect to any Equity Investment or any commitment to make any such Equity Investment of Centrus, in each case, made after September 30, 2014 with respect to the financing of the American Centrifuge Project, (iv) held by or for the benefit of the U.S. Department of Energy, export credit agencies or any other lenders or insurers providing financing or government support of the American Centrifuge Project and (v) otherwise held by the United States government.

“Short Fall” has the meaning set forth in Section 6.3(b).

“Standstill Period” has the meaning set forth in Section 4.1(a)(1).

“Subsidiary” means, with respect to any Person, of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options for forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor

13

transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including such obligations or liabilities under any Master Agreement.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference herein to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as amended, restated, amended and restated, supplemented or otherwise modified from time to time and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof;

(b) any reference herein to any Person shall be construed to include such Person’s successors and assigns from time to time;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.	Payment Subordination and Payment Block.

2.1 Subordination of Junior Lien Obligations to Senior Lien Obligations. The Company covenants and agrees, and the Junior Lien Claimholders likewise covenant and agree, notwithstanding anything to the contrary contained in any of the Junior Lien Documents, that the payment of any and all of the Junior Lien Obligations shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in

14

Full of all Senior Lien Obligations. Each holder of Senior Lien Obligations, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Lien Obligations in reliance upon the provisions contained in this Agreement.

2.2 Junior Lien Obligations Payment Restrictions.

(a) Notwithstanding the terms of the Junior Lien Documents, the Company hereby agrees that it may not make to the Junior Lien Representative or any other Junior Lien Claimholder, and the Junior Lien Collateral Agent on behalf of itself and each Junior Lien Claimholders hereby agrees that it will not accept, any payment or distribution in respect of Junior Lien Obligations with respect to the Company’s guarantee of the Junior Lien Obligations and the Company may not acquire from the Junior Lien Representative or any other Junior Lien Claimholder any Notes (as defined in the Initial Junior Lien Indenture) for cash or property until all principal and other Obligations with respect to the Senior Lien Obligations have been paid in full, in each case, if (1) a payment default on Senior Lien Obligations has occurred and is continuing or (2) any other default has occurred and is continuing on any Senior Lien Obligations that permits holders of such Senior Lien Obligations to accelerate its maturity, or otherwise demand its payment, and the Junior Lien Representative receives a notice of such default (a “Payment Blockage Notice”) from the Company, any Senior Lien Representative or any other holder of Designated Senior Claims. For purposes of this Section 2.2, the existence of an Outstanding Government Claim (as defined in the Junior Lien Documents on the date hereof) shall constitute a payment default with respect to any Claims within the meaning of clause (v) of the definition of Designated Senior Claims.

(b) The Company may and will resume payments or any distributions in respect of the Company’s guarantee of the Junior Lien Obligations and may acquire the Junior Lien Obligations upon the earlier of:

(1) in the case of a payment default on the Senior Lien Obligations, upon the date upon which such default is cured or waived, and

(2) in the case of a nonpayment default on the Senior Lien Obligations, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless, in the case of this clause (2), the maturity of any Senior Lien Obligations has been accelerated or demand for payment of such Senior Lien Obligations made, and such acceleration or demand for payment has not been waived, satisfied or cancelled;

if the Initial Junior Lien Indenture or other applicable Junior Lien Documents otherwise permits such payment, distribution or acquisition at the time of such payment, distribution or acquisition.

15

2.3 Junior Lien Obligations Standstill Provisions.

The Junior Lien Representative shall not, without the prior written consent of the Designated Senior Lien Representative, take any Enforcement Action with respect to the Junior Lien Obligations (for the avoidance of doubt, Collateral Enforcement Actions shall be governed by Section 3.1, below and not this Section 2.3), until the earliest to occur of the following:

(a) acceleration of the Senior Lien Obligations (provided, however, that if, following any such acceleration of the Senior Lien Obligations, such acceleration in respect of the Senior Lien Obligations is rescinded, then all Enforcement Actions taken by any Junior Lien Claimholders shall likewise be rescinded if the Junior Lien Claimholders would not otherwise have any right under the last paragraph of this Section 2.3 to take any Enforcement Action);

(b) an Insolvency or Liquidation Proceeding with respect to the Company shall have been commenced (provided, however, that if such Insolvency or Liquidation Proceeding is dismissed, the corresponding prohibition against the Junior Lien Claimholders taking any Enforcement Action shall automatically be reinstated as of the date of dismissal as if such Insolvency or Liquidation Proceeding had not been initiated, unless the Junior Lien Claimholder shall have the right to take any Enforcement Action under the last paragraph of this Section 2.3); or

(c) the stated final maturity of the Junior Lien Obligations.

Any Distributions on account of a Junior Lien Obligation or other proceeds of any Enforcement Action obtained by any Junior Lien Claimholders shall in any event be held in trust by it for the benefit of the Senior Lien Obligations and promptly be paid or delivered to the Designated Senior Lien Collateral Agent in the form received until all Senior Lien Obligations are paid in full.

Anything contained in this Agreement to the contrary notwithstanding, no provision herein shall prevent any Junior Lien Claimholders from (i) filing lawsuits to prevent the expiration of any applicable statute of limitations or other similar restrictions on claims, or (ii) seeking specific performance or other injunctive relief to compel the Company to comply with a non-payment obligation under the Junior Lien Documents.

2.4 Liquidation, Dissolution, Bankruptcy.

In the event of any Insolvency or Liquidation Proceeding that is continuing involving the Company:

This Agreement shall remain in full force and effect and enforceable pursuant to its terms, and all references herein to the Company shall be deemed to apply to the Company as debtor-in-possession and to any Person claiming through or on their behalf, including a trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent for the estate of the Company, or otherwise.

All Senior Lien Obligations shall first be paid in full before any Distribution, whether in cash, securities or other property, shall be made to any Junior Lien Claimholder (or any Person claiming through or on behalf of any Junior Lien Claimholder, including a trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent, or otherwise) on account of any Junior Lien Obligations.

16

Any Distribution, whether in cash, securities or other property, which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Junior Lien Obligations shall be paid or delivered directly to the Designated Senior Lien Collateral Agent until all Senior Lien Obligations are paid in full. Each Junior Lien Claimholder by its acceptance of the Junior Lien Documents irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions in respect of the Junior Lien Obligations to the Designated Senior Collateral Agent. Each Junior Lien Claimholder by its acceptance of the Junior Lien Documents also irrevocably authorizes and empowers the Designated Senior Lien Collateral Agent, in the name of such Junior Lien Claimholder, to demand, sue for, collect and receive any and all such Distributions. Neither any Senior Lien Collateral Agent nor any Senior Lien Claimholder shall have any liability to any Junior Lien Claimholder in connection with any action taken pursuant to this paragraph.

Each Junior Lien Claimholder by its acceptance of the Junior Lien Documents agrees not to initiate, prosecute, support or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Lien Obligations or any liens and security interests securing the Senior Lien Obligations.

Each Junior Lien Claimholder may execute, verify, deliver and file any proofs of claim in respect of the Junior Lien Obligations.

SECTION 3.	Lien Priorities.

3.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Junior Lien Obligations granted on the Collateral or of any Liens securing the Senior Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC or any other applicable law or the Junior Lien Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Senior Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby agrees that:

(a) any Lien on the Collateral securing any Senior Lien Obligations now or hereafter held by or on behalf of any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Junior Lien Obligations; and

(b) any Lien on the Collateral securing any Junior Lien Obligations now or hereafter held by or on behalf of any Junior Lien Representative, any Junior Lien Collateral Agent, any Junior Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or

17

otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Senior Lien Obligations. All Liens on the Collateral securing any Senior Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Junior Lien Obligations for all purposes, whether or not such Liens securing any Senior Lien Obligations are subordinated to any Lien securing any other obligation of the Company or any other Person.

3.2 Prohibition on Contesting Liens; No Marshaling. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, and each Senior Lien Representative and each Senior Lien Collateral Agent, for itself and on behalf of each other Senior Lien Claimholder represented by it, agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any of the Senior Lien Claimholders in the Senior Lien Collateral or by or on behalf of any of the Junior Lien Claimholders in the Junior Lien Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Senior Lien Obligations as provided in Sections 3.1 and 4.1. Until the Discharge of Senior Lien Obligations, no Junior Lien Representative, Junior Lien Collateral Agent or Junior Lien Claimholder will assert any marshaling, appraisal, valuation or other similar right that may otherwise be available to a junior secured creditor.

3.3 No New Liens. So long as the Discharge of Senior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, the parties hereto agree that the Company shall not:

(a) grant or permit any additional Liens on any asset or property to secure any Junior Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure one or more Series of Senior Lien Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 3.1 hereof; or

(b) grant or permit any additional Liens on any asset or property to secure any Senior Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Junior Lien Obligations; provided that this provision will not be violated with respect to any particular Series of Junior Lien Obligations if the applicable Junior Lien Collateral Agent is given a reasonable opportunity to accept a Lien on any asset or property and such Junior Lien Collateral Agent states in writing that the Junior Lien Documents in respect thereof prohibit such Junior Lien Collateral Agent from accepting a Lien on such asset or property or the applicable Junior Lien Collateral Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Lien with respect to a particular Series of Junior Lien Obligations, a “Junior Lien Declined Lien”).

18

If any Junior Lien Representative, any Junior Lien Collateral Agent or any Junior Lien Claimholder shall hold any Lien on any assets or property of the Company securing any Junior Lien Obligations that are not also subject to one or more first-priority Liens securing Senior Lien Obligations under the Senior Lien Collateral Documents, such Junior Lien Representative, Junior Lien Collateral Agent or Junior Lien Claimholder shall notify the Designated Senior Lien Representative promptly upon having actual knowledge thereof and, unless the Company shall promptly grant a similar Lien on such assets or property to each Senior Lien Collateral Agent as security for the Senior Lien Obligations represented by it, such Junior Lien Representative, Junior Lien Collateral Agent and Junior Lien Claimholders shall be deemed to hold and have held such Lien for the benefit of each Senior Lien Representative, Senior Lien Collateral Agent and the other Senior Lien Claimholders, other than any Senior Lien Claimholders whose Senior Lien Documents prohibit them from taking such Liens, as security for the Senior Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to any one or more Senior Lien Representative, Senior Lien Collateral Agent and the Senior Lien Claimholders, each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of each Junior Lien Claimholder represented by it, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 3.3 shall be subject to Section 5.2.

Except as provided in the next paragraph, if any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder shall hold any Lien on any assets or property of the Company securing any Senior Lien Obligations that are not also subject to one or more Liens securing Junior Lien Obligations under the Junior Lien Collateral Documents, such Senior Lien Representative, Senior Lien Collateral Agent or Senior Lien Claimholder shall notify the Designated Junior Lien Representative promptly upon having actual knowledge thereof and, unless the Company shall promptly grant a similar Lien, other than any such Lien that would constitute a Junior Lien Declined Lien, on such assets or property to each Junior Lien Collateral Agent as security for the Junior Lien Obligations represented by it, such Senior Lien Representative, Senior Lien Collateral Agent and Senior Lien Claimholders shall be deemed to hold and have held such Lien for the benefit of each Junior Lien Representative, Junior Lien Collateral Agent and the other Junior Lien Claimholders (subject to the priorities set forth herein), other than any Junior Lien Claimholders whose Junior Lien Documents prohibit them from taking such Liens, as security for the Junior Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to any any one or more Junior Lien Representative, Junior Lien Collateral Agent and the Junior Lien Claimholders, each Senior Lien Representative and each Senior Lien Collateral Agent, on behalf of each Senior Lien Claimholder represented by it, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 3.3 shall be subject to Section 5.2.

Notwithstanding anything in this Agreement to the contrary, prior to the Discharge of Senior Lien Obligations, cash and cash equivalents may be pledged to secure Senior Lien Obligations consisting of reimbursement obligations in respect of letters of credit issued pursuant to the Senior Lien Documents without granting a Lien thereon to secure any other Senior Lien Obligations or any other Junior Lien Obligations.

19

3.4 Perfection of Liens. Except for the arrangements contemplated by Section 5.7, none of the Senior Lien Representatives, Senior Lien Collateral Agents or the Senior Lien Claimholders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Junior Lien Representatives, the Junior Lien Collateral Agents or the Junior Lien Claimholders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Lien Claimholders on the one hand and the Junior Lien Claimholders on the other hand and such provisions shall not impose on the Senior Lien Representatives, Senior Lien Collateral Agents, the Senior Lien Claimholders, the Junior Lien Representatives, the Junior Lien Collateral Agents, the Junior Lien Claimholders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable law.

3.5 Nature of Senior Lien Obligations. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, acknowledges that a portion of the Senior Lien Obligations represents, or may in the future represent, debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the Senior Lien Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the Senior Lien Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Junior Lien Claimholders and without affecting the provisions hereof. The lien priorities provided in Section 3.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the Senior Lien Obligations or the Junior Lien Obligations, or any portion thereof. In addition, as among the Senior Claimholders, their respective rights and obligations shall be governed by the Senior Lien Intercreditor Agreement which among other things may provide for various levels of Lien priority and/or payment priority as among the Senior Claimholders without affecting the provisions hereof.

SECTION 4.	Enforcement.

4.1 Exercise of Remedies.

(a) Until the Discharge of Senior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, the Junior Lien Representatives, the Junior Lien Collateral Agents and the Junior Lien Claimholders:

(1) will not commence or maintain, or seek to commence or maintain, any Collateral Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral; provided that any one or more of the Junior Lien Representative and the Junior Lien Collateral Agent may, in accordance with any relevant Junior Lien Security Document, but is not required to, commence a Collateral Enforcement Action or otherwise exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the

20

later of (i) the date on which a Junior Lien Representative declared the existence of any Event of Default under (and as defined in) any Junior Lien Documents and demanded the repayment of all the principal amount of any Junior Lien Obligations thereunder; and (ii) the date on which the Senior Lien Representatives received notice from such Junior Lien Representative of such declarations of such Event of Default and demand for payment (the “Standstill Period”); provided, further, that notwithstanding anything herein to the contrary, in no event shall any Junior Lien Representative, any Junior Lien Collateral Agent or any Junior Lien Claimholder exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, any Senior Lien Representative, any Senior Lien Collateral Agent or any applicable Senior Lien Claimholder(s) shall have commenced and is pursuing a Collateral Enforcement Action or other exercise of its or their rights or remedies in each case with respect to all or any material portion of the Collateral (prompt written notice of such exercise to be given to the Junior Lien Representative);

(2) will not contest, protest or object to (i) any foreclosure proceeding or action brought by any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder or (ii) any other exercise by any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder of any rights and remedies relating to the Collateral under the Senior Lien Documents or otherwise (including any Collateral Enforcement Action initiated by or supported by any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder); and

(3) subject to their rights under clause (a)(1) above will not object to the forbearance by any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as any proceeds received by any Senior Lien Representative in excess of those necessary to achieve a Discharge of Senior Lien Obligations are distributed in accordance with Section 5.1 hereof and applicable law.

(b) Until the Discharge of Senior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, subject to Section 4.1(a)(1), the Senior Lien Representatives, the Senior Lien Collateral Agents and the Senior Lien Claimholders shall have the exclusive right to (i) commence and maintain a Collateral Enforcement Action or otherwise enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt, except that Junior Lien Representatives shall have the credit bid rights set forth in Section 4.1(c)(6)), and (ii) subject to Section 5.3, make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder; provided that, in each case, any proceeds received by any Senior Lien Representative in excess of those necessary to achieve a Discharge of

21

Senior Lien Obligations are distributed in accordance with Section 5.1 hereof and applicable law. In commencing or maintaining any Collateral Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral, the Senior Lien Representatives, Senior Lien Collateral Agents and the Senior Lien Claimholders may enforce the provisions of the Senior Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder and regardless of whether any such exercise is adverse to the interest of any Junior Lien Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and under Bankruptcy Law of any applicable jurisdiction.

(c) Notwithstanding the foregoing, any Junior Lien Representative, any Junior Lien Collateral Agent, in accordance with any relevant Junior Lien Security Document, and any other Junior Lien Claimholder may:

(1) file a claim or statement of interest with respect to the Junior Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company;

(2) take any action not adverse to the priority status of the Liens on the Collateral securing the Senior Lien Obligations, or the rights of any Senior Lien Representative, any Senior Lien Collateral Agent or the Senior Lien Claimholders to exercise remedies in respect thereof, in order to create, perfect, preserve or protect its Lien on the Collateral;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Junior Lien Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder, may be inconsistent with the provisions of this Agreement;

22

(5) exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 4.1(a)(1); and

(6) bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder, or any sale of Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Junior Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of Senior Lien Obligations.

Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Collateral in its capacity as a creditor, unless and until the Discharge of Senior Lien Obligations has occurred, except in connection with any foreclosure that is expressly permitted by Section 4.1(a)(1) to pursue after the expiration of the Standstill Period to the extent such Junior Lien Representative or such Junior Lien Collateral Agent and Junior Lien Claimholders represented by it are permitted to retain the proceeds thereof in accordance with Section 5.2 of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lien Obligations has occurred, except as expressly provided in Sections 4.1(a), 6.3(b) and this Section 4.1(c), the sole right of the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Junior Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Lien Obligations has occurred.

(d) Subject to Sections 4.1(a) and (c) and Section 6.3(b):

(1) each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that such Junior Lien Representative or such Junior Lien Collateral Agent and such Junior Lien Claimholders represented by it will not take any action that would hinder any exercise of remedies under the Senior Lien Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(2) each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby waives any and all rights such Junior Lien Representative or such Junior Lien Collateral Agent and such Junior Lien Claimholders represented by it may have as a junior lien creditor or otherwise to object to the manner in which any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder seeks to enforce or collect the Senior Lien Obligations

23

or Liens securing the Senior Lien Obligations granted in any of the Senior Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder is adverse to the interest of any Junior Lien Claimholder; and

(3) each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Lien Documents (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder with respect to the Collateral as set forth in this Agreement and the Senior Lien Documents.

(e) Except as specifically set forth in this Agreement, Article II of the Initial Junior Lien Indenture and the Note Subordination Agreement, the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company that has guaranteed or granted Liens to secure the Junior Lien Obligations in accordance with the terms of the Junior Lien Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to the Company); provided that in the event that any Junior Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Junior Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Lien Obligations) in the same manner as the other Liens securing the Junior Lien Obligations are subject to this Agreement.

(f) Except as specifically set forth in Sections 4.1(a) and (d), and without limiting Article II of the Initial Junior Lien Indenture or the Note Subordination Agreement, nothing in this Agreement shall prohibit the receipt by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder of the required payments of interest, principal and other amounts owed in respect of the Junior Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder of rights or remedies as a secured creditor (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them or as a result of any other violation by any Junior Lien Claimholder of the express terms of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies any Senior Lien Representative, any Senior Lien Collateral Agent or other Senior Lien Claimholder may have with respect to the Senior Lien Collateral.

4.2 Actions Upon Breach; Specific Performance. If any Junior Lien Claimholder, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including any attempt to realize upon or enforce any

24

remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebutable presumption and admission by such Junior Lien Claimholder that relief against such Junior Lien Claimholder by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Senior Lien Claimholders, it being understood and agreed by each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of each Junior Lien Claimholder represented by it, that (i) the Senior Lien Claimholders’ damages from actions of any Junior Lien Claimholder may at that time be difficult to ascertain and may be irreparable and (ii) each Junior Lien Claimholder waives any defense that either or both the Company and the Senior Lien Claimholders cannot demonstrate either or both damage and be made whole by the awarding of damages. Each of the Senior Lien Representatives and Senior Lien Collateral Agents may demand specific performance of this Agreement. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder. No provision of this Agreement shall constitute or be deemed to constitute a waiver by any Senior Lien Representative or any Senior Lien Collateral Agent on behalf of itself and each other Senior Lien Claimholder represented by it, of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

SECTION 5.	Payments.

5.1 Application of Proceeds. So long as the Discharge of Senior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, any Collateral or any proceeds thereof, Restricted Assets or any proceeds thereof or Sale Proceeds received in connection with any Collateral Enforcement Action or other exercise of remedies by any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder, shall be applied by the Senior Lien Collateral Agents or the Senior Lien Representatives, as applicable, to the Senior Lien Obligations in such order as specified in the relevant Senior Lien Documents and, if then in effect, the Senior Lien Intercreditor Agreement; provided, that any non-cash Collateral or non-cash proceeds may be held by the applicable Senior Lien Collateral Agent as Collateral unless the failure to apply such amounts would be commercially unreasonable. Upon the Discharge of Senior Lien Obligations, each Senior Lien Collateral Agent shall (x) unless a Discharge of Junior Lien Obligations has already occurred, deliver any remaining proceeds of Collateral, Restricted Assets and Sale Proceeds held by it to the Junior Lien Collateral Agent, to be applied by the Junior Lien Collateral Agent and the other Junior Lien Collateral Agents or Junior Lien Representatives, as applicable, to the applicable Junior Lien Obligations in such order as specified in the applicable Junior Lien Documents and (y) if a Discharge of Junior Lien Obligations has already occurred, deliver such proceeds of Collateral, Restricted Assets and Sale Proceeds to the Company or to whomever may be lawfully entitled to receive the same. Without limiting the generality of the foregoing, it is the intention of the parties hereto that no amount of any Sale Proceeds will in any event be allocated to any Restricted Assets, and no Junior Lien Representative, Junior Lien Collateral Agent or other Junior Lien Claimholder will, in any forum (including in any Insolvency or Liquidation Proceeding), assert that any amount of any Sale Proceeds should be allocated to any Restricted Assets.

25

5.2 Payments Over.

(a) So long as the Discharge of Senior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, any Collateral or any proceeds thereof, Restricted Assets or proceeds thereof and all Sale Proceeds (including assets or proceeds subject to Liens referred to in the second to last paragraph of Section 3.3 and any assets or proceeds subject to Liens that have been avoided or otherwise invalidated) received by any Junior Lien Representative, Junior Lien Collateral Agent or any other Junior Lien Claimholder in connection with any Collateral Enforcement Action or other exercise of any right or remedy relating to the Collateral or the Restricted Assets, in all cases shall be segregated and held in trust and forthwith paid over to the Designated Senior Lien Collateral Agent for the benefit of the Senior Lien Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties) or as a court of competent jurisdiction may otherwise direct. The Designated Senior Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Junior Lien Representatives, Junior Lien Collateral Agents or any such other Junior Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of Senior Lien Obligations.

(b) So long as the Discharge of Senior Lien Obligations has not occurred, if in any Insolvency or Liquidation Proceeding any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder shall receive any distribution of money or other property in respect of the Collateral, Restricted Assets or Sale Proceeds (including any assets or proceeds subject to Liens that have been avoided or otherwise invalidated), such money or other property shall be segregated and held in trust and forthwith paid over to the Designated Senior Lien Collateral Agent for the benefit of the Senior Lien Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties). Any Lien received by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder in respect of any of the Junior Lien Obligations in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.

5.3 Releases.

(a) If in connection with any Collateral Enforcement Action by any Senior Lien Representative or any Senior Lien Collateral Agent or any other exercise of any Senior Lien Representative’s or any Senior Lien Collateral Agent’s remedies in respect of the Collateral, in each case prior to the Discharge of Senior Lien Obligations, such Senior Lien Collateral Agent, for itself or on behalf of any of the Senior Lien Claimholders represented by it, releases any of its Liens on any part of the Collateral, then the Liens, if any, of each Junior Lien Collateral Agent, for itself or for the benefit of the Junior Lien Claimholders, on such Collateral, shall be automatically, unconditionally and simultaneously released. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself or on behalf of any Junior Lien Claimholder represented by it, shall, within a reasonable time following such request, execute and deliver to the Senior

26

Lien Representatives, Senior Lien Collateral Agents or the Company, such termination statements, releases and other documents as any Senior Lien Representative, Senior Lien Collateral Agent or the Company may request in writing to effectively confirm the foregoing releases, provided that the Junior Lien Representative and Junior Lien Collateral Agent shall not be required to take any action if such actions would violate applicable law or court order.

(b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral by the Company (collectively, a “Disposition”) permitted under the terms of the Senior Lien Documents and not expressly prohibited under the terms of the Junior Lien Documents (other than in connection with a Collateral Enforcement Action or other exercise of any one or more Senior Lien Representative’s and Senior Lien Collateral Agent’s remedies in respect of the Collateral, which shall be governed by Section 5.3(a) above above), any Senior Lien Collateral Agent, for itself or on behalf of any Senior Lien Claimholder represented by it, releases any of its Liens on any part of the Collateral, other than (A) in connection with, or following, the Discharge of Senior Lien Obligations or (B) after the occurrence and during the continuance of any Event of Default under (and as defined in) any Junior Lien Documents, then the Liens, if any, of each Junior Lien Collateral Agent, for itself or for the benefit of the Junior Lien Claimholders represented by it, on such Collateral shall be automatically, unconditionally and simultaneously released. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, shall, promptly execute and deliver to the Senior Lien Representatives, the Senior Lien Collateral Agents or the Company such termination statements, releases and other documents as any Senior Lien Representative, Senior Lien Collateral Agent or the Company may request to effectively confirm such release, provided that the Junior Lien Representative and Junior Lien Collateral Agent shall not be required to take any action if such actions would violate applicable law or court order.

(c) Until the Discharge of Senior Lien Obligations occurs, each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby irrevocably constitutes and appoints the Designated Senior Lien Collateral Agent and any officer or agent of the Designated Senior Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Lien Representative, such Junior Lien Collateral Agent and such Junior Lien Claimholders or in the Designated Senior Lien Collateral Agent’s own name, from time to time in the Designated Senior Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.3, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.3, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of Senior Lien Obligations.

(d) Until the Discharge of Senior Lien Obligations occurs, to the extent that any Senior Lien Collateral Agent, any Senior Lien Representative or Senior Lien Claimholders (i) has released any Lien on Collateral and any such Liens are later

27

reinstated or (ii) obtains any new Liens from the Company, then each Junior Lien Collateral Agent, for itself and for the Junior Lien Claimholders represented by it, shall be granted a Lien on any such Collateral (except to the extent such Lien represents a Junior Lien Declined Lien with respect to the Junior Lien Debt represented by such Junior Lien Collateral Agent), subject to the lien subordination provisions of this Agreement, and each Junior Lien Representative, for itself and for the Junior Lien Claimholders represented by it, shall be granted an additional lien.

5.4 Insurance. Unless and until the Discharge of Senior Lien Obligations has occurred, the Senior Lien Representatives, the Senior Lien Collateral Agents and the other Senior Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Company under the Senior Lien Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Subject to the rights of the Company under the Senior Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral shall be applied in the order of priority set forth in Section 5.1. Until the Discharge of Senior Lien Obligations has occurred, if any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, then it shall segregate and hold in trust and forthwith pay such proceeds over to the Designated Senior Lien Collateral Agent in accordance with the terms of Section 5.2.

5.5 Amendments to Senior Lien Documents and Junior Lien Documents.

(a) The Senior Lien Documents of any Series may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms and the Senior Lien Claims of any Series may be Refinanced subject to Section 5.8 and Section 8.7, in each case, without notice to, or the consent of, any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder, all without affecting the lien subordination or other provisions of this Agreement; provided that any such amendment, supplement or modification or Refinancing is not inconsistent with the terms of this Agreement and, in the case of a Refinancing, the holders of such Refinancing debt or their agent bind themselves in a writing addressed to each Junior Lien Collateral Agent to the terms of this Agreement.

(b) The Junior Lien Documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms and the Junior Lien Debt of any Series may be Refinanced in full but not in part subject to Section 5.8 and Section 8.7, in each case, without notice to, or the consent of, any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder, all without affecting the lien subordination or other provisions of this Agreement, provided that any such amendment, restatement, supplement or modification or Refinancing is not inconsistent with the terms of this Agreement and, in the case of any Refinancing, the holders of such Refinancing debt or their agent bind themselves in a writing addressed to each Senior Lien Collateral Agent to the terms of this Agreement; and provided further that any such amendment, restatement, supplement, modification or Refinancing shall not, without the consent of each Senior Lien Representative:

(1) increase the then-outstanding principal amount of the Junior Lien Debt of that Series, provided, that the foregoing shall not restrict any increases in principal resulting from any “payment in kind”;

28

(2) increase the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to the Indebtedness outstanding under the Junior Lien Documents of that Series in a manner that would result in the total yield thereon to exceed by more than 3% per annum the total yield on Indebtedness thereunder as in effect on the date such Indebtedness became Junior Lien Debt (excluding increases resulting from the accrual of interest at the default rate);

(3) amend or otherwise modify any “Default” or “Event of Default” (as each such term is defined in the Junior Lien Documents for that Series) thereunder in a manner adverse to the loan parties thereunder;

(4) accelerate any date upon which a scheduled payment of principal or interest is due, or otherwise decrease the weighted average life to maturity;

(5) modify (or undertake any action having the effect of a modification of) the mandatory prepayment provisions of the Junior Lien Documents for that Series in a manner adverse to the Senior Lien Claimholders; or

(6) increase materially the obligations of the obligor thereunder or confer any additional material rights of the Junior Lien Lenders (or a representative on their behalf) which would be adverse to any Senior Lien Claimholders.

(c) In the event any Senior Lien Collateral Agent or the applicable Senior Lien Claimholders and the Company enter into any amendment, waiver or consent in respect of any of the Senior Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Lien Collateral Document or changing in any manner the rights of the applicable Senior Lien Collateral Agent, Senior Lien Claimholders, or the Company thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of a Junior Lien Collateral Document without the consent of any Junior Lien Representative, Junior Lien Collateral Agent or other Junior Lien Claimholder and without any action by any Junior Lien Representative, any Junior Lien Collateral Agent, any other Junior Lien Claimholder, or the Company, provided that:

(1) no such amendment, waiver or consent shall have the effect of:

(A) removing assets subject to the Lien of the Junior Lien Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.3 and provided that there is a corresponding release of the Liens securing any Senior Lien Obligations;

29

(B) imposing duties on any Junior Lien Collateral Agent or any Junior Lien Representative without its consent;

(C) permitting other Liens on the Collateral not permitted under the terms of the Junior Lien Documents or Section 6 hereof; or

(D) being prejudicial to the interests of the Junior Lien Claimholders to a materially greater extent than the Senior Lien Claimholders (other than by virtue of their relative priority and the rights and obligations hereunder); and

(2) notice of such amendment, waiver or consent shall have been given to each Junior Lien Collateral Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

5.6 Confirmation of Subordination in Junior Lien Collateral Documents. The Company agrees that each Junior Lien Collateral Document shall include the following language (or language to similar effect approved by the Designated Senior Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [collateral agent] pursuant to this Agreement and the exercise of any right or remedy by the [collateral agent] hereunder are subject to the provisions of the Junior Lien Subordination and Intercreditor Agreement, dated as of [                    ] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Junior Lien Subordination and Intercreditor Agreement”), among [                    ], as Initial Senior Lien Representative, [        ], as Initial Senior Lien Collateral Agent, [                    ], as Initial Junior Lien Representative, [            ], as Initial Junior Lien Collateral Agent and certain other persons party to the Junior Lien Subordination and Intercreditor Agreement or that may become party thereto from time to time. In the event of any conflict between the terms of the Junior Lien Subordination and Intercreditor Agreement and this Agreement, the terms of the Junior Lien Subordination and Intercreditor Agreement shall govern and control.”

5.7 Gratuitous Bailee/Agent for Perfection; Rights of Initial Senior Collateral Agent and Initial Senior Lien Representative.

(a) Each Senior Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the Senior

30

Lien Claimholders and gratuitous bailee for the Junior Lien Collateral Agents (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee thereof solely for the purpose of perfecting the security interest granted under the Senior Lien Documents and the Junior Lien Documents, respectively, subject to the terms and conditions of this Section 5.7. Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of any Senior Lien Collateral Agent, such Senior Lien Collateral Agent hereby agrees to also hold control over such deposit accounts as gratuitous agent for the Junior Lien Collateral Agents, subject to the terms and conditions of this Section 5.7.

(b) No Senior Lien Collateral Agent shall have any obligation whatsoever to the Junior Lien Representatives, the Junior Lien Collateral Agents or the Junior Lien Claimholders to ensure that the Pledged Collateral is genuine or owned by the Company, to perfect the security interests of the Junior Lien Collateral Agents or other Junior Lien Claimholders or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.7. The duties or responsibilities of any Senior Lien Collateral Agent under this Section 5.7 shall be limited solely to holding the Pledged Collateral as gratuitous bailee [(and with respect to deposit accounts, agent)] in accordance with this Section 5.7 and delivering the Pledged Collateral upon a Discharge of Senior Lien Obligations as provided in paragraph (d) below.

(c) No Senior Lien Collateral Agent or any other Senior Lien Claimholder shall have by reason of the Senior Lien Collateral Documents, the Junior Lien Collateral Documents, this Agreement or any other document, a fiduciary relationship in respect of any Junior Lien Representative or any other Junior Lien Claimholder and the Junior Lien Representatives, the Junior Lien Collateral Agents and the Junior Lien Claimholders hereby waive and release the Senior Lien Collateral Agents and the other Senior Lien Claimholders from all claims and liabilities arising pursuant to any Senior Lien Collateral Agent’s role under this Section 5.7 as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral. It is understood and agreed that the interests of the Senior Lien Collateral Agents and the other Senior Lien Claimholders, on the one hand, and the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders on the other hand, may differ and the Senior Lien Collateral Agents and the other Senior Lien Claimholders shall be fully entitled to act in their own interest without taking into account the interests of the Junior Lien Representatives, the Junior Lien Collateral Agents or other Junior Lien Claimholders.

(d) Upon the Discharge of Senior Lien Obligations, each Senior Lien Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), (x) unless a Discharge of Junior Lien Obligations has not already occurred, to the Junior Lien Collateral Agent and (y) if a Discharge of Junior Lien Obligations has already occurred, to the Company or to whomever may be lawfully entitled to receive the same. Following the Discharge of Senior Lien Obligations, each Senior Lien Collateral Agent further agrees to take all other action required or requested by any Junior Lien Collateral Agent at the expense of

31

the Company in connection with the Junior Lien Collateral Agents obtaining a first-priority security interest in the Collateral. After the Discharge of Senior Lien Obligations has occurred, upon the Discharge of Junior Lien Obligations, each Junior Lien Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty, to the Company or to whomever may be lawfully entitled to receive the same.

(e) Upon execution of this Agreement, each Junior Lien Representative and Junior Lien Collateral Agent shall, promptly following such requirements or requests, (x) enter into such documents and agreements as the Company or the Initial Senior Lien Representative and/or the Initial Senior Lien Collateral Agent or Initial Senior Lien Representative shall reasonably request in order to provide to the Initial Senior Lien Collateral Agent and Initial Senior Lien Representative the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (y) deliver to such Initial Senior Lien Collateral Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow such Initial Senior Lien Collateral Agent to obtain control of such Pledged Collateral), provided that the Junior Lien Representative or Junior Lien Collateral Agent shall not be required to take any action if such actions would violate applicable law or court order.

5.8 When Discharge of Obligations Deemed to Not Have Occurred. If, at any time after the Discharge of Senior Lien Obligations has occurred or contemporaneously therewith, the Company enters into any Refinancing of any Senior Lien Documents evidencing a Senior Lien Obligation, then such Discharge of Senior Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Senior Lien Obligations), and, from and after the date on which the Additional Senior Lien Representative and Additional Senior Lien Collateral Agent in respect of such Refinancing each becomes a party to this Agreement in accordance with Section 8.7(b), the obligations under such Refinancing of the applicable Senior Lien Documents shall automatically be treated as Senior Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Additional Senior Lien Representative and the Additional Senior Lien Collateral Agent under such new Senior Lien Documents shall be a Senior Lien Representative and Senior Lien Collateral Agent, respectively, for all purposes of this Agreement. Upon receipt of a Designation from the Company in accordance with Section 8.7(b)(2) of this Agreement, each Junior Lien Representative and Junior Lien Collateral Agent shall, promptly following such requests, (x) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or any one or more such Additional Senior Lien Representative and such Additional Senior Lien Collateral Agent shall reasonably request in order to provide to such Additional Senior Lien Representative and such Additional Senior Lien Collateral Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (y) deliver to such Additional Senior Lien Collateral Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow such Additional Senior Lien Collateral Agent to obtain control of such Pledged Collateral), provided that the Junior Lien Representative and Junior Lien Collateral Agent shall not be required to take any action if such actions would violate

32

applicable law or court order. If the Additional Senior Lien Obligations under the Additional Senior Lien Documents in respect of such Refinancing are secured by assets of the Company constituting Collateral that do not also secure the Junior Lien Obligations, then the Junior Lien Obligations shall be secured at such time by a junior-priority Lien on such assets to the same extent provided in the Junior Lien Collateral Documents and this Agreement except to the extent, with respect to any Series of Junior Lien Obligations, such Lien on such assets constitutes a Junior Lien Declined Lien.

SECTION 6.	Insolvency or Liquidation Proceedings.

6.1 Finance and Sale Issues. Until the Discharge of Senior Lien Obligations has occurred, if the Company shall be subject to any Insolvency or Liquidation Proceeding and any Senior Lien Representative shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) on which such Senior Lien Representative, such Senior Lien Collateral Agent or any other creditor has a Lien, or to permit the Company to obtain financing, whether from the Senior Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, will not object to such Cash Collateral use or DIP Financing (including any proposed orders for either or both such Cash Collateral use and DIP Financing which are acceptable to any Senior Lien Representative) and to the extent the Liens securing the Senior Lien Obligations are subordinated to or pari passu with such DIP Financing, each Junior Lien Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the Designated Senior Lien Representative or to the extent permitted by Section 6.3); provided that the Junior Lien Representatives and the other Junior Lien Claimholders retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing that are materially prejudicial to their interests. No Junior Lien Claimholder may provide DIP Financing to the Company secured by Liens equal or senior in priority to the Liens securing any Senior Lien Obligations. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that it will not seek consultation rights in connection with, and it will not object to or oppose, a motion to sell, liquidate or otherwise dispose of Collateral under Section 363 of the Bankruptcy Code if the requisite Senior Lien Claimholders have consented to such sale, liquidation or other disposition. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, further agrees that it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition, if the requisite Senior Lien Claimholders have consented to (i) such retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (ii) the sale, liquidation or disposition of such assets, in which event the Junior Lien Claimholders will be deemed to have consented to the sale or disposition of Collateral pursuant to Section 363(f) of the Bankruptcy Code and such order does not materially impair the rights of the Junior Lien Claimholders under Section 363(k) of the Bankruptcy Code.

33

Notwithstanding any other provision hereof to the contrary, each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that (A) without the consent of the Senior Lien Claimholders, none of such Junior Lien Representative or such Junior Lien Collateral Agent, the Junior Lien Claimholders represented by it or any agent or the trustee on behalf of any of them shall, for any purpose during any Insolvency or Liquidation Proceeding or otherwise, support, endorse, propose or submit, whether directly or indirectly, any valuation of the Company or their respective assets that allocates or ascribes any value whatsoever to any of the Restricted Assets and (B) without the consent of the Senior Lien Claimholders, none of such Junior Lien Representative or such Junior Lien Collateral Agent, the Junior Lien Claimholders represented by it or any agent or trustee on behalf of any of them shall for any purpose during any Insolvency or Liquidation Proceeding or otherwise, challenge, dispute or object, whether directly or indirectly, to any valuation of the Company or its assets, or otherwise take any position with respect to such valuation, that is proposed, supported or otherwise arises in any Insolvency or Liquidation Proceeding, on grounds that such valuation does not allocate or ascribe adequate or appropriate value to any of the Restricted Assets.

6.2 Relief from the Automatic Stay. Until the Discharge of Senior Lien Obligations has occurred, each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that none of them shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral or the Restricted Assets, without the prior written consent of all of the Senior Lien Representatives, unless a motion for adequate protection permitted under Section 6.3 has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by any Senior Lien Representative or Senior Lien Collateral Agent for relief from such stay.

6.3 Adequate Protection.

(a) Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that none of them shall contest (or support any other Person contesting):

(1) any request by any Senior Lien Representative, any Senior Lien Collateral Agent or other Senior Lien Claimholder for adequate protection under any Bankruptcy Law; or

(2) any objection by any Senior Lien Representative, any Senior Lien Collateral Agent or other Senior Lien Claimholder to any motion, relief, action or proceeding based on such Senior Lien Representative, Senior Lien Collateral Agent or Senior Lien Claimholder claiming a lack of adequate protection.

(b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1) if the Senior Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any

34

Cash Collateral use or DIP Financing, then each Junior Lien Collateral Agent, for itself or on behalf of any other Junior Lien Claimholder represented by it, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Senior Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to the Senior Lien Obligations under this Agreement; and

(2) the Junior Lien Representatives, the Junior Lien Collateral Agents and Junior Lien Claimholders shall only be permitted to seek adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding in the form of (A) additional collateral; provided that as adequate protection for the Senior Lien Obligations, each Senior Lien Collateral Agent, on behalf of the Senior Lien Claimholders represented by it, is also granted a Lien on such additional collateral, which Lien shall be senior to any Lien of the Junior Lien Representatives, the Junior Lien Collateral Agents and the Junior Lien Claimholders on such additional collateral; (B) replacement Liens on the Collateral; provided that as adequate protection for the Senior Lien Obligations, each Senior Lien Collateral Agent, on behalf of the Senior Lien Claimholders represented by it, is also granted replacement Liens on the Collateral, which Liens shall be senior to the Liens of the Junior Lien Representatives, the Junior Lien Collateral Agents and the Junior Lien Claimholders on the Collateral; (C) an administrative expense claim; provided that as adequate protection for the Senior Lien Obligations, each Senior Lien Representative, on behalf of the Senior Lien Claimholders represented by it, is also granted an administrative expense claim which is senior and prior to the administrative expense claim of the Junior Lien Representatives and the other Junior Lien Claimholders; and (D) cash payments with respect to interest on the Junior Lien Obligations; provided that (1) as adequate protection for the Senior Lien Obligations, each Senior Lien Representative, on behalf of the Senior Lien Claimholders represented by it, is also granted cash payments with respect to interest on the Senior Lien Obligation represented by it and (2) such cash payments do not exceed an amount equal to the interest accruing on the principal amount of Junior Lien Obligations outstanding on the date such relief is granted at the interest rate under the applicable Junior Lien Documents and accruing from the date the applicable Junior Lien Representative is granted such relief. If any Junior Lien Claimholder receives Post-Petition Interest and/or adequate protection payments in an Insolvency or Liquidation Proceeding (“Junior Lien Adequate Protection Payments”) and the Senior Lien Claimholders do not receive payment in full in cash of all Senior Lien Obligations upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then each Junior Lien Claimholder shall pay over to the Senior Lien Claimholders an amount (the “Pay-Over Amount”) equal to the lesser of (i) the Junior Lien Adequate Protection Payments received by such Junior Lien Claimholder and (ii) the amount of the short-fall (the “Short Fall”) in payment in full in cash of the Senior Lien Obligations; provided that to the extent any portion of the Short Fall

35

represents payments received by the Senior Lien Claimholders in the form of promissory notes, equity or other property equal in value to the cash paid in respect of the Pay-Over Amount, the Senior Lien Claimholders shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, to the applicable Junior Lien Claimholders pro rata in exchange for the Pay-Over Amount. Notwithstanding anything herein to the contrary, the Senior Lien Claimholders shall not be deemed to have consented to, and expressly retain their rights to object to, the grant of adequate protection in the form of cash payments to the Junior Lien Claimholders made pursuant to this Section 6.3(b).

6.4 No Waiver. Subject to Section 6.7(b), nothing contained herein shall prohibit or in any way limit any Senior Lien Representative or any other Senior Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Lien Representative or any other Junior Lien Claimholder, including the seeking by any Junior Lien Representative or any other Junior Lien Claimholder of adequate protection or the asserting by any Junior Lien Representative or any other Junior Lien Claimholder of any of its rights and remedies under the Junior Lien Documents or otherwise.

6.5 Avoidance Issues. If any Senior Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company any amount paid in respect of Senior Lien Obligations (a “Recovery”), then such Senior Lien Claimholder shall be entitled to a reinstatement of its Senior Lien Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of Senior Lien Obligations shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. This Section 6.5 shall survive termination of this Agreement.

6.6 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, both on account of Senior Lien Obligations and on account of Junior Lien Obligations, then, to the extent the debt obligations distributed on account of the Senior Lien Obligations and on account of the Junior Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7 Post-Petition Interest.

(a) None of any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder shall oppose or seek to challenge any claim by any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Senior Lien

36

Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Senior Lien Collateral Agents on behalf of the Senior Lien Claimholders on the Collateral or any other Senior Lien Claimholder’s Lien on the Collateral, without regard to the existence of the Liens of the Junior Lien Collateral Agents or the other Junior Lien Claimholders on the Collateral.

(b) None of any Senior Lien Representative, Senior Lien Collateral Agent or any other Senior Lien Claimholder shall oppose or seek to challenge any claim by any Junior Lien Representative, Junior Lien Collateral Agent or any other Junior Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Junior Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Junior Lien Collateral Agents, on behalf of the Junior Lien Claimholders, on the Collateral (after taking into account the amount of the Senior Lien Obligations).

6.8 Waiver. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, waives any claim it may hereafter have against any Senior Lien Claimholder arising out of the election of any Senior Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding so long as such actions are not in express contravention of the terms of this Agreement.

6.9 Separate Grants of Security and Separate Classification. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, and each Senior Lien Representative and each Senior Lien Collateral Agent, for itself and on behalf of each other Senior Lien Claimholder represented by it, acknowledges and agrees that:

(a) the grants of Liens pursuant to the Senior Lien Collateral Documents and the Junior Lien Collateral Documents constitute two separate and distinct grants of Liens; and

(b) because of, among other things, their differing rights in the Collateral, the Junior Lien Obligations are fundamentally different from the Senior Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Lien Claimholders and the Junior Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Company in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Lien Claimholders), the Senior Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes

37

of senior and junior secured claims) in respect of Post-Petition Interest (including any additional interest payable pursuant to the Senior Lien Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Junior Lien Claimholders with respect to the Collateral, with each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby acknowledging and agreeing to turn over to the Designated Senior Lien Collateral Agent, for itself and on behalf of each other Senior Lien Claimholder, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Lien Claimholders).

6.10 Effectiveness in Insolvency or Liquidation Proceedings. The Parties acknowledge that this Agreement is a “subordination agreement” under section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to the Company will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

SECTION 7.	Reliance; Waivers.

7.1 Reliance. Other than any reliance on the terms of this Agreement, each Senior Lien Representative and each Senior Lien Collateral Agent, on behalf of itself and each other Senior Lien Claimholder represented by it, acknowledges that it and such Senior Lien Claimholders have, independently and without reliance on any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Senior Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Senior Lien Documents or this Agreement. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, acknowledges that it and such Junior Lien Claimholders have, independently and without reliance on any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Junior Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Junior Lien Documents or this Agreement.

7.2 No Warranties or Liability. Each Senior Lien Representative and each Senior Lien Collateral Agent, on behalf of itself and each other Senior Lien Claimholder represented by it, acknowledges and agrees that no Junior Lien Representative or other Junior Lien Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Junior Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Junior Lien Claimholders will be entitled to manage and supervise their respective extensions of credit under the Junior Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each

38

Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, acknowledges and agrees that no Senior Lien Representative or other Senior Lien Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Senior Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders shall have no duty to the Senior Lien Representatives, the Senior Lien Collateral Agents or any of the other Senior Lien Claimholders, and the Senior Lien Representatives, the Senior Lien Collateral Agents and the other Senior Lien Claimholders shall have no duty to the Junior Lien Representative, the Junior Lien Collateral Agents or any of the other Junior Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company (including the Senior Lien Documents and the Junior Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of the Senior Lien Claimholders, the Senior Lien Representatives, the Senior Lien Collateral Agents or any of them to enforce any provision of this Agreement or any Senior Lien Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any Senior Lien Claimholder, Senior Lien Representative or Senior Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Lien Documents or any of the Junior Lien Documents, regardless of any knowledge thereof which any Senior Lien Representative, Senior Lien Collateral Agent or any Senior Lien Claimholder, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company under the Senior Lien Documents and subject to the provisions of Section 5.5(a)), the Senior Lien Claimholders, the Senior Lien Representatives, the Senior Lien Collateral Agents and any of them may, at any time and from time to time in accordance with either or both the Senior Lien Documents and applicable law, without the consent of, or notice to, any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder, without incurring any liabilities to any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder is affected, impaired or extinguished thereby) do any one or more of the following:

(1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Senior Lien Obligations or any Lien on any Senior Lien Collateral or guaranty of any of the Senior Lien Obligations or any liability of the Company, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by any Senior Lien Representative, any Senior Lien Collateral Agent or any of the other Senior Lien Claimholders, the Senior Lien Obligations or any of the Senior Lien Documents;

39

(2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Lien Collateral or any liability of the Company to any of the Senior Lien Claimholders, the Senior Lien Representatives or the Senior Lien Collateral Agents, or any liability incurred directly or indirectly in respect thereof, including, without limitation, by agreeing to waive, modify, replace or eliminate any provision of the Senior Lien Documents or Senior Lien Collateral Documents in any manner;

(3) settle or compromise any Senior Lien Obligation or any other liability of the Company or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Lien Obligations) in any manner or order; and

(4) exercise or delay in or refrain from exercising any right or remedy against the Company or any other Person or any security, and elect any remedy and otherwise deal freely with the Company, or any Senior Lien Collateral and any security and any guarantor or any liability of the Company to the Senior Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

(c) Except as otherwise expressly provided herein, each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, also agrees that the Senior Lien Claimholders, the Senior Lien Representatives and the Senior Lien Collateral Agents shall have no liability to such Junior Lien Representative, such Junior Lien Collateral Agent or any such Junior Lien Claimholders, and such Junior Lien Representative and such Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby waives any claim against any Senior Lien Claimholder, any Senior Lien Representative or any Senior Lien Collateral Agent arising out of any and all actions which the Senior Lien Claimholders, any Senior Lien Representative or any Senior Lien Collateral Agent may take or permit or omit to take with respect to:

(1) the Senior Lien Documents (other than this Agreement);

(2) the collection of the Senior Lien Obligations; or

(3) the foreclosure upon, or sale, liquidation or other disposition of, any Senior Lien Collateral.

40

Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, agrees that the Senior Lien Claimholders, the Senior Lien Representatives and the Senior Lien Collateral Agents have no duty to them in respect of the maintenance or preservation of the Senior Lien Collateral, the Senior Lien Obligations or otherwise.

(d) Until the Discharge of Senior Lien Obligations, each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to any Senior Lien Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Lien Representatives, the Senior Lien Collateral Agents and the other Senior Lien Claimholders and the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Lien Documents or any Junior Lien Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lien Obligations or Junior Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Lien Documents or any Junior Lien Documents;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lien Obligations or Junior Lien Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company in respect of any Senior Lien Representative, any Senior Lien Collateral Agent, the Senior Lien Obligations, any Senior Lien Claimholder, any Junior Lien Representative, any Junior Lien Collateral Agent, the Junior Lien Obligations or any Junior Lien Claimholder in respect of this Agreement.

41

SECTION 8.	Miscellaneous.

8.1 Integration/Conflicts. This Agreement, the Senior Lien Documents and the Junior Lien Documents represent the entire agreement by and among the Company, the Senior Lien Claimholders and the Junior Lien Claimholders with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the Senior Lien Claimholders or the Junior Lien Claimholders relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Lien Documents or the Junior Lien Documents, the provisions of this Agreement shall govern and control.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the Senior Lien Claimholders may continue, at any time and without notice to any Junior Lien Representative or any other Junior Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or Centrus constituting Senior Lien Obligations in reliance hereon. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to the Company shall include the Company as debtor and debtor-in-possession and any receiver, trustee or similar person acting for the Company (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to any Senior Lien Representative and any Senior Lien Collateral Agent, the Senior Lien Claimholders represented by them and their Senior Lien Obligations, on the date on which the Senior Lien Obligations of such Senior Lien Claimholders are Discharged, subject to the rights of such Senior Lien Claimholders under Sections 5.8 and 6.5; and

(b) with respect to any Junior Lien Representative and any Junior Lien Collateral Agent, the Junior Lien Claimholders represented by them and their Junior Lien Obligations, on the date on which the Junior Lien Obligations of such Junior Lien Claimholders are Discharged subject to the rights of such Junior Lien Claimholders under Sections 5.8 and 6.5;

42

provided, however, that in each case, such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.

8.3 Amendments; Waivers.

(a) No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly and adversely affected.

(b) Notwithstanding the foregoing, without the consent of any Senior Lien Claimholder or Junior Lien Claimholder, any Representative and Collateral Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.7 of this Agreement and upon such execution and delivery, such Representative and Collateral Agent and the Additional Senior Lien Claimholders and Additional Senior Lien Obligations or Additional Junior Lien Claimholders and Additional Junior Lien Obligations of the Series for which such Representative and Collateral Agent is acting shall be subject to the terms hereof.

(c) Notwithstanding the foregoing, without the consent of any other Representative, Collateral Agent or Senior Lien Claimholder, the Designated Senior Lien Representative may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Senior Lien Obligations or Additional Junior Lien Obligations in compliance with this Agreement.

8.4 Information Concerning Financial Condition of the Company and its Subsidiaries. The Senior Lien Representatives, the Senior Lien Collateral Agents and the Senior Lien Claimholders, on the one hand, and the holders of the Junior Lien Obligations, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and any endorsers or guarantors of the Senior Lien Obligations or the Junior Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Lien Obligations or the Junior Lien Obligations. The Senior Lien Representatives, the Senior Lien Collateral Agents and the other Senior Lien Claimholders, on the one hand, and the Junior Lien Representatives, the Junior Lien Collateral Agents and any other Junior Lien Claimholder, on the other hand, shall have no duty to advise of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any Claimholder, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other Claimholder, it shall be under no obligation:

(a) to make, and such Claimholder shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

43

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Junior Lien Representatives, the Junior Lien Collateral Agents or the other Junior Lien Claimholders pays over to any of the Senior Lien Representatives, the Senior Lien Collateral Agents or the other Senior Lien Claimholders under the terms of this Agreement, such Junior Lien Claimholders, Junior Lien Representatives and Junior Lien Collateral Agents shall be subrogated to the rights of such Senior Lien Representatives, Senior Lien Collateral Agents and Senior Lien Claimholders; provided that each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Lien Obligations has occurred. The Company acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by any Junior Lien Representative, Junior Lien Collateral Agent or other Junior Lien Claimholder that are paid over to any Senior Lien Representative, Senior Lien Collateral Agent or other Senior Lien Claimholder pursuant to this Agreement shall not reduce any of the Junior Lien Obligations.

8.6 Application of Payments. All payments received by any Senior Lien Representative, Senior Lien Collateral Agent or other Senior Lien Claimholder may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lien Obligations provided for in the Senior Lien Documents (subject to the Senior Lien Intercreditor Agreement, if then in effect). Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, agrees to any extension or postponement of the time of payment of the Senior Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any Lien which may at any time secure any part of the Senior Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7 Additional Senior Lien Claims and Additional Junior Debt.

(a) To the extent, but only to the extent, permitted by the provisions of the Senior Lien Documents and the Junior Lien Documents and Section 5.5, the Company may incur or issue or guarantee any one or more Designated Senior Claims that the Company designates as Additional Senior Lien Claims and one or more series or classes of Indebtedness that Refinances the Initial Junior Lien Debt in full and that the Company designates as Additional Junior Lien Debt.

Any such series or class of Additional Senior Lien Claims may be secured by a first-priority, senior Lien on the Collateral, in each case under and pursuant to the Senior Lien

44

Collateral Documents for such Series of Additional Senior Lien Claims. The Senior Lien Representative and Senior Lien Collateral Agent in respect of any Additional Senior Lien Claims may elect to become a party hereto by satisfying the conditions set forth in clauses (1) through (3) of Section 8.7(b).

Any such Additional Junior Lien Debt may be secured by a junior-priority, subordinated Lien on the Collateral, in each case under and pursuant to the relevant Junior Lien Collateral Documents for such Series of Additional Junior Lien Debt, if and subject to the condition, the Additional Junior Lien Representative and Additional Junior Lien Collateral Agent of any such Additional Junior Lien Debt each becomes a party to this Agreement by satisfying the conditions set forth in clauses (1) through (3) of Section 8.7(b). Upon any Additional Junior Lien Representative and Additional Junior Lien Collateral Agent so becoming a party hereto, all Additional Junior Lien Obligations of such Series shall also be entitled to be so secured by a subordinated Lien on the Collateral in accordance with the terms hereof and thereof.

(b) In order for an Additional Representative and an Additional Collateral Agent to become a party to this Agreement:

(1) such Additional Representative and such Additional Collateral Agent shall have executed and delivered to each other then-existing Representative a Joinder Agreement substantially in the form of Exhibit A hereto (if such Representative is an Additional Junior Lien Representative and such Collateral Agent is an Additional Junior Lien Collateral Agent, with such changes as may be reasonably approved by the Designated Senior Lien Representative and such Representative and such Collateral Agent) or Exhibit B hereto (if such Representative is an Additional Senior Lien Representative and such Collateral Agent is an Additional Senior Lien Collateral Agent, with such changes as may be reasonably approved by the Designated Senior Lien Representative and such Representative and such Collateral Agent) pursuant to which such Additional Representative becomes a Representative hereunder, such Additional Collateral Agent becomes a Collateral Agent hereunder and the related Senior Lien Claimholders or Junior Lien Claimholders, as applicable, become subject hereto and bound hereby;

(2) the Company shall have delivered a Designation to each other then-existing Collateral Agent substantially in the form of Exhibit C hereto, pursuant to which a Responsible Officer of the Company shall (A) identify the Designated Senior Claim to be designated as Additional Senior Lien Claims, or the Indebtedness to be designated as Additional Junior Lien Debt, as applicable, and the initial aggregate principal amount of such Indebtedness, (B) specify the name and address of the applicable Additional Representative and Additional Collateral Agent and (C) certify that such Additional Senior Lien Claim or Additional Junior Lien Debt is permitted to be incurred, secured and guaranteed by each of the Senior Lien Documents and Junior Lien Documents, respectively, and that the conditions set forth in this Section 8.7 are satisfied with respect to such Additional Senior Lien Claim or Additional Junior Lien Debt, as applicable; and

45

(3) the Company shall have delivered to each other Collateral Agent true and complete copies of each of the Senior Lien Documents or Junior Lien Documents, as applicable, relating to such Additional Senior Lien Claims or Additional Junior Lien Debt, as applicable.

(c) The Additional Junior Lien Documents or Additional Senior Lien Documents, as applicable, relating to such Additional Obligations shall provide that each of the applicable Claimholders with respect to such Additional Obligations will be subject to and bound by the provisions of this Agreement.

8.8 Agency Capacities.

(a) Except as expressly provided herein, [                    ] is acting in the capacity of Initial Senior Lien Representative and Initial Senior Lien Collateral Agent solely for the Initial Senior Lien Claimholders. Except as expressly provided herein, each other Representative and Collateral Agent is acting in the capacity of Representative and Collateral Agent, respectively, solely for the Claimholders under the Senior Lien Documents or Junior Lien Documents for which it is the named Representative or Collateral Agent, as the case may be, in the applicable Joinder Agreement.

8.9 Submission to Jurisdiction; Certain Waivers. Each of the Company and each Representative and each Collateral Agent, on behalf of itself and each other applicable Claimholder represented by it, hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b) agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;

(c) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other Senior Lien Documents shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Senior Lien Documents or Junior Lien Documents against the Company or any of its assets in the courts of any jurisdiction;

46

(d) waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Collateral Document in any court referred to in paragraph (a) of this Section 8.9 (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e) consents to service of process in any such proceeding in any such court by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 8.11 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);

(f) agrees that service as provided in clause (e) above is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(g) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

8.10 Waiver of Jury Trial.

EACH PARTY HERETO, THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO AND THE COMPANY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO AND THE COMPANY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.11 Notices. All notices to the Junior Lien Claimholders and the Senior Lien Claimholders permitted or required under this Agreement shall also be sent to the applicable Junior Lien Representative and the applicable Senior Lien Representative, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against

47

receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or in the Joinder Agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.12 Further Assurances. Each Senior Lien Representative and each Senior Lien Collateral Agent, on behalf of itself and each other Senior Lien Claimholder represented by it, each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, and the Company agrees that it shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form) as is required or any Senior Lien Representative and Senior Lien Collateral Agent or any Junior Lien Representative and Junior Lien Collateral Agent may request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.13 Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

8.14 Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Lien Representatives, the Senior Lien Collateral Agents, the other Senior Lien Claimholders, the Junior Lien Representatives, the Junior Lien Collateral Agents, the other Junior Lien Claimholders, the Company and its successors and assigns from time to time. If any of the Senior Lien Representatives, the Senior Lien Collateral Agents, the Junior Lien Representatives or the Junior Lien Collateral Agents resigns or is replaced pursuant to the Senior Lien Documents or the Junior Lien Documents, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of the Company, including where any such trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

8.15 Section Headings. The section headings and table of contents used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose, be given any substantive effect, affect the construction hereof or be taken into consideration in the interpretation hereof.

8.16 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. a document in “pdf” or “tif” format sent by electronic mail) shall be effective as delivery of a manually executed counterpart hereof.

48

8.17 Authorization. By its signature, each Person executing this Agreement, on behalf of such Person but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.18 Third Party Beneficiaries/ Provisions Solely to Define Relative Rights. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the Senior Lien Claimholders and the Junior Lien Claimholders and their respective successors and assigns from time to time. Each holder of any Designated Senior Claim that is not (either directly or through an agent) a party hereto shall be an express third party beneficiary hereof. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Lien Representatives, the Senior Lien Collateral Agents and the other Senior Lien Claimholders on the one hand and the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders on the other hand. Nothing herein shall be construed to limit the relative rights and obligations as among the Senior Lien Claimholders or as among the Junior Lien Claimholders; as among the Senior Lien Claimholders, such rights and obligations are governed by, and any provisions herein regarding them are therefore subject to, the provisions of the Senior Lien Intercreditor Agreement. Other than as set forth in Section 8.3 and in Section 8.7, none of the Company or any other creditor thereof shall have any rights hereunder and neither the Company nor the Company may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company, which are absolute and unconditional, to pay the Senior Lien Obligations and the Junior Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.19 No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended by the party to have substantially the same effects as the prohibited action.

8.20 Relationship with Senior Lien Intercreditor Agreement; No Duty of Senior Claimholders to Non-Parties. This agreement is solely intended to allocate rights and benefits between the Senior Lien Claimholders taken together on the one hand and the Junior Lien Claimholders taken together on the other hand. As among the Senior Lien Claimholders, their respective rights and benefits may be allocated as agreed among the Senior Lien Claimholders in the Senior Lien Intercreditor Agreement including without limitation as to Lien priority or payment priority all without affecting the terms of this agreement. Notwithstanding any other provision of this Agreement, no Senior Lien Representative or Senior Lien Collateral Agent (including, without limitation, the Designated Senior Lien Representative or Designated Senior Lien Collateral Agent) or other Senior Lien Claimholder shall have any duty or obligation hereunder to any other Senior Lien Representative, Senior Lien Collateral Agent or Senior Lien Claimholder (other than Senior Lien Claimholders of its own Series) unless such Senior Lien Representative and Senior Lien Collateral Agent shall have become an express party hereto and to the Senior Lien Intercreditor Agreement.

49

[Remainder of this page intentionally left blank]

50

IN WITNESS WHEREOF, the parties hereto have executed this Junior Lien Subordination and Intercreditor Agreement as of the date first written above.

[INSERT NAME]
as Initial Senior Lien Representative and as Initial Senior Lien Collateral Agent

By:
Name:
Title:

[NOTICE ADDRESS]

[ ], as Initial Junior Lien Representative

By:
Name:
Title:

[NOTICE ADDRESS]

DELAWARE TRUST COMPANY, as Initial Junior Lien Collateral Agent

By:
Name:
Title:

[NOTICE ADDRESS]

Acknowledged and Agreed to by:

United States Enrichment Corporation

By:
Name:
Title:

[NOTICE ADDRESS]

Exhibit A to the

Junior Lien Intercreditor Agreement

[FORM OF] JUNIOR LIEN JOINDER AGREEMENT NO. [    ] dated as of [        ], 20[    ] to the JUNIOR LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Junior Lien Subordination and Intercreditor Agreement”), among [INSERT NAME], as Initial Senior Lien Representative and Initial Senior Lien Collateral Agent, [INSERT NAME], as Initial Junior Lien Representative, [INSERT NAME], as Initial Junior Lien Collateral Agent and the additional Representatives[ and Collateral Agents] from time to time a party thereto, and acknowledged and agreed to by [INSERT NAME OF COMPANY], a [            ] (the “Company”).

Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Junior Lien Subordination and Intercreditor Agreement.

The undersigned Additional Junior Lien Representative (the “New Representative”) and Additional Junior Lien Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the Junior Lien Subordination and Intercreditor Agreement.

Accordingly, the New Representative and the New Collateral Agent agree to be subject to and bound by, the Junior Lien Subordination and Intercreditor Agreement with the same force and effect as if the New Representative and the New Collateral Agent had originally been named therein as a Junior Lien Representative and a Junior Lien Collateral Agent, respectively, and each of the New Representative and the New Collateral Agent, on behalf of itself and each other Additional Junior Lien Claimholder represented by it, hereby agrees to all the terms and provisions of the Junior Lien Subordination and Intercreditor Agreement applicable to it as a Junior Lien Representative and a Junior Lien Collateral Agent, respectively, and to the Additional Junior Lien Claimholders represented by it as Junior Lien Claimholders. and each reference to “Junior Lien Claimholders” shall include the Additional Junior Lien Claimholders represented by such New Representative and New Collateral Agent. The Junior Lien Subordination and Intercreditor Agreement is hereby incorporated herein by reference.

Each of the New Representative and New Collateral Agent represents and warrants to the other Representatives, Collateral Agents and the other Claimholders that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent][trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Junior Lien Subordination and Intercreditor Agreement and (iii) the Junior Lien Documents relating to such Additional Junior Lien Debt provide that, upon the New Representative’s and New Collateral Agent’s entry into this Agreement, the Additional Junior Lien Claimholders in respect of such Additional Junior Lien Debt will be subject to and bound by the provisions of the Junior Lien Subordination and Intercreditor Agreement as Junior Lien Claimholders.

This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

Exhibit A – Page 1

Except as expressly supplemented hereby, the Junior Lien Subordination and Intercreditor Agreement shall remain in full force and effect.

THIS JOINDER AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Junior Lien Subordination and Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.

All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Subordination and Intercreditor Agreement. All communications and notices hereunder to the New Representative and the New Collateral Agent shall be given to it at the address set forth below its signature hereto.

[Remainder of this page intentionally left blank]

Exhibit A – Page 2

IN WITNESS WHEREOF, the New Representative and New Collateral Agent have duly executed this Joinder Agreement to the Junior Lien Subordination and Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT],as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Exhibit A – Page 3

Exhibit B to the

Junior Lien Intercreditor Agreement

[FORM OF] SENIOR LIEN JOINDER AGREEMENT NO. [    ] dated as of [        ], 20[    ] to the JUNIOR LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Junior Lien Subordination and Intercreditor Agreement”), among [INSERT NAME], as Initial Senior Lien Representative and Initial Senior Lien Collateral Agent, [INSERT NAME], as Initial Junior Lien Representative, [INSERT NAME], as Initial Junior Lien Collateral Agent and the additional Representatives and Collateral Agents from time to time a party thereto, and acknowledged and agreed to by [INSERT NAME OF COMPANY], a [            ] (the “Company”), certain subsidiaries of the Company (each a “Grantor”).

Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Junior Lien Subordination and Intercreditor Agreement.

The undersigned Additional Senior Lien Representative (the “New Representative”) and Additional Senior Lien Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the Junior Lien Subordination and Intercreditor Agreement.

Accordingly, the New Representative and the New Collateral Agent agree to be subject to and bound by, the Junior Lien Subordination and Intercreditor Agreement with the same force and effect as if the New Representative and the New Collateral Agent had originally been named therein as a Senior Lien Representative and a Senior Lien Collateral Agent, respectively, and each of the New Representative and the New Collateral Agent, on behalf of itself and each other Additional Senior Lien Claimholder represented by it, hereby agrees to all the terms and provisions of the Junior Lien Subordination and Intercreditor Agreement applicable to it as a Senior Lien Representative and a Senior Lien Collateral Agent, respectively, and to the Additional Senior Lien Claimholders represented by it as Senior Lien Claimholders. Each reference to a “Representative” or “Senior Lien Representative” in the Junior Lien Subordination and Intercreditor Agreement shall be deemed to include the New Representative, each reference to a “Collateral Agent” or “Senior Lien Collateral Agent” in the Junior Lien Subordination and Intercreditor Agreement shall be deemed to include the New Collateral Agent and each reference to “Senior Lien Claimholders” shall include the Additional Senior Lien Claimholders represented by such New Representative and New Collateral Agent. The Junior Lien Subordination and Intercreditor Agreement is hereby incorporated herein by reference.

Each of the New Representative and New Collateral Agent represents and warrants to the other Representatives, Collateral Agents and the other Claimholders that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent][trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Junior Lien Subordination and Intercreditor Agreement and (iii) the [Senior Lien Documents relating to such Additional Senior Lien Claims provide][Replacement Senior Lien Credit Agreement provides] that, upon the New Representative’s and New Collateral Agent’s entry into this Agreement, the Additional Senior Lien Claimholders in respect of such Additional Senior Lien Claims will be subject to and bound by the provisions of the Junior Lien Subordination and Intercreditor Agreement as Senior Lien Claimholders.

Exhibit B – Page 1

This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

Except as expressly supplemented hereby, the Junior Lien Subordination and Intercreditor Agreement shall remain in full force and effect.

THIS JOINDER AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Junior Lien Subordination and Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.

All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Subordination and Intercreditor Agreement. All communications and notices hereunder to the New Representative and the New Collateral Agent shall be given to it at the address set forth below its signature hereto.

[Remainder of this page intentionally left blank]

Exhibit B – Page 2

IN WITNESS WHEREOF, the New Representative and the New Collateral Agent have duly executed this Joinder Agreement to the Junior Lien Subordination and Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Exhibit B – Page 3

[FORM OF] DEBT DESIGNATION NO. [    ] (this “Designation”) dated as of [            ], 20[    ] with respect to the JUNIOR LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Junior Lien Subordination and Intercreditor Agreement”), among [INSERT NAME], as Initial Senior Lien Representative and Initial Senior Lien Collateral Agent for the Initial Senior Lien Claimholders, [            ], as Initial Junior Lien Representative[ and][, [        ], as] Initial Junior Lien Collateral Agent [for the Initial Junior Lien Claimholders] and the additional Representatives and Collateral Agent from time to time a party thereto, and acknowledged and agreed to by [INSERT NAME OF COMPANY], a [            ] (the “Company”), certain subsidiaries of the Company (each a “Grantor”).

Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Junior Lien Subordination and Intercreditor Agreement.

This Designation is being executed and delivered in order to designate additional secured Obligations of the Company and the grantors as [Additional Senior Lien Claims][Additional Junior Lien Debt] entitled to the benefit of and subject to the terms of the Junior Lien Subordination and Intercreditor Agreement.

The undersigned, the duly appointed [specify title of Responsible Officer] of the Company hereby certifies on behalf of the Company that:

1.	[Insert name of the Company or other Grantor] intends to incur Indebtedness (the “Designated Obligations”) in the initial aggregate principal amount of [ ] pursuant to the following agreement: [describe credit/loan agreement indenture or other agreement giving rise to Additional Senior Lien Claims or Additional Junior Lien Debt, as the case may be] (the “Designated Agreement”) which will be [Additional Senior Lien Obligations][Additional Junior Lien Obligations].

2.	The incurrence of the Designated Obligations is permitted by each applicable Senior Lien Documents and Junior Lien Documents.

3.	Conform the following as applicable; Pursuant to and for the purposes of Section 8.7 of the Junior Lien Subordination and Intercreditor Agreement, (i) the Designated Agreement is hereby designated as [an “Additional Senior Lien Documents”][an “Additional Junior Lien Documents”] [and][,] (ii) the Designated Obligations are hereby designated as [“Additional Senior Lien Obligations”][“Additional Junior Lien Obligations”].

4.	a. The name and address of the Representative for such Designated Obligations is:

[Insert name and all capacities; Address]

Telephone:

Fax:

Email

b. The name and address of the Collateral Agent for such Designated Obligations is:

[Insert name and all capacities; Address]

Telephone:

Fax:

Email:

[Remainder of this page intentionally left blank]

Exhibit D – Page 2

IN WITNESS WHEREOF, the Company has caused this Designation to be duly executed by the undersigned Responsible Officer as of the day and year first above written.

[INSERT NAME OF COMPANY]

By:
Name:
Title:

Exhibit D – Page 3

EXHIBIT E

FORM OF PLEDGE AND SECURITY AGREEMENT

E-1

PLEDGE AND SECURITY AGREEMENT

by and among

DELAWARE TRUST COMPANY,

as Collateral Agent,

and

UNITED STATES ENRICHMENT CORPORATION

DATED AS OF SEPTEMBER 30, 2014

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE LIENS AND SECURITY INTERESTS HEREUNDER AND THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT HERETO ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT (AS DEFINED BELOW). IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF, ON THE ONE HAND, THE INTERCREDITOR AGREEMENT AND, ON THE OTHER HAND, THIS PLEDGE AND SECURITY AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT, dated as of the 30th day of September, 2014 (together with all Exhibits, Annexes and schedules hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof, this “Agreement”), is made by United States Enrichment Corporation, a Delaware corporation (“Enrichment” or “Pledgor”), a wholly owned subsidiary of Centrus Energy Corp., a Delaware corporation (“Parent” or “Issuer”), in favor of Delaware Trust Company, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware, as trustee and collateral agent for the Holders under the Indenture referred to below (in its capacity as trustee under the Indenture and together with its successors and assigns in such capacity, the “Trustee” and in its capacity as collateral agent under this Agreement and together with its successors and assigns in such capacity, the “Collateral Agent”). Capitalized terms used herein without definition shall have the meaning given to them in the Indenture referred to below.

RECITALS

A. Concurrently herewith, Parent, Enrichment, Collateral Agent and Trustee are executing and delivering that certain Indenture dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Indenture”) pursuant to which the Parent will issue certain 8.0% PIK Toggle Notes due 2019/2024 (the “Notes”) and Enrichment will guarantee payment thereof and the payment and performance of other obligations pursuant to the guarantee set forth in the Indenture and the notation of guarantee attached to the Notes (collectively, the “Guarantee”).

B. Enrichment has incurred Designated Senior Claims and may in the future incur additional Designated Senior Claims.

C. The Trustee, the Collateral Agent and the holders of certain existing Designated Senior Claims, or the representatives of such holders, may in the future enter into that certain Intercreditor Agreement, in substantially the form attached to the Indenture as Exhibit D thereto (as amended, modified, restated, supplemented from time to time, the “Intercreditor Agreement”) to which future holders of Designated Senior Claims or their representatives may become parties.

D. It is a condition to the willingness of the Trustee and the Collateral Agent to enter into the Indenture and the Holders to acquire the Notes that the Pledgor shall have entered into this Agreement pursuant to which the Pledgor shall agree to secure the payment in full of the Guarantee. The Secured Parties are relying on this Agreement in their decision to extend credit to the Issuer under the Notes, and would not acquire the Notes without the execution and delivery of this Agreement by the Pledgor.

E. The Pledgor will obtain substantial benefits as a result of the extension of credit to the Parent under the Indenture and the Notes, and, accordingly, desires to execute and deliver this Agreement.

NOW, THEREFORE, the Pledgor and the Collateral Agent hereby agree as follows:

DEFINITIONS

1.1 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meaning set forth below:

“Accounts” shall have the meaning ascribed thereto in the Uniform Commercial Code and whether now owned or existing or hereafter acquired or arising.

“ACP Grant” means the Cooperative Agreement dated June 12, 2012 (as amended) whereby the DOE agrees to reimburse the Parent for 80% of the ACP Expenditures incurred by the Parent during a specified period, which reimbursement arrangement shall provide for (a) a direct cash payment to the Pledgor or Parent from the DOE, (b) a release of liabilities that enables the Pledgor or Parent to receive cash proceeds (including the release of cash pledged to secure (x) surety bonds, (y) letters of credit or (z) other like instruments) or (c) another form of asset transfer that enables the Parent to receive cash proceeds (including the release of cash pledged to secure (x) surety bonds, (y) letters of credit or (z) other like instruments).

“ACP Grant Purchased Property” means any and all equipment purchased or otherwise acquired by the Parent or Pledgor pursuant to the ACP Grant which agreement requires that such equipment either (a) be pledged to the DOE or (b) remain free and clear of liens and security interests.

“Affiliate Securities” means all “securities” of any of the Pledgor’s “affiliates” (as the terms “securities” and “affiliates” are used in Rule 3-16 of Regulation S-X under the Securities Act of 1033, as amended, and any successor rule).

“Bankruptcy Code” shall mean 11 U.S.C. Sections 101 et seq., as amended from time to time, and any successor statute, or if the context so requires, any similar Federal or state law for the relief of debtors.

“Chattel Paper” shall have the meaning ascribed thereto in the Uniform Commercial Code and whether now owned or existing or hereafter acquired or arising.

“Collateral” shall have the meaning given to such term in Section 2.1.

“Copyrights” shall mean, collectively, all of Pledgor’s right, title and interest in and to all United States copyrights (including any registrations and applications therefor and all renewals and extensions thereof), now owned or existing or created or hereafter acquired or arising; provided that “Copyrights” shall not include those items relating to advanced enrichment technologies.

“Copyright Collateral” shall mean, collectively, all Copyrights and Copyright Licenses to which Pledgor is or hereafter becomes a party and all other general intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Copyright or Copyright License, in each case whether now owned or existing or hereafter acquired or arising.

“Copyright License” shall mean any agreement now or hereafter in effect granting any right to any third party under any of the Copyrights now or hereafter owned by Pledgor or which Pledgor otherwise has the right to license, or granting any right to Pledgor under any property of the type described in the definition of Copyrights herein now or hereafter owned by any third party, and all rights of Pledgor under any such agreement.

“Deferred Interests” shall mean all (i) Copyright Collateral, (ii) Patent Collateral, (iii) Trademark Collateral and (iv) Proceeds with respect to the foregoing.

“Deferred Interests Triggering Event” shall have the meaning ascribed thereto in Section 2.3(b).

“Deposit Account” shall have the meaning ascribed thereto in the Uniform Commercial Code, including, without limitation, each deposit account of Pledgor, whether now owned or existing or hereafter acquired or arising and together with all funds held from time to time therein and all certificates and instruments from time to time representing, evidencing or deposited into any such account.

2

“Document” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“DOE” means the United States Department of Energy.

“DOE Collateral” means (i) natural uranium feed material or other material acceptable to the Parent or Pledgor transferred by the DOE to the Parent or Pledgor as payment in kind for services rendered, or to be rendered, to the DOE or for resale by the Parent or Pledgor, which material is maintained by or for the Parent or Pledgor in specifically designated cylinders, (ii) any Equipment in which the DOE has or, pursuant to any existing or future contract or agreement, may acquire any ownership interest, (iii) the Receivables arising from the sale by the Parent or Pledgor of the material referred to in the foregoing clauses (i) or (ii) to the extent such Receivables are identified as DOE Collateral in the Parent’s or Pledgor’s written or electronic records, and (iv) all contracts and agreements for the sale of the material referred to in the foregoing clauses (i) or (ii), books and records related to such material and all proceeds of such material.

“Equipment” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“Equity Interest” shall mean all Equity Interests in any subsidiaries of the Pledgor as of the date hereof or which become a subsidiary of the Pledgor after the date hereof and the certificates, if any, representing such shares or other Equity Interests, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and any other warrant, right or option to acquire any of the foregoing; provided, however, in no event shall Affiliate Securities constitute Equity Interests to the extent excluded by Section 2.1 hereof.

“Excluded Account” shall mean, collectively, (a) any Deposit Account of Pledgor which is used exclusively for the payment of payroll, payroll taxes, employee benefits or escrow deposits and (b) any other Deposit Account of Pledgor in which the average monthly balance of available funds on deposit does not exceed $100,000, provided that the aggregate average monthly balance of available funds on deposit in all Deposit Accounts under this clause (b) does not at any time exceed $500,000.

“General Intangibles” shall have the meaning ascribed thereto in the Uniform Commercial Code, provided that “General Intangibles” shall not include (a) Copyright Collateral, Patent Collateral or Trademark Collateral, (b) the rights of the Pledgor under contracts, agreements, licenses or permits to the extent that the grant by the Pledgor, or the enforcement by the Collateral Agent, of a security interest in such contract, agreement, license or permit would violate the terms thereof or applicable law or regulation (other than to the extent that any such term, law or regulation would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law (including the Bankruptcy Code) or regulation or principles of equity), (c) the rights of the Pledgor under any contract or agreement pursuant to which the Pledgor is acting as agent for the United States Government or (d) the rights of the Pledgor under the Russian Contract; provided, further, that the foregoing proviso shall not have the effect of excluding from the Collateral any Accounts or rights to receive any money or other amounts due or to become due to Pledgor under any such contract, agreement, license or permit or any proceeds resulting from the sale or other disposition by Pledgor of any rights of Pledgor under any such contract, agreement, license or permit.

“Instruments” shall have the meaning ascribed thereto in the Uniform Commercial Code, whether now owned or existing or hereafter acquired, including those evidencing, representing, securing, arising from or otherwise relating to any Accounts or other Collateral.

“Intercreditor Agreement” shall have the meaning set forth in the recitals hereto.

“Inventory” shall have the meaning ascribed thereto in the Uniform Commercial Code, including, without limitation, all goods manufactured, acquired or held for sale or lease, all raw materials, component materials, work-in-progress and finished goods, all supplies, goods and other items and materials used or consumed in the

3

manufacture, production, packaging (including the cylinders owned by the Pledgor in which inventory is placed), delivery, shipping, selling, leasing or furnishing of such inventory or otherwise in the operation of the business of Pledgor, all goods in which Pledgor now or at any time hereafter has any interest or right of any kind, and all goods that have been returned to or repossessed by or on behalf of Pledgor, in each case whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Pledgor or is held by Pledgor or by others for the account of Pledgor, and in each case whether now owned or existing or hereafter acquired or arising, but excluding highly-enriched uranium (HEU) also referred to as weapons grade uranium and inventory and equipment not owned by Pledgor and held in storage for third parties. This definition also shall not, under any circumstances, include any equipment or material or components thereof owned by third parties (including, but not limited to Customers of Pledgor) including, without limitation, feed material, enriched uranium and separative work units, reflected in the Inventory Accounts maintained by Pledgor to record the amount of feed material, enriched uranium and separative work units, credited to such third parties.

“Inventory Account” shall mean a written or electronic record maintained by Pledgor in its own name or in the name of a third party, which records any or all of natural uranium, enriched uranium, separative work units and other nuclear material or components held by or for Pledgor that is owned by the named account holder.

“Investment Property” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“License” shall mean any Copyright License, Patent License or Trademark License.

“Money” when used with initial capitalization shall have the meaning ascribed thereto in the Uniform Commercial Code.

“Paducah Facility” means the gaseous diffusion enrichment facility operated by the Pledgor in Paducah, Kentucky.

“Paducah Transition” means an orderly shutdown of operations at the Paducah Facility (including any steps taken towards implementation of such a shutdown) in accordance with the Pledgor’s agreements with the DOE and applicable law.

“Patents” shall mean, collectively, all of Pledgor’s right, title and interest in and to all United States patents and pending patent applications, patent disclosures and any and all reissues, continuations, divisions, renewals, extensions, continuations-in-part thereof, in each case whether now owned or existing or hereafter acquired or arising; provided that “Patents” shall not include those items relating to advanced enrichment technologies.

“Patent Collateral” shall mean, collectively, all Patents and all Patent Licenses to which Pledgor is or hereafter becomes a party and all other general intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Patent or Patent License, in each case whether now owned or existing or hereafter acquired or arising.

“Patent License” shall mean any agreement, whether written or oral, now or hereafter in effect granting to any third party any right to make, use or sell any invention on which one or more of the Patents, now or hereafter owned by Pledgor or which Pledgor otherwise has the right to license, is in existence, or granting to Pledgor any right to make, use or sell any invention on which property of the type described in the definition of Patents herein, now or hereafter owned by any third party, is in existence, and all rights of Pledgor under any such agreement.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

4

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor’s or P-1 from Moody’s Investors Service, Inc.;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) investments in money market mutual funds having portfolio assets in excess of $2,000,000,000 that comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 and are rated AAA by Standard & Poor’s or Aaa by Moody’s Investors Service, Inc.; and

(e) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

“Proceeds” shall have the meaning given to such term in Section 2.1.

“Russian Contract” means that certain Enriched Product Transitional Supply Contract dated March 23, 2011 between Enrichment and Joint Stock Company Techsnabexport, as the same may from time to time be amended, modified, supplemented or restated in accordance with its terms.

“Secured Obligations” shall have the meaning given to such term in Section 2.2.

“Secured Parties” shall mean, collectively, the Trustee, the Collateral Agent, the Holders from time to time.

“Securities Account” shall have the meaning ascribed to such term in the Uniform Commercial Code.

“Trademarks” shall mean, collectively, all of Pledgor’s United States trademarks, service marks, trade names, corporate and company names, business names, fictitious business names, service marks, logos, trade dress, trade styles, other source or business identifiers, designs and general intangibles of a similar nature, including any registrations and applications thereof (but excluding any application to register any trademark, service mark or other mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark, service mark or other mark if the creation of a Lien thereon or security interest therein would void or invalidate such trademark, service mark or other mark), all renewals and extensions thereof, all rights corresponding thereto, and all goodwill associated therewith or symbolized thereby, in each case whether now owned or existing or hereafter acquired or arising; provided that “Trademarks” shall not include those items relating to advanced enrichment technologies.

“Trademark Collateral” shall mean, collectively, all Trademarks and Trademark Licenses to which Pledgor is or hereafter becomes a party and all other general intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any of the Trademarks or Trademark Licenses, in each case whether now owned or existing or hereafter acquired or arising.

“Trademark License” shall mean any agreement, whether written or oral, now or hereafter in effect granting any right to any third party under any of the Trademarks now or hereafter owned by Pledgor or which Pledgor otherwise has the right to license, or granting any right to Pledgor under any property of the type described in the definition of Trademarks herein now or hereafter owned by any third party, and all rights of Pledgor under any such agreement.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may be in effect from time to time in the State of New York; provided that if, by reason of applicable law, the validity or perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral granted under this

5

Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then as to the validity or perfection or the effect of perfection or non-perfection or the priority, as the case may be, of such security interest, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction.

1.2 Classified Information. In no event shall any of the Copyright Collateral, Patent Collateral or Trademark Collateral include any Copyright, Patent or Trademark, any application for a Copyright, Patent or Trademark, or any license or right under any Copyright, Patent or Trademark that is “classified” for reasons of national security or foreign policy under applicable laws or with respect to which Pledgor is not entitled to pledge, sublicense or assign pursuant to its terms or applicable law or regulation.

1.3 Other Terms. All terms in this Agreement that are not capitalized shall have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein, unless the context suggests that a different meaning is intended. Except as aforesaid, capitalized terms used herein without definition shall have the meanings given to them in the Indenture.

ARTICLE II

CREATION OF SECURITY INTEREST

2.1 Pledge and Grant of Security Interest. Pledgor hereby pledges and assigns to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of Pledgor’s right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising or in which Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents;

(v) all Instruments;

(vi) all Inventory;

(vii) all Equipment;

(viii) all Investment Property (other than Equity Interests) representing Permitted Investments or Securities Accounts and any other Investment Property subject to agreements purporting to establish the control (within the meaning of Section 8-106 of the Uniform Commercial Code) of (a) the Collateral Agent thereon or (b) solely the holders of the Designated Senior Claims thereon party to the Intercreditor Agreement (in cases where such holders have not consented to the Collateral Agent obtaining control pursuant to a control agreement with respect to any such Investment Property in connection with Section 4.11 hereof);

(ix) all cash which is not in a Deposit Account and all Money;

(x) all Equity Interests whether Investment Property or General Intangibles; provided, however, that no Equity Interests of any Foreign Subsidiary shall be included hereunder to the extent that the aggregate amount of Equity Interests of such Foreign Subsidiary pledged hereunder would exceed 65% of such Foreign Subsidiary’s Equity Interests;

6

(xi) all books and records, wherever located, relating to any of the Collateral;

(xii) all General Intangibles (other than Equity Interests and other than Deferred Interests); and

(xiii) any and all proceeds, as such term is defined in the Uniform Commercial Code, products, rents and profits of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (x) all payments under any insurance (whether or not the Trustee or the Collateral Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (y) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (collectively, “Proceeds”). Pledgor shall file financing statements under the Uniform Commercial Code describing the Collateral and appropriate statements with the appropriate jurisdictions describing any other statutory liens held by the Trustee or the Collateral Agent and shall provide copies and evidence of the filing thereof to the Trustee and Collateral Agent within a reasonable time period after such filing.

In no event shall the Collateral include, and no Pledgor shall be deemed to have granted a security interest in (i) the DOE Collateral, (ii) any ACP Grant Purchased Property and (iii) any of Pledgor’s rights or interests in any license, contract or agreement to which Pledgor is a party or any of its or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; and provided further that any Account or money or other amounts due or to become due to Pledgor under any such license, contract or agreement or any proceeds resulting from the sale or other disposition by Pledgor of any rights of Pledgor under any such license, contract or agreement shall at no time be excluded from the Collateral or the security interest granted by Pledgor hereunder in favor of the Collateral Agent.

2.2 Security for Secured Obligations. This Agreement and the Collateral of Pledgor secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all the following liabilities and obligations of the Pledgor: (a) all liabilities and obligations, including obligations owing to the Collateral Agent under the Security Documents (as defined in the Indenture), of the Pledgor as a Guarantor pursuant to and under the Guarantee, whether such liabilities and obligations are now existing or hereafter incurred, created or arising and whether direct or indirect, absolute or contingent, due or to become due, including, without limitation, interest accruing after the filing of a petition or commencement of a case by or with respect to Issuer or Pledgor seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), (b) all such liabilities and obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due and (c) all fees, costs and expenses payable by Pledgor under Section 8.1 (the liabilities and obligations of the Pledgor described in this Section 2.2, collectively, the “Secured Obligations”). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires or would require the filing with the Securities and Exchange Commission of separate financial statements of any “affiliate” of the Pledgor due to the fact that such affiliate’s “securities” secure any Secured Obligations, then such “securities” shall automatically be deemed not to constitute security for any Secured Obligations and shall not constitute Equity Interests or Collateral hereunder. As used herein, “securities” and “affiliate” shall have the meaning set forth in Regulation S-X or such other law, rule or regulation, as applicable.

7

2.3 Deferred Interests.

(a) Subject to Section 2.3(b), Pledgor hereby pledges and assigns to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of Pledgor’s right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising or in which Pledgor now has or at any time in the future may acquire any right, title or interest (it being understood that, subject to Section 2.3(b), Section 2.3(c) and Section 1.2, the following assets and properties shall also constitute “Collateral” as used in this Agreement):

(i) all Copyright Collateral;

(ii) all Patent Collateral;

(iii) all Trademark Collateral; and

(iv) any and all proceeds, as such term is defined in the Uniform Commercial Code, products, rents and profits of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (w) all payments under any insurance (whether or not the Trustee or the Collateral Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (x) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral, (y) all claims and rights to recover for any past, present or future infringement or dilution of or injury to any Copyright Collateral, Patent Collateral or Trademark Collateral, and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (it being understood that, subject to Section 2.3(b) and Section 2.3(c), the foregoing assets and properties referred to in this clause (iv) shall also constitute “Proceeds” as used in this Agreement).

(b) Notwithstanding the provisions of Section 2.3(a) or any of the provisions contained herein or in the Indenture or Notes, no Lien upon and security interest in the Deferred Interests shall be deemed to have occurred nor shall any such Lien and security interest be deemed to have attached to or on the Deferred Interests until any of the following events shall have occurred (each a “Deferred Interests Triggering Event”): (i) Deferred Interests shall be pledged to the holders of such Designated Senior Claim or a representative on their behalf to secure a Designated Senior Claim, or (ii) an Event of Default shall have occurred and be continuing. Immediately upon the occurrence of any Deferred Interests Triggering Event, a Lien on the Deferred Interests consisting of Copyright Collateral, Patent Collateral, Trademark Collateral and all Proceeds related thereto shall automatically be deemed to have attached in favor of the Collateral Agent pursuant to this Section 2.3 without any further action by the Collateral Agent or Pledgor and, on and after the occurrence of such Deferred Interests Triggering Event, the Pledgor shall file financing statements under the Uniform Commercial Code describing the Collateral represented by such Deferred Interests and Pledgor shall take all necessary actions, including, but not limited to, those required by Sections 4.9, 4.10 and 4.12 herein to complete any required annexes to this Agreement, as promptly as possible (and in no event more than ten (10) days from the occurrence of any such Deferred Interests Triggering Event) at Pledgor’s expense in order to give the Collateral Agent a first priority security interest (subject to Permitted Liens) in the Collateral represented by such Deferred Interests. As of the date on which a Lien on any Deferred Interests attaches pursuant to this Section 2.3, the Pledgor shall be deemed to have reaffirmed the representations and warranties set forth in Article III with respect to such Deferred Interests. Notwithstanding anything to the contrary set forth herein, with respect to any Patent Collateral, no Lien or security interest in favor of the Collateral Agent shall attach or be deemed to attach, and Collateral Agent agrees not to take any action to register, record or file any financing statement or other evidence of a Lien or security interest, without the prior written consent of the Pledgor (except that no such consent shall be required if a bankruptcy or insolvency proceeding shall have been commenced by or against Pledgor) if: (i) the attachment, registration, recordation or filing of such Lien could reasonably be expected to (x) result in a breach or violation of any of the terms or provisions of any license, permit or contractual agreement between Pledgor and the DOE or any other applicable governmental authority or (y) limit, invalidate or impair Pledgor’s right to maintain ownership of or license or right to use, such Patent Collateral; or (ii) such Patent Collateral includes classified information and the attachment, registration, recordation or filing of such Lien on such Patent Collateral would constitute a breach or violation of Pledgor’s duty to maintain the confidentiality of such classified information.

8

(c) Without limiting Section 1.2, in no event shall the Collateral include, and Pledgor shall not be deemed to have granted a security interest in any of Pledgor’s rights or interests in, any license, contract or agreement to which Pledgor is a party or any of its or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that immediately upon the ineffectiveness, lapse or termination of any such term, the Collateral shall include, and Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such term had never been in effect; provided further that any Account or money or other amounts due or to become due to Pledgor under any such license, contract or agreement or any proceeds resulting from the sale or other disposition by Pledgor of any rights of Pledgor under any such license, contract or agreement shall at no time be excluded from the Collateral or the security interest granted by Pledgor hereunder in favor of the Collateral Agent.

(d) Except as specifically provided herein or as permitted by the Indenture, Pledgor will not sell or otherwise dispose of, grant any option with respect to, or grant any Lien with respect to or otherwise encumber any of the Deferred Interests or any interest therein; provided that a Lien on Deferred Interests may be granted to secure Designated Senior Claims so long the Collateral Agent also has a Lien on any and all Deferred Interests securing any Designated Senior Claim.

2.4 Inventory Account. Pledgor shall establish, in its own name, an Inventory Account to which all Pledgor-owned uranium and SWU Component in the Inventory shall be credited. The balance of material credited to this Inventory Account shall be reconciled monthly.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Pledgor represents and warrants all of the following set forth in this Article III as follows as of the date hereof:

3.1 Ownership of Collateral. Pledgor owns, or has valid rights as a lessee or licensee, and the power to transfer or pledge with respect to, all Collateral (including without limitation, all Deferred Interests which would become Collateral if a Deferred Interests Triggering Event were to occur) purported to be pledged by it hereunder, free and clear of any Liens, except for the Liens granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and except for Permitted Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral (including without limitation, all Deferred Interests which would become Collateral if a Deferred Interests Triggering Event were to occur) is on file or of record in any government or public office, and no Pledgor has filed or consented to the filing of any such statement or notice, except (i) Uniform Commercial Code financing statements naming the Collateral Agent as secured party and Uniform Commercial Code financing statements which have been terminated, (ii) security instruments filed in the U.S. Copyright Office or the U.S. Patent and Trademark Office naming the Collateral Agent as secured party and (iii) in respect of Permitted Liens.

3.2 Security Interests; Filings. This Agreement, together with (i) the filing of duly completed and authorized Uniform Commercial Code financing statements (A) naming Pledgor as debtor, (B) naming the Collateral Agent as secured party, and (C) describing the Collateral, in the jurisdictions set forth with respect to Pledgor on Annex B hereto, (ii) when the Lien on the Deferred Interests attaches pursuant hereto, the filing of duly completed and executed assignments in the forms set forth as Exhibits B, C and D with the U.S. Copyright Office or the U.S. Patent and Trademark Office, and, as appropriate, with regard to federally registered Copyright Collateral, Patent Collateral and Trademark Collateral of Pledgor, as the case may be, (iii) to the extent required hereunder, the physical delivery to the Collateral Agent of all certificated securities and Instruments included in the Collateral together with undated stock powers or instruments of transfer duly executed in blank and (iv) the entering into of “control agreements” with respect to each Deposit Account and Securities Account to the extent required hereunder, creates, and at all times shall constitute, a valid and perfected security interest in and Lien upon the Collateral that

9

can be perfected by the filing of financing statements under the UCC, or that have been so delivered, or as to which such “control” has been obtained, in each case, in favor of the Collateral Agent, for the benefit of the Secured Parties, to the extent that Articles 8 and 9 of the Uniform Commercial Code are applicable thereto, superior and prior to the rights of all other persons therein (except for Permitted Liens), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to perfect or maintain the perfection and priority of such Lien and security interest, other than actions required with respect to Collateral of the types excluded from Articles 8 or 9 of the Uniform Commercial Code or from the filing requirements under Article 9 of the Uniform Commercial Code by reason of Sections 9-309, 9-310, 9-311 and 9-312 of the Uniform Commercial Code and other than continuation statements required under the Uniform Commercial Code. None of the Equipment is covered by any certificate of title, except for Equipment consisting of motor vehicles. Notwithstanding the foregoing or any other provision of this Agreement, no action need be taken to create, perfect or otherwise protect the security interest under any foreign (i.e. non-U.S.) law.

3.3 Locations. Annex C lists, as to Pledgor, (i) the addresses of its chief executive office, each other place of business, its state of incorporation and organizational I.D. number, (ii) the address of each location where all original invoices, ledgers, chattel paper, Instruments and other records or information evidencing or relating to the Collateral of Pledgor are maintained, and (iii) the address of each location at which any Inventory or Equipment owned by Pledgor is kept or maintained, in each instance except for any new locations established in accordance with the provisions of Section 4.2 and except for Inventory and Equipment which, in the ordinary course of business, is in transit (A) from a supplier to Pledgor or to a location listed on Annex C, (B) between locations listed on Annex C, or (C) to processors or a location listed on Annex C. Except as may be otherwise noted therein, all locations identified in Annex C are leased by the Pledgor or Pledgor has an agreement with the operator thereof to hold Inventory or Equipment on behalf of Pledgor, including pending delivery to a customer. Pledgor does not presently conduct business under any prior or other corporate or company name or under any trade or fictitious names, except as indicated beneath its name on Annex C, and Pledgor has not entered into any contract or granted any Lien within the past five (5) years under any name other than its legal name or a trade or fictitious name indicated on Annex C. Each trade or fictitious name is a trade name and style (and not the name of an independent corporation or other legal entity) by which Pledgor may identify and sell certain of its goods or services and conduct a portion of its business; all related Accounts are owned solely by the Pledgor and are subject to the Liens and other terms of this Agreement; and in no event shall Pledgor assert that products invoiced under the name of any trade or fictitious name that are subject to a dispute with Customers are not subject to the terms of this Agreement as though such trade or fictitious name did not exist.

3.4 Authorization; Consent. No authorization, consent or approval of, or declaration or filing with, any Governmental Authority (including, without limitation, any notice filing with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) is required for the valid execution, delivery and performance by Pledgor of this Agreement, the grant by it of the Lien and security interest in favor of the Collateral Agent provided for herein, or the exercise by the Collateral Agent, in accordance with the Intercreditor Agreement and Security Documents, of its rights and remedies hereunder, except for (i) the filings and actions described in Section 3.2, (ii) in the case of Accounts owing from any federal governmental agency or authority, compliance with the federal Assignment of Claims Act of 1940, as amended, (iii) in the case of Equity Interests, such filings and approvals as may be required in connection with a disposition of any such Collateral by laws affecting the offering and sale of securities generally, (iv) consents and approvals, if any, required from the Department of Energy in its capacity as owner of the plants at which Collateral is located in connection with the exercise of remedies hereunder under circumstances where the Pledgor does not remain in control of such plants or in control of the portion of such plants where Collateral is located, and (v) the other consents and approvals described in Section 8.15. The provisions of this Section 3.4 shall not apply to any Collateral located outside of the United States. Nothing in this Agreement shall be construed to require or authorize the Collateral Agent to comply with the federal Assignment of Claims Act.

3.5 No Restrictions. There are no statutory or regulatory restrictions, prohibitions or limitations on Pledgor’s ability to grant to the Collateral Agent a Lien upon and security interest in the Collateral (including without limitation, all Deferred Interests which would become Collateral if a Deferred Interests Triggering Event were to occur) pursuant to this Agreement or (except for the provisions of the federal Assignment of Claims Act of 1940, as amended, or applicable regulatory limitations on access to U.S. Government-owned facilities) the exercise

10

by the Collateral Agent, in accordance with the Intercreditor Agreement and Security Documents, of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral) except for the restrictions described in Section 8.15 or Section 1.2, and there are no contractual restrictions, prohibitions or limitations on Pledgor’s ability so to grant such Lien and security interest or on the exercise by the Collateral Agent, in accordance with the Intercreditor Agreement and Security Documents, of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral).

3.6 Equity Interests. The Pledgor has no subsidiaries.

3.7 Intellectual Property. Concurrently with the execution and delivery of this Agreement by the Pledgor, the Pledgor has delivered to the Collateral Agent a schedule of material Copyrights, Patents and Trademarks, which schedule correctly sets forth all material registered Copyrights, Patents and Trademarks owned by the Pledgor (other than Copyrights, Patents and Trademarks, the subject matter of which is “classified” for reasons of national security or foreign policy) as of the date hereof. As of date on which the Lien on the Deferred Interests attaches pursuant hereto, Annexes D, E and F correctly set forth all registered Copyrights, Patents and Trademarks owned by Pledgor as of the date thereof and used or proposed to be used in its business. Except to the extent set forth on Schedule I hereto, as of the date hereof and as of the date on which the Lien on such Deferred Interests attaches, Pledgor owns or possesses the valid right to use all Copyrights, Patents and Trademarks material to its business and, to the best of Pledgor’s knowledge, the use thereof by the Pledgor does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. As of the date hereof and as of the date on which the Lien on the Deferred Interests attaches, all Copyrights, Patents and Trademarks (a) have been duly registered in, filed in or issued by the U.S. Copyright Office, United States Patent and Trademark Office or other corresponding offices of other applicable jurisdictions, where such registration or filing is commercially reasonable, the subject matter of the Copyright, Patent or Trademark is not “classified” for reasons of national security or foreign policy, and registration and filing is permitted by applicable law or regulation, and (b) have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States or in each such other jurisdiction, as applicable, except, in each case, for such Patents, Trademarks or Copyrights which, as reasonably determined by the Pledgor consistent with prudent and commercially reasonable business practices (x) are not material to the business of the Pledgor or (y) the Pledgor has abandoned prior to the date on which the Lien on such Deferred Interests attaches.

3.8 Documents of Title. No material bill of lading, warehouse receipt or other document or instrument of title is outstanding with respect to any Collateral other than Inventory or Equipment in transit in the ordinary course of business to a location set forth on Annex C or to or from a supplier or a customer of Pledgor, or to or from a fabricator or other nuclear fuel processor or a storage facility.

3.9 Deposit Accounts and Securities Accounts. Annex G correctly sets forth all Deposit Accounts and Securities Accounts of Pledgor. Other than any Excluded Accounts, each Deposit Account is subject to a deposit account control agreement and each Securities Account is subject to a securities account control agreement (subject to Section 3.2 and 8.16 hereof).

ARTICLE IV

COVENANTS

4.1 Use and Disposition of Collateral. So long as no Event of Default shall have occurred and be continuing, Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement and the Indenture, use, control and manage the Collateral in the operation of its businesses, and receive and use the income, revenue and profits arising therefrom and the Proceeds thereof, in the same manner and with the same effect as if this Agreement had not been made; provided, however, that Pledgor will not sell or otherwise dispose of, grant any option with respect to, or grant any Lien with respect to or otherwise encumber any of the Collateral or any interest therein, except for the security interest created in favor of the Collateral Agent hereunder and except as may be otherwise expressly permitted in accordance with the terms of either this Agreement or the Indenture (including any applicable provisions therein regarding delivery of proceeds of sale or disposition to the Collateral Agent). Nothing herein shall preclude Pledgor from swapping Inventory or Equipment for comparable material or Equipment of equal or greater value in the ordinary course of business.

11

4.2 Change of Name, Locations, etc. Pledgor will not (i) change its name, or, if applicable, the state in which it is registered, (ii) change its chief executive office from the location thereof listed on Annex C, (iii) except as permitted by Section 4.5, remove any Collateral (other than goods in transit), or any books, records or other information relating to Collateral, from the applicable location thereof listed on Annex C or as described in Section 3.3, or keep or maintain any Collateral (other than goods in transit) at a location not listed on Annex C or described in Section 3.3, unless in each case Pledgor has (A) given fifteen (15) days’ prior written notice to the Collateral Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Collateral Agent may (but has no duty to) reasonably request, and (B) delivered to the Collateral Agent via email fifteen (15) days prior to any such change or removal of such documents, instruments and financing statements as may be required under applicable law, and the Collateral Agent has had a reasonable chance to review such documents, instruments and financing statements, paid all necessary filing and recording fees and taxes, in order to perfect and maintain the Lien upon and security interest in the Collateral provided for herein in accordance with the provisions of Section 3.2, delivered an Officers’ Certificate (as defined in the Indenture) certifying the facts of such changes, and taken all other actions reasonably requested by the Collateral Agent (provided that delivery of an opinion of counsel may only be requested where required by the Indenture).

4.3 Records; Inspection.

(a) Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Accounts and all other Collateral, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto, and will furnish to the Collateral Agent such statements, schedules and reports (including, without limitation, accounts receivable aging schedules) with regard to the Collateral or from time to time, as the Collateral Agent may reasonably request.

(b) Pledgor shall, from time to time at such times as may be reasonably requested and upon reasonable notice, make available to the Collateral Agent for inspection and review at Pledgor’s offices copies of all invoices and other documents and information relating to the Collateral (including, without limitation, itemized schedules of all collections of Accounts, showing the name of each account debtor, the amount of each payment and any such other information, if any, as the Collateral Agent shall reasonably request); provided, that Collateral Agent agrees to maintain the confidentiality of such information on terms reasonably acceptable to the Pledgor and provided further that Pledgor shall not be obligated to provide any information that is “classified” for reasons of national security or foreign policy or otherwise restricted from disclosure under applicable laws or agreements.

4.4 Instruments. Pledgor agrees that if any Collateral shall at any time be evidenced by a promissory note, tangible Chattel Paper or other Instrument (other than checks or other Instruments for deposit in the ordinary course of business), subject to the Intercreditor Agreement, the same shall promptly be duly endorsed to the order of the Collateral Agent and physically delivered to the Collateral Agent to be held as Collateral hereunder.

4.5 Inventory and Equipment. Pledgor will, in accordance with sound business practices, maintain all Equipment and Eligible Inventory held by it or on its behalf in good repair and working and saleable or useable condition, except for ordinary wear and tear in respect of the Equipment; provided, that the foregoing shall not restrict or prohibit the Paducah Transition or the transactions contemplated by the ACP Grant. Unless an Event of Default has occurred and is continuing and the Pledgor has knowledge thereof, Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement and the Indenture, process, use, ship, deliver and, in the ordinary course of business or as otherwise permitted under the Indenture, sell, transfer, lease or otherwise dispose of its Inventory or Equipment. Pledgor further agrees that its Inventory will be produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended, if such Inventory is produced by Pledgor at a facility operated by Pledgor in the United States. No Pledgor will, without the Collateral Agent’s prior written consent, alter or remove any identifying symbol or number on any of Pledgor’s Equipment constituting Collateral except pursuant to a sale of such Collateral to a third party permitted by this Agreement or the Indenture.

12

4.6 Taxes. Pledgor will, to the extent required under Section 4.05 of the Indenture, pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and (ii) all lawful claims for taxes, assessment, governmental charges or levies that, if unpaid, might become a Lien upon any of the Collateral.

4.7 Insurance.

(a) Pledgor will maintain and pay for, or cause to be maintained and paid for, with responsible insurance companies, insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is required pursuant to Section 4.12 of the Indenture.

(b) Pledgor hereby irrevocably makes, constitutes and appoints the Collateral Agent at all times during the continuance of an Event of Default, its true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing its name on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

(c) If Pledgor fails to obtain and maintain any of the policies of insurance required to be maintained hereunder or to pay any premium in whole or in part, the Collateral Agent may, without waiving or releasing any obligation or Default, at Pledgor’s expense, but without any obligation to do so, procure such policies or pay such premiums. All sums so disbursed by the Collateral Agent, including reasonable attorneys’ fees, court and out of pocket costs, expenses and other charges related thereto, shall be payable by the Pledgor to the Collateral Agent on demand and shall be additional Secured Obligations hereunder, secured by the Collateral.

(d) Pledgor will deliver to the Collateral Agent, promptly as rendered, true copies of all material claims and reports made in any reporting forms to insurance companies. Pledgor will deliver to the Collateral Agent one or more certificates of insurance evidencing renewal of the insurance coverage required hereunder (or issuance of a replacement policy from another insurance company meeting the requirements of this Section 4.7) plus such other evidence of payment of premiums therefor as the Collateral Agent may request. Upon the reasonable request of the Collateral Agent, from time to time, Pledgor will deliver to the Collateral Agent evidence that the insurance required to be maintained pursuant to this Section is in effect.

4.8 Intellectual Property.

(a) If at any time a Credit Agreement is outstanding and such Credit Agreement requires that the Pledgor deliver an updated schedule of material Copyrights, Patents and Trademarks to the Credit Agreement Agent, then whenever the Pledgor so delivers such an updated schedule to the Credit Agreement Agent, it shall also deliver the copies of such updated schedules to the Collateral Agent. If there is no Credit Agreement outstanding or such Credit Agreement does not require that the Pledgor deliver updated schedules of material Copyrights, Patents and Trademarks periodically, then the Pledgor shall nonetheless deliver updated schedules of Copyrights, Patents and Trademarks included in the Collateral not less frequently than once per calendar year commencing on the first anniversary date of the Deferred Interest Triggering Event and, if an Event of Default shall have occurred and be continuing, updated schedules will be delivered to the Collateral Agent. As of the date on which the Lien on the Deferred Interests attaches, Pledgor will, at its own expense, execute and deliver a fully completed Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement in the respective forms of Exhibits B, C and D, as applicable, with regard to any Copyright Collateral, Patent Collateral or Trademark Collateral (in each case, to the extent registered or filed, subject to the provisions of Section 3.7 hereof), as the case may be, of Pledgor, described in Annexes D, E and F hereto. In the event that after such date, Pledgor shall acquire any registered Copyright Collateral, Patent Collateral or Trademark Collateral or effect any registration of any such Copyright Collateral, Patent Collateral or Trademark Collateral or file any application for registration thereof, within the United States, Pledgor shall promptly furnish written notice thereof to the Collateral Agent together with information sufficient to permit the Collateral Agent, upon its receipt of such notice, to (and Pledgor hereby authorizes the Collateral Agent to) modify this Agreement, as appropriate, by amending Annex D, E or F hereto or to add additional exhibits hereto to include any Copyright Collateral, Patent Collateral or Trademark Collateral (in each case, to the extent registered or filed, subject to the provisions of Section 3.7 hereof) that becomes part of the

13

Collateral under this Agreement, and Pledgor shall additionally, at its own expense, execute and deliver, as promptly as possible (but in any event within ten (10) days) after the date of such notice, with regard to United States Copyrights, Patents and Trademarks, fully completed Copyright Security Agreements, Patent Security Agreements or Trademark Security Agreements in the forms of Exhibits B, C and D, as applicable, together in all instances with any other agreements, instruments and documents that the Collateral Agent may reasonably request from time to time to further effect and confirm the security interest created by this Agreement in such Copyright Collateral, Patent Collateral and Trademark Collateral, and Pledgor hereby appoints the Collateral Agent its attorney-in-fact, upon the occurrence and the continuance of an Event of Default, to execute, deliver and record any and all such agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, being irrevocable for so long as this Agreement shall be in effect with respect to Pledgor. In that connection, Pledgor shall also execute and deliver on the date on which the Lien on the Deferred Interests attaches, one copy of the Special Power of Attorney in the form of Annex H hereto.

(b) The Pledgor shall file and prosecute diligently all applications for registration of Patents, Trademarks or Copyrights now or hereafter pending that would be necessary to the business of the Pledgor to which any such applications pertain, and do all acts (or refrain from doing all acts), in any such instance, reasonably necessary to preserve and maintain all material rights in Patents, Trademarks or Copyrights, unless such Patents, Trademarks or Copyrights are not material to the business of the Pledgor, as reasonably determined by the Pledgor consistent with prudent and commercially reasonable business practices.

(c) From and after the date on which the Lien on the Deferred Interests attaches, Pledgor shall notify the Collateral Agent promptly in writing if it knows or has reason to know that any material Patent Collateral, Trademark Collateral or Copyright Collateral used in the conduct of its business may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the U.S. Patent and Trademark Office, U.S. Copyright Office or any court) regarding Pledgor’s ownership of any material Patent Collateral, Trademark Collateral or Copyright Collateral, its right to register the same, or to keep and maintain the same.

(d) From and after the date on which the Lien on the Deferred Interests attaches, in the event that any Collateral consisting of material Patent Collateral, Trademark Collateral or Copyright Collateral used in the conduct of Pledgor’s business is believed infringed, misappropriated or diluted by a third party, Pledgor shall notify the Collateral Agent promptly in writing after it learns thereof and shall, if consistent with the exercise of reasonable business judgment and applicable laws, regulations and agreements to which the applicable Pledgor is a party, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

(e) From and after the date on which the Lien on the Deferred Interests attaches, upon the occurrence and during the continuance of any Event of Default, Pledgor shall use its commercially reasonable efforts to obtain all requisite consents or approvals from the licensor of each material License included within the Copyright Collateral, Patent Collateral or Trademark Collateral to effect the assignment of all of Pledgor’s right, title and interest thereunder to the Collateral Agent or its designee.

4.9 Delivery of Collateral. Subject to the Intercreditor Agreement and Section 8.16 hereof, all certificates or instruments representing or evidencing any material Account, Equity Interest or other Collateral delivered to the Collateral Agent pursuant to this Agreement, shall be in form suitable for transfer by delivery and shall be delivered together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed, and in each case such other instruments or documents required or as the Collateral Agent may, but is not required to, request (provided that delivery of an opinion of counsel may only be requested where required by the Indenture). Pledgor shall deliver an Officers’ Certificate (as defined in the Indenture) to the Collateral Agent certifying as to the requirements for delivery.

14

4.10 Protection of Security Interest. Pledgor agrees that it will use commercially reasonable efforts, at its own cost and expense, to take any and all actions necessary to warrant and defend the right, title and interest of the Collateral Agent and Secured Parties in and to the Collateral against the claims and demands of all other persons.

4.11 Control of Investment Property, Deposit Accounts and Electronic Chattel Paper. Subject to the Intercreditor Agreement, the last sentence of Section 3.2 and Section 8.16 hereof, if any Investment Property (whether now owned or hereafter acquired) is included in the Collateral, Pledgor will notify the Collateral Agent in writing thereof and will promptly take and cause to be taken all actions required under Articles 8 and 9 of the Uniform Commercial Code and any other applicable law to enable the Collateral Agent (or the Credit Agreement Agent as agent or bailee for the Collateral Agent) to acquire “control” (within the meaning of such term under Section 8-106 (or its successor provision) of the Uniform Commercial Code) of such Investment Property and as may be otherwise necessary to perfect the security interest of the Collateral Agent therein. Subject to the Intercreditor Agreement and Section 8.16 hereof, if any Deposit Account (whether now owned or hereafter acquired), other than any Excluded Account, is included in the Collateral, Pledgor will notify the Collateral Agent in writing thereof and will promptly take and cause to be taken all actions required under Article 9 of the Uniform Commercial Code and any other applicable law to enable the Collateral Agent to acquire “control” (within the meaning of such term under Section 9-104 (or its successor provision) of the Uniform Commercial Code) of such Deposit Account and as may be otherwise necessary to perfect the security interest of the Collateral Agent therein. Subject to the Intercreditor Agreement and Section 8.16 hereof, if any Account of Pledgor would constitute “electronic chattel paper” as defined under the Uniform Commercial Code, Pledgor will promptly notify the Collateral Agent in writing and will take such other steps as may be necessary to give the Collateral Agent (or the holder of any Designated Senior Claim or a representative of such a holder, as agent or bailee for the Collateral Agent) “control” over such electronic chattel paper (within the meaning of Section 9-105 of the Uniform Commercial Code). Notwithstanding the foregoing, the provisions of any control agreement shall provide that the Company may terminate such control agreement by delivery of a written certification to each of the relevant deposit bank, securities intermediary, issuer or custodian, as applicable, and the Collateral Agent that the property subject to such control agreement is subject to another control agreement for the benefit of the holders of any Designated Senior Claims or their agent or other representative who are parties to the Intercreditor Agreement (provided that the foregoing termination shall not apply to any control agreement that established the control of both the Collateral Agent and the holders of any Designated Senior Claims so long as such control is consistent with the priorities established by the Intercreditor Agreement). The Company agrees to use commercially reasonable efforts to cause one of the following to occur (such obligation to use commercial reasonable efforts to continue with respect to each of the following until such efforts are successful as to one of the following or such efforts are unsuccessful as to all of the following): (i) obtain the consent of the applicable holders of Designated Senior Claims or their agent(s) or other representative(s) and the applicable deposit bank, securities intermediary, issuer or custodian, as applicable, to the Collateral Agent retaining its own separate control agreement reflecting the priorities established by the Intercreditor Agreement, (ii) obtain the consent of the applicable holders of Designated Senior Claims or their agent(s) or other representative(s) and the applicable deposit bank, securities intermediary, issuer or custodian, as applicable, to the Collateral Agent being a party to the control agreement in favor of the holders of Designated Senior Claims or their agent(s) and pursuant to such control agreement having the applicable deposit bank, securities intermediary, issuer or custodian, as applicable, agree to follow instructions or entitlement orders, as applicable, of the Collateral Agent without further consent of the Company upon a discharge of the Designated Senior Claims, or (iii) in the event that the provisions of Sections 8-106 and 9-104 of the Uniform Commercial Code are amended in a manner consistent with that set forth in Assembly Bill 9933, cause any control agreement for the benefit of any holders of Designated Senior Claims to be subject to the Uniform Commercial Code. The Company agrees that it will not exercise its right to terminate any such separate control agreements in favor of the Collateral Agent so long as the consent referred to in clause (i) is obtained or if such separate control agreement is amended in accordance with clause (ii) rather than replaced.

4.12 Supplements to Schedules and Annexes. The Pledgor shall, from time to time, amend or supplement in writing and deliver to the Collateral Agent revisions of and supplements to the Annexes and schedules hereto to the extent necessary to disclose new or changed facts or circumstances arising after the date hereof, which, if existing or occurring on such date, would have been required to be set forth or described in such Annex or schedule hereto; provided that (i) in connection with any amendment or supplement to Annex B, the Pledgor shall provide the Collateral Agent at least fifteen (15) days’ advance written notice of any such amendment

15

or supplement (or such shorter period as the Collateral Agent may approve in writing), shall comply with Section 4.2 and shall take any other action reasonably requested by Collateral Agent in connection therewith to maintain the Lien of Collateral Agent on the Collateral after giving effect to such amendment or supplement, (ii) in connection with any amendment or supplement to Annex G, the Pledgor shall provide the Collateral Agent at least fifteen (15) days’ advance written notice of any such amendment or supplement (or such shorter period as the Collateral Agent may approve), shall comply with Sections 3.9 and 4.11 and shall take any other action reasonably requested by Collateral Agent in connection therewith to maintain the Lien of Collateral Agent on the Collateral after giving effect to such amendment or supplement, (iii) in connection with any amendment or supplement to Annex C, the Pledgor shall comply with Section 4.2, (iv) in connection with any amendment or supplement to Annexes D, E or F, the Pledgor shall comply with Section 4.8(a), and (v) no such amendment or supplement to any such Annex shall constitute a waiver of any Default or Event of Default in existence on or prior to the date of such amendment or supplement. Any reference to an Annex or schedule in this Agreement shall refer to such Annex as amended or supplemented from time to time in accordance with this Section 4.12. Pledgor shall deliver an Officers’ Certificate (as defined in the Indenture) to the Collateral Agent certifying as to such changed facts or circumstances.

ARTICLE V

CERTAIN PROVISIONS RELATING TO EQUITY INTERESTS

5.1 Ownership; After-Acquired Equity Interests.

(a) Except as otherwise permitted by the Indenture, Pledgor will cause the Equity Interests pledged by it hereunder to constitute at all times 100% of the capital stock or other Equity Interests in each subsidiary of Pledgor, such that the issuer thereof shall be a wholly owned subsidiary of Pledgor. Unless the Collateral Agent shall have given its prior written consent, Pledgor will not cause or permit any such issuer to issue or sell any new capital stock, any warrants, options or rights to acquire the same, or other Equity Interests of any nature to any person other than Pledgor, or cause, permit or consent to the admission of any other person as a stockholder, partner or member of any such issuer.

(b) If Pledgor shall, at any time and from time to time, acquire any additional capital stock or other Equity Interests in any person of the types described in the definition of the term “Equity Interests”, the same shall be automatically deemed to be Equity Interests, and shall be deemed to be pledged to the Collateral Agent pursuant to Section 2.1 and, subject to the Intercreditor Agreement, Pledgor will forthwith pledge and, subject to Section 8.16 hereof, deposit the same with the Collateral Agent and deliver to the Collateral Agent any certificates or instruments therefor, together with the endorsement of Pledgor (in the case of any promissory notes or other Instruments), undated stock powers (in the case of Equity Interests evidenced by certificates) or other necessary instruments of transfer or assignment, duly executed in blank, together with such other certificates and instruments as the Collateral Agent may, but is not required to, reasonably request (including Uniform Commercial Code financing statements or appropriate amendments thereto), and will promptly thereafter deliver to the Collateral Agent a fully completed and duly executed amendment to this Agreement in the form of Exhibit A (each, a “Pledge Amendment”) in respect thereof. Pledgor hereby authorizes the Collateral Agent to attach each such Pledge Amendment to this Agreement, and agrees that all such Collateral listed on any Pledge Amendment shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof, provided that the failure of Pledgor to execute and deliver any Pledge Amendment with respect to any such additional Collateral as required hereinabove shall not impair the security interest of the Collateral Agent in such Collateral or otherwise adversely affect the rights and remedies of the Collateral Agent hereunder with respect thereto.

(c) Subject to the Intercreditor Agreement and Section 8.16 hereof, if any Equity Interests (whether now owned or hereafter acquired) included in the Collateral are “uncertificated securities” within the meaning of the Uniform Commercial Code or are otherwise not evidenced by any certificate or instrument, each applicable Pledgor will promptly notify the Collateral Agent in writing thereof and will promptly take and cause to be taken, and will (if the issuer of such uncertificated securities is a person other than a direct or indirect subsidiary of the Parent) use its best efforts to cause the issuer to take, all actions required under Articles 8 and 9 of the Uniform Commercial Code and any other applicable law, to enable the Collateral Agent to acquire “control” (within the meaning of such term under Section 8-106 (or its successor provision) of the Uniform Commercial Code) of such uncertificated securities and as may be otherwise necessary or deemed appropriate by the Collateral Agent to perfect the security interest of the Collateral Agent therein.

16

5.2 Voting Rights. So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise all voting and other consensual rights pertaining to its Equity Interests (subject to its obligations under Section 5.1) which have become Collateral, and for that purpose the Collateral Agent will execute and deliver or cause to be executed and delivered to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request in writing to enable the Pledgor to exercise such voting and other consensual rights; provided, however, that the Pledgor will not cast any vote, give any consent, waiver or ratification, or take or fail to take any action, in any manner that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement, the Intercreditor Agreement or the Indenture, or have the effect of impairing the position or interests of the Collateral Agent or any other Secured Party in such Collateral.

5.3 Dividends and Other Distributions. Except as provided otherwise herein or in the Indenture, all interest, income, dividends, distributions and other amounts payable in cash in respect of the Equity Interests which have become Collateral shall be paid to the Collateral Agent and retained by it in a non-interest bearing account as part of the Collateral (except to the extent applied upon receipt to the repayment of the Secured Obligations). The Collateral Agent shall also be entitled at all times to receive directly, and to retain as part of the Collateral, (i) all interest, income, dividends, distributions or other amounts paid or payable in cash or other property in respect of any Equity Interests which have become Collateral in connection with the dissolution, liquidation, recapitalization or reclassification of the capital of the applicable issuer to the extent representing an extraordinary, liquidating or other distribution in return of capital, (ii) all additional Equity Interests or other securities or property (other than cash) paid or payable or distributed or distributable in respect of any Equity Interests which have become Collateral in connection with any noncash dividend, distribution, return of capital, spin-off, stock split, split-up, reclassification, combination of shares or interests or similar rearrangement, and (iii) without affecting any restrictions against such actions contained in the Indenture, all additional Equity Interests or other securities or property (including cash) paid or payable or distributed or distributable in respect of any Equity Interests which have become Collateral in connection with any consolidation, merger, exchange of securities, liquidation or other reorganization. All interest, income, dividends, distributions or other amounts that are received by Pledgor in violation of the provisions of this Section shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of Pledgor and, subject to the Intercreditor Agreement and Section 8.16 hereof, shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements) or in the case of cash, by wire transfer pursuant to payment instructions provided by Collateral Agent to Pledgor. Any such cash shall be retained in a non-interest bearing account.

ARTICLE VI

REMEDIES

6.1 Remedies. If an Event of Default shall have occurred and be continuing, subject to the Intercreditor Agreement (which may limit or preclude the exercise of rights under this Article VI), the Collateral Agent, at the direction of the Trustee acting upon the written direction of the appropriate percentage of Holders under the Indenture, as applicable, shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under the Indenture, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code, and shall be entitled in particular, but without limitation of the foregoing (other than as provided in the Intercreditor Agreement), to exercise the following rights, which Pledgor agrees to be commercially reasonable:

(a) To notify any or all account debtors or obligors under any Accounts or other Collateral of the security interest in favor of the Collateral Agent created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to the Collateral Agent or to an account designated by the Collateral Agent; and in such instance and from and after such notice, all amounts and Proceeds (including wire transfers, checks and other instruments) received by Pledgor in respect of any Accounts or other Collateral shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from the other funds of Pledgor and, subject to the Intercreditor Agreement, shall be forthwith deposited into such account or paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Secured Obligations as provided herein;

17

(b) To receive, open and properly dispose of all mail addressed to Pledgor concerning Accounts and other Collateral and to notify the appropriate postal authority to change the mailing or delivery address of such mail; to accelerate any indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed necessary or appropriate to effect collections and to enforce payment of any Accounts or other Collateral; to settle, compromise or release in whole or in part any amounts owing on Accounts or other Collateral; and to extend the time of payment of any and all Accounts or other amounts owing under any Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as Pledgor might have done;

(c) Subject to applicable law and regulation, to transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to Pledgor and with or without disclosing that such Collateral is subject to the security interest created hereunder;

(d) Subject to applicable law and regulation, to require Pledgor to, and Pledgor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or any part of the Collateral as directed by the Collateral Agent and to the extent permitted by applicable law make it available to the Collateral Agent at a place designated by the Collateral Agent and Pledgor further agrees that the Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale;

(e) To the extent permitted by applicable law, to enter and remain upon the premises of Pledgor and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of Pledgor for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise; and to remove the same to the premises of the Collateral Agent or any designated agent for such time as the Collateral Agent may desire or as is necessary or advisable, in order to effectively collect or liquidate the Collateral;

(f) Subject to applicable law and regulation and the Intercreditor Agreement, to exercise, but only at the request of the Trustee acting in accordance with the Indenture, to the extent permitted by applicable law, (i) all voting, consensual and other rights and powers pertaining to the Equity Interests (whether or not transferred into the name of the Collateral Agent), at any meeting of shareholders, partners, members or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Equity Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange any and all of the Equity Interests upon the merger, consolidation, reorganization, reclassification, combination of shares or interests, similar rearrangement or other similar fundamental change in the structure of the applicable issuer, or upon the exercise by Pledgor or the Collateral Agent of any right, privilege or option pertaining to such Equity Interests), and in connection therewith, the right to deposit and deliver any and all of the Equity Interests with any committee, depositary, transfer agent, registrar or other designated agency and give all consents, waivers and ratifications in respect of the Equity Interests, all without liability except to account for any property actually received by it, but the Collateral Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes Pledgor will promptly execute and deliver or cause to be executed and delivered to the Collateral Agent, all such proxies and other instruments to enable the Collateral Agent to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF PLEDGOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, TO EXERCISE ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY HOLDER OF ANY EQUITY INTERESTS WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE FOR SO LONG AS THIS AGREEMENT SHALL BE IN EFFECT; and

18

(g) Subject to applicable law and regulation, to sell, resell, assign and deliver all or any of the Collateral, in one or more parcels, on any securities exchange on which any Equity Interests may be listed, at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem satisfactory. If any of the Collateral is sold by the Collateral Agent upon credit or for future delivery, the Collateral Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Collateral Agent may, but is not required to, resell such Collateral. In no event shall Pledgor be credited with any part of the Proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Collateral Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor, and Pledgor hereby expressly waives, to the fullest extent permitted under applicable law, all rights of redemption, stay or appraisal, and all rights to require the Collateral Agent to marshal any assets in favor of Pledgor or any other party or against or in payment of any or all of the Secured Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Collateral Agent shall give the Pledgor at least ten (10) days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice Pledgor agrees is commercially reasonable. The Collateral Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Collateral Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Collateral. The Collateral Agent shall, to the extent required by applicable laws, comply with any applicable state or federal law requirements in connection with the sale or other disposition of the Collateral and Pledgor agrees that such compliance is commercially reasonable. The Collateral Agent may sell or otherwise dispose of the Collateral without giving any warranties, specifically disclaiming any warranties of title or the like and Pledgor agrees that such disclaimer is commercially reasonable.

6.2 Application of Proceeds.

(a) Subject to the Intercreditor Agreement, all Proceeds collected by the Collateral Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Collateral Agent hereunder following the occurrence and during the continuance of an Event of Default shall be applied in accordance with the Indenture.

(b) Pledgor shall remain liable to the extent of any deficiency between the amount of all Proceeds realized upon sale, other disposition or collection of the Collateral, and monies held as Collateral pursuant to this Agreement and the aggregate amount of Secured Obligations. Upon any sale of any Collateral hereunder by the Collateral Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt by the Collateral Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

6.3 Grant of License. To the extent permitted by applicable law and the Intercreditor Agreement and solely for the purpose of enabling the Secured Parties to exercise rights and remedies under this Article VI, and at such time as the Secured Parties shall be lawfully entitled to exercise such rights and remedies, Pledgor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Pledgor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of Pledgor to avoid the risk of invalidation of such

19

Trademarks, to use, license or sublicense any Patent Collateral, Trademark Collateral or Copyright Collateral now owned or hereafter acquired by Pledgor, wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as the Collateral Agent shall determine, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sublicense by the Collateral Agent shall be exercised only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each applicable Pledgor notwithstanding any subsequent cure of an Event of Default.

6.4 Private Sales.

(a) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws as in effect from time to time, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Equity Interests conducted without registration or qualification under the Securities Act and such state securities laws, to limit purchasers to any one or more persons who will represent and agree, among other things, to acquire such Equity Interests for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be made in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable, including at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and agrees that the Collateral Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Equity Interests for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Equity Interests, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. Pledgor hereby waives any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which any Equity Interests may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer such Equity Interests to more than one offeree.

(b) Pledgor agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor.

6.5 Waivers. Pledgor, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with the Collateral Agent’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Collateral Agent, but that it will permit the execution of every such power as though no such laws were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Collateral Agent to marshal any Collateral or other assets in favor of Pledgor or any other party or against or in payment of any or all of the Secured Obligations, and (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein or in the other Financing Documents) or to require the Collateral Agent to pursue any third party for any of the Secured Obligations.

20

ARTICLE VII

THE COLLATERAL AGENT

7.1 The Collateral Agent; Standard of Care.

(a) The Collateral Agent will hold all items of the Collateral at any time received under this Agreement in accordance with the provisions hereof and the Indenture. The obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the Indenture are only those expressly set forth in this Agreement and the Indenture. The Collateral Agent shall act at the direction of the Trustee (acting on written direction of the appropriate percentage of Holders under the Indenture) who shall give directions to the Collateral Agent pursuant to the Indenture. The powers conferred on the Collateral Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral, shall not impose any duty upon the Collateral Agent to exercise any such powers and shall not make the Collateral Agent liable to any Person. Except for treatment of the Collateral in its possession in the same manner as that which the Collateral Agent, in its individual capacity, accords its own property of a similar nature for its own account, and the accounting for moneys actually received by it hereunder in the exercise of reasonable care, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Collateral Agent nor any other Secured Party shall be liable to Pledgor (i) for any loss or damage sustained by Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Collateral Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Collateral Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct.

(b) The Collateral Agent shall not be responsible for and makes no representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the Secured Obligations. For the avoidance of doubt, nothing herein shall require the Collateral Agent to file financing statements, continuation statements or termination statements, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Security Document) and such responsibility shall be solely that of the Pledgor. In connection with its execution and acting under this Agreement, the Collateral Agent is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the other Security Documents, all of which are incorporated by reference herein mutatis mutandis. Notwithstanding anything to the contrary herein, express or implied, the Collateral Agent shall have no duty to take any discretionary action or exercise any discretionary powers (including making any determination or deeming any matter appropriate, necessary or satisfactory) unless it first receives written direction from the Trustee acting on behalf of the appropriate percentage of Holders under the Indenture. Furthermore, if the Collateral Agent shall not have received appropriate instruction within 10 days of a request therefor from the Trustee (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the itself and the Trustee and the Collateral Agent shall have no liability to any Person for such action or inaction.

(c) Notwithstanding anything to the contrary herein, whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent, to any amendment, waiver or other modification of this Agreement to be executed (or not to be executed) by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be acting, giving, withholding, suffering, omitting, making or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as

21

directed in accordance with the written direction of the Trustee acting upon the written direction of the appropriate percentage of Holders under the Indenture, as applicable. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim under or in relation to any Security Document, or confer any rights or benefits on any party hereto.

7.2 Further Assurances; Attorney-in-Fact.

(a) Pledgor hereby authorizes the Collateral Agent to sign (to the extent the Pledgor’s signature is required thereon) financing statements and amendments thereto relating to all or any part of the Collateral without the signature of Pledgor (including, without limitation, making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state); provided that, promptly following the filing thereof, the Pledgor shall provide the Collateral Agent with a copy of any initial financing statement filed by it or any amendment to any initial financing statement which changes the collateral description set forth therein. The Pledgor further agrees to execute and deliver to the Collateral Agent such additional conveyances, assignments, agreements and instruments as the Collateral Agent may reasonably require under applicable law to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder.

(b) Pledgor hereby irrevocably appoints the Collateral Agent its lawful attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, the Collateral Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time, after the occurrence and during the continuance of an Event of Default (except for the actions described in clauses (ii), (iv) and (vii) below which may be taken by the Collateral Agent without regard to whether an Event of Default has occurred) to take any action and to execute any instruments that are necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

(i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(ii) to receive, endorse and collect any checks, drafts, instruments, chattel paper and other orders for the payment of money made payable to Pledgor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

(iii) to obtain, maintain and adjust any property or casualty insurance required to be maintained by Pledgor under Section 4.7 and direct the payment of proceeds thereof to the Collateral Agent;

(iv) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent, any such payments made by the Collateral Agent to become Secured Obligations of the Pledgor to the Collateral Agent, due and payable immediately and without demand (provided that the Collateral Agent shall not pay any tax obligation being contested by the Pledgor as indicated on Schedule II hereto);

(v) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(vi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Collateral

22

Agent were the absolute owner of the Collateral for all purposes, and to do from time to time, at the Collateral Agent’s option and the Pledgor’s expense, all other acts and things necessary to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement; and

(vii) to sign the name of Pledgor on (to the extent the Pledgor’s signature is required thereon) and to file any financing statement, continuation statement, notice or other similar document that, in the Collateral Agent’s Permitted Discretion, should be made or filed in order to perfect or continue to perfect the security interest granted under this Agreement;

(c) If Pledgor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Collateral Agent (provided that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Collateral Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgor under Section 8.1.

ARTICLE VIII

MISCELLANEOUS

8.1 Indemnity and Expenses. The Pledgor agrees:

(a) to indemnify and hold harmless the Collateral Agent, the Trustee, each other Secured Party and each of their respective directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys’ fees, out of pocket costs and expenses) in any way arising out of or in connection with this Agreement, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

(b) to pay and reimburse the Collateral Agent and the Trustee upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, out of pocket costs and expenses) that the Collateral Agent may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder (including, without limitation, under Article VI), under the Indenture or Notes or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by Pledgor to perform or observe any of the provisions hereof. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations and the discharge of the Indenture.

8.2 No Waiver. The rights and remedies of the Secured Parties expressly set forth in this Agreement, the Indenture and the Notes are cumulative and in addition, to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Pledgor and the Secured Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or the Indenture or Notes or to constitute a waiver of any Default or Event of Default. No notice to or demand upon Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

8.3 Pledgor’s Obligations Absolute. Until such time as this Agreement terminates pursuant to Section 8.6, Pledgor agrees that its obligations hereunder, and the security interest granted to and all rights, remedies and

23

powers of, the Collateral Agent hereunder, are irrevocable, absolute and unconditional and shall not be discharged, limited or otherwise affected (unless agreed to by the parties hereto) by reason of any of the following, whether or not Pledgor has knowledge thereof:

(i) any change in the time, manner or place of payment of, or in any other term of, any Secured Obligations, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Indenture, the Guarantee, the Notes, any other Security Document or any agreement or instrument delivered pursuant to any of the foregoing;

(ii) the invalidity or unenforceability of any Secured Obligations or any provisions of the Indenture, the Notes, the Guarantee, any other Financing Document or any agreement or instrument delivered pursuant to any of the foregoing;

(iii) the taking, acceptance or release of any Secured Obligations or additional Collateral or other security therefor or the addition or release of any Pledgor hereunder;

(iv) any sale, exchange, release, substitution, compromise, nonperfection or other action or inaction in respect of any Collateral or other direct or indirect security for any Secured Obligations, or any discharge, modification, settlement, compromise or other action or inaction in respect of any Secured Obligations;

(v) any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or remedy in respect of any Secured Obligations or any Collateral or other security therefor, or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

(vi) the exercise of any right or remedy available under the Indenture, the Notes or other Security Document, at law, in equity or otherwise in respect of any Collateral or other security for any Secured Obligations, in any order and by any manner thereby permitted, including, without limitation, foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

(vii) any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of the Issuer, Pledgor or any other person directly or indirectly liable for any Secured Obligations;

(viii) any manner of application of any payments by or amounts received or collected from any person, by whomsoever paid and howsoever realized, whether in reduction of any Secured Obligations or any other obligations of the Issuer, Pledgor or any other person directly or indirectly liable for any Secured Obligations, regardless of what Secured Obligations may remain unpaid after any such application; or

(ix) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Issuer, Pledgor or a surety or guarantor generally, other than a satisfaction and discharge of the Indenture pursuant to Article 12 of the Indenture or a Legal Defeasance or Covenant Defeasance or as otherwise provided in Section 10.04 of the Indenture.

8.4 Enforcement. By its acceptance of the benefits of this Agreement, each Secured Party agrees that this Agreement may be enforced only by the Collateral Agent, acting upon the instructions or with the consent of the the Trustee who shall act in accordance with the Indenture, and that no Secured Party shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Secured Obligations.

24

8.5 Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by Pledgor from, any provision of this Agreement, shall be effective unless in a writing executed and delivered in accordance with Article 9 of the Indenture, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

8.6 Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the earlier of a satisfaction and discharge of the Indenture pursuant to Article 12 of the Indenture or a Legal Defeasance or a Covenant Defeasance or as otherwise provided in Section 10.04 of the Indenture, (ii) be binding upon and enforceable against Pledgor and its successors and assigns (provided, however, that, except as may otherwise be permitted by the Indenture, Pledgor may not sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the requisite Holders pursuant to Article 9 of the Indenture and (iii) inure to the benefit of and, subject to Section 8.4, be enforceable by each Secured Party and its successors and assigns. Upon any sale, lease, transfer or other disposition by Pledgor of any Collateral (including, without limitation, any ACP Property) in a transaction expressly permitted hereunder and under the Indenture, the Lien and security interest created by this Agreement in and upon such Collateral shall be automatically released. Further, upon Pledgor ceasing to be a Guarantor pursuant to a transaction expressly permitted hereunder and under the Indenture, the Lien and security interest created by this Agreement in any Collateral of Pledgor shall be released and the earlier of a satisfaction and discharge of the Indenture pursuant to Article 12 of the Indenture or a Legal Defeasance or a Covenant Defeasance or as otherwise provided in Section 10.04 of the Indenture, this Agreement and the Lien and security interest created hereby shall terminate; and in connection with any such release or termination, the Collateral Agent, at the request and expense of the Pledgor, will execute and deliver to Pledgor such documents and instruments evidencing such release or termination as Pledgor may reasonably request and will assign, transfer and deliver to Pledgor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Collateral Agent (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession). All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Pledge Amendment.

8.7 Notices. All notices and other communications provided for hereunder shall be given to the parties in the manner and subject to the other notice provisions set forth in the Indenture.

8.8 Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

8.9 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

8.10 Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

8.11 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Collateral Agent. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

25

8.12 Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Pledgor hereby submits for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts, waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which Pledgor now or hereafter has to the bringing of any such action or proceeding in such respective jurisdictions and consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, as provided for in Section 8.7. The Collateral Agent may also serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against Pledgor in any other jurisdiction. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

8.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.14 Qualifications Regarding Pledgor Disclosures. Notwithstanding anything to the contrary set forth herein, in no event shall Pledgor be required to provide in any annex, exhibit or schedule hereto, or in response to any disclosure required hereunder, any information that is “classified” for reasons of national security or foreign policy under applicable laws, and each of the Pledgor’s representations and warranties hereunder and the annexes, exhibits and schedules hereto are so qualified.

8.15 Certain Regulatory Restrictions. Notwithstanding anything to the contrary set forth herein, certain rights, remedies and powers provided the Collateral Agent in this Agreement, such as (a) actions by the Collateral Agent that would constitute a direct or indirect transfer of control of one or more Permits (as defined below), within the meaning of Section 184 of the Atomic Energy Act of 1954, as amended, and (b) actions (other than acquiring title or ownership to Inventory or Equipment by foreclosure or otherwise pursuant to existing general licenses from the NRC issued to and generally available for use by any person) that involve taking possession or controlling the use of nuclear materials or facilities for which a Permit is required, are subject to regulatory restrictions that may require the Collateral Agent to obtain the prior written consent or approval of the NRC, and all provisions of this Security Agreement shall be limited to conform with such restrictions. For purposes hereof, “Permits” means permits, licenses, certificates, approvals and other authorizations issued by the NRC, or by a state agency exercising NRC’s authority under an agreement with the NRC.

8.16 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, so long as the Intercreditor Agreement is in effect, any requirement to deliver possession of any Collateral to the Collateral Agent or to give the Collateral Agent “control” over any Collateral shall be deemed to be satisfied if the holder of a Designated Senior Claim or any

26

representative thereof shall have such possession or control and such holder or representative as the case may be has agreed in the Intercreditor Agreement to also hold such possession or control as agent or bailee for the benefit of the Collateral Agent; provided, however, that notwithstanding the foregoing, the Company agrees to use commercially reasonable efforts to cause one of the following to occur (such obligation to use commercial reasonable efforts to continue with respect to each of the following until such efforts are successful as to one of the following or such efforts are unsuccessful as to all of the following): (i) obtain the consent of the applicable holders of Designated Senior Claims or their agent(s) or other representative(s) and the applicable deposit bank, securities intermediary, issuer or custodian, as applicable, to the Collateral Agent retaining its own separate control agreement reflecting the priorities established by the Intercreditor Agreement, (ii) obtain the consent of the applicable holders of Designated Senior Claims or their agent(s) or other representative(s) and the applicable deposit bank, securities intermediary, issuer or custodian, as applicable, to the Collateral Agent being a party to the control agreement in favor of the holders of Designated Senior Claims or their agent(s) and pursuant to such control agreement having the applicable deposit bank, securities intermediary, issuer or custodian, as applicable, agree to follow instructions or entitlement orders, as applicable, of the Collateral Agent without further consent of the Company upon a discharge of the Designated Senior Claims, or (iii) in the event that the provisions of Sections 8-106 and 9-104 of the Uniform Commercial Code are amended in a manner consistent with that set forth in Assembly Bill 9933, cause any control agreement for the benefit of any holders of Designated Senior Claims to be subject to the Uniform Commercial Code.

8.17 No Recourse to the United States. The obligations of the Pledgor under this Agreement, the Indenture and the Notes are the obligations of the Pledgor and are not obligations of, or guaranteed as to principal or interest by, the United States.

[Remainder of Page Intentionally Left Blank]

27

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

PLEDGOR:

UNITED STATES ENRICHMENT CORPORATION

By:
Name:
Title:

[Signature Page to Pledge and Security Agreement]

COLLATERAL AGENT:

DELAWARE TRUST COMPANY, as Collateral Agent

By:
Name:
Title:

[Signature Page to Pledge and Security Agreement]

Exhibit A to

Pledge and Security Agreement

PLEDGE AMENDMENT

THIS PLEDGE AMENDMENT, dated as of             , 20    , is delivered by [NAME OF PLEDGOR] (the “Pledgor”) pursuant to Section 5.1 of the Security Agreement referred to herein below. The Pledgor hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated as of [            ], 2014 (as amended, modified, restated or supplemented from time to time, the “Security Agreement,” capitalized terms defined therein being used herein as therein defined) made by the Pledgor in favor of                     , as trustee and collateral agent for the Holders under the Indenture referred to below (in its capacity as trustee and together with its successors and assigns in such capacity, the “Trustee” and in its capacity as collateral agent and together with its successors and assigns in such capacity, the “Collateral Agent”), and that the Equity Interests listed on Annex A to this Pledge Amendment shall be deemed to be part of the Equity Interests within the meaning of the Security Agreement and shall become part of the Collateral and shall secure all of the Secured Obligations as provided in the Security Agreement. The Pledgor hereby confirms that all representations and warranties set forth in Sections 3.1, 3.2, 3.4, 3.5 and 3.7 of the Security Agreement are true and correct with respect to the Equity Interests listed on Annex A to this Pledge Amendment. This Pledge Amendment and its attachments are hereby incorporated into the Security Agreement and made a part thereof.

UNITED STATES ENRICHMENT CORPORATION

By:

Title:

Annex A

Equity Interests

Name of Issuer	Type of Interests	Certificate No. (if applicable)	No. of Shares/Units (if applicable)	Percentage of Outstanding Interests in Issuer

Exhibit B to

Pledge and Security Agreement

To Be Completed When the

Deferred Interests Attach

SECURITY AGREEMENT

(COPYRIGHTS)

WHEREAS, [                    ], a [                    ] (herein referred to as “Grantor”), has adopted, used and is using the copyrights listed on Schedule I annexed hereto, which copyrights are registered in the United States Copyright Office (the “Copyrights”);

WHEREAS, Grantor has entered into that certain Pledge and Security Agreement dated as of [                    ], 2014 (as amended, modified, restated or supplemented from time to time, the “Security Agreement”; capitalized terms used herein but not otherwise defined herein have the meaning attributed to them in the Security Agreement) between Grantor and                     , as trustee and collateral agent (referred to herein as “Grantee”) for the benefit of the Secured Parties;

WHEREAS, Grantor is obligated to Grantee for the payment and performance of the Secured Obligations; and

WHEREAS, pursuant to the Security Agreement, Grantor has granted to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, all right, title and interest of Grantor in and to the Copyrights, all extensions, continuations, continuations-in-part, renewals and reissues thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may now or hereafter exist by reason of infringement thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further assign unto Grantee and grant to Grantee, for the ratable benefit of the Secured Parties a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the security interest in and mortgage on the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, Grantor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the      day of             , 20    .

[ ]

By:
Name:
Title:

SCHEDULE I TO SECURITY AGREEMENT (COPYRIGHTS)

Exhibit C to

Pledge and Security Agreement

To Be Completed When the

Deferred Interests Attach

SECURITY AGREEMENT

(PATENTS)

WHEREAS, [                    ], a [                    ] (herein referred to as “Grantor”), is the owner and user of the patents issued by and/or patent applications filed with the United States Patent and Trademark Office, as more particularly described on Schedule I annexed hereto (the “Patents”);

WHEREAS, Grantor has entered into that certain Pledge and Security Agreement dated as of [                    ], 2014 (as amended, modified, restated or supplemented from time to time, the “Security Agreement”; capitalized terms used herein but not otherwise defined herein have the meaning attributed to them in the Security Agreement) between Grantor and                     , as trustee and collateral agent (referred to herein as “Grantee”) for the benefit of the Secured Parties;

WHEREAS, Grantor is obligated to Grantee for the payment and performance of the Secured Obligations; and

WHEREAS, pursuant to the Security Agreement, Grantor has granted to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, all right, title and interest of Grantor in and to the Patents, together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents (the “Collateral”), to secure the prompt payment, performance and observance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further grant to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the assignment of, security interest in and mortgage on the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, Grantor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the      day of             , 20    .

[ ]

By:
Name:
Title:

SCHEDULE I TO SECURITY AGREEMENT (PATENTS)

ISSUED PATENTS

Title	Date Issued	Patent No.

PENDING PATENT APPLICATIONS

Title	Serial Number / Filing Date

Exhibit D to

Pledge and Security Agreement

To Be Completed When the

Deferred Interests Attach

SECURITY AGREEMENT

(TRADEMARKS)

WHEREAS, [                    ], a [                    ] (herein referred to as “Grantor”), is the owner and user of the United States registered trademarks and/or trademark applications listed on Schedule I annexed hereto (the “Trademarks”);

WHEREAS, Grantor has entered into that certain Pledge and Security Agreement dated as of [                    ], 2014 (as amended, modified, restated or supplemented from time to time, the “Security Agreement”; capitalized terms used herein but not otherwise defined herein have the meaning attributed to them in the Security Agreement) between Grantor and                     , as trustee and collateral agent (referred to herein as “Grantee”) for the benefit of the Secured Parties;

WHEREAS, Grantor is obligated to Grantee for the payment and performance of the Secured Obligations; and

WHEREAS, pursuant to the Security Agreement, Grantor has granted to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, all right, title and interest of Grantor in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further grant to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the assignment of, security interest in and mortgage on the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, Grantor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the      day of             , 20    .

[ ]

By:
Name:
Title:

SCHEDULE I TO SECURITY AGREEMENT (TRADEMARKS)

REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

Trademark	Reg. Date. (if applicable)	Reg. No./ Serial No.

Page

ANNEX A

[RESERVED]

ANNEX B

Location of Filing for UCC Financing Statements: Secretary of State of the State of Delaware

ANNEX C

(i) Address of Chief Executive Office:

(ii) Address of each other Place of Business:

(iii) State of Incorporation: Delaware

(iv) Organizational I.D. Number:

(v) Address of each location where all original invoices, ledgers, chattel paper, Instruments and other records or information evidencing or relating to the Collateral of Pledgor are maintained:

(vi) Address of each location at which any Inventory or Equipment owned by Pledgor is kept or maintained, in each instance except for any new locations established in accordance with the provisions of Section 4.2 and except for Inventory and Equipment which, in the ordinary course of business, is in transit (A) from a supplier to Pledgor or to a location listed below, (B) between locations listed below, or (C) to processors or a location listed below.

(vii) Except as may be otherwise noted below, all locations identified in clause (vi) above are leased by the Pledgor or Pledgor has an agreement with the operator thereof to hold Inventory or Equipment on behalf of Pledgor, including pending delivery to a customer:

(viii) Pledgor does not presently conduct business under any prior or other corporate or company name or under any trade or fictitious names, except:

(continued)

Page

ANNEX D – [To be Completed When Lien on Deferred Interests Attaches]

COPYRIGHTS AND COPYRIGHT APPLICATIONS

Pledgor	Application or Registration Number	Country	Issue or Filing Date

ANNEX E – [To be Completed When Lien on Deferred Interests Attaches]

PATENTS AND PATENT APPLICATIONS

Pledgor	Application or Registration No.	Country	Inventor	Issue or Filing Date

ANNEX F – [To be Completed When Lien on Deferred Interests Attaches]

TRADEMARKS AND APPLICATIONS

Pledgor	Mark	Application or Registration No.	Country	Issue or Filing Date

-ii-

(continued)

Page

ANNEX G – DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

Deposit Accounts:

Financial Institution	Address	Account Number	Account Holder

Securities Accounts:

Financial Institution	Address	Account Number	Account Holder

ANNEX H – SPECIAL POWER OF ATTORNEY

ANNEX I – COPYRIGHTS ON THE DATE HEREOF

COPYRIGHTS AND COPYRIGHT APPLICATIONS

Pledgor	Application or Registration Number	Country	Issue or Filing Date

-iii-

(continued)

Page

ANNEX J – PATENTS ON THE DATE HEREOF

PATENTS AND PATENT APPLICATIONS

Pledgor	Application or Registration No.	Country	Inventor	Issue or Filing Date

ANNEX K – TRADEMARKS ON THE DATE HEREOF

TRADEMARKS AND APPLICATIONS

Pledgor	Mark	Application or Registration No.	Country	Issue or Filing Date

SCHEDULE I – IP EXCEPTIONS TO SECTION 3.7

SCHEDULE II – TAXES BEING CONTESTED PER SECTION 7.2(b)(iv)

-iv-

(continued)

-v-

(continued)

-vi-

(continued)

		Page

8.16	Intercreditor Agreement	26

8.17	No Recourse to the United States	27

Exhibit A – Pledge Amendment

Exhibit B – Security Agreement (Copyrights)

Exhibit C – Security Agreement (Patents)

Exhibit D – Security Agreement (Trademarks)

Annex A – [Reserved]

Annex B – Filing Locations

Annex C – Pledgor Information

Annex D – Copyrights as of Deferred Interest date

Annex E – Patents as of Deferred Interest date

Annex F – Trademarks as of Deferred Interest date

Annex G – Deposit and Securities Accounts

Annex H – Special Power of Attorney

Schedule I – IP Exceptions to Section 3.7

Schedule II – Taxes being contested per Section 7.2(b)(iv)

-vii-

EXHIBIT F

FORM OF MATURITY DATE EXTENSION NOTICE

[Date]

Centrus Energy Corp.

c/o Delaware Trust Company,

as Trustee and Collateral Agent

[—]

Re:	Centrus Energy Corp. (the “Issuer”)

8.0% PIK Toggle Notes due 2019/2024 (the “Notes”)

Ladies and Gentlemen:

In my capacity as [                    ] of the Issuer, I certify that:

(a) in connection with the [binding agreement that has satisfied such Funding Condition], the Funding Condition, as defined in the Indenture, dated as of September 30, 2014, among the Issuer, United States Enrichment Corporation, a Delaware corporation, and the Trustee, has been satisfied; and

(b) as a result of the satisfaction of the Funding Condition, the Maturity Date of the Notes shall be the Extended Maturity Date (as such terms are defined in the Indenture).

Very truly yours,

By:

[Name of Officer]
[Title of Officer]

F-1